Exhibit 10.31

________________________________________________________

LOAN AGREEMENT

________________________________________________________

Dated as of October 1, 2024

Between

EACH OF THE BORROWERS IDENTIFIED ON SCHEDULE I ATTACHED HERETO,

individually or collectively, as the context may require,
as Borrower

and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, MORGAN STANLEY BANK, N.A. and NATIXIS REAL ESTATE CAPITAL LLC,
collectively, as Lender

Property: Project Alpha Portfolio

ARTICLE 1	DEFINITIONS; PRINCIPLES OF CONSTRUCTION
Section 1.1.	Definitions
Section 1.2.	Principles of Construction
ARTICLE 2	GENERAL TERMS
Section 2.1.	Loan Commitment; Disbursement to Borrower
Section 2.2.	The Loan
Section 2.3.	Disbursement to Borrower
Section 2.4.	The Note and the Other Loan Documents
Section 2.5.	Interest Rate
Section 2.6.	Loan Payments
Section 2.7.	Prepayments
Section 2.8.	Interest Rate Cap Agreement
Section 2.9.	Extension of the Maturity Date
ARTICLE 3	REPRESENTATIONS AND WARRANTIES
Section 3.1.	Legal Status and Authority
Section 3.2.	Validity of Documents
Section 3.3.	Litigation
Section 3.4.	Agreements
Section 3.5.	Financial Condition
Section 3.6.	Disclosure
Section 3.7.	No Plan Assets; FIRRMA
Section 3.8.	Not a Foreign Person
Section 3.9.	Intentionally Omitted
Section 3.10.	Business Purposes
Section 3.11.	Borrower’s Principal Place of Business
Section 3.12.	Status of Property
Section 3.13.	Financial Information
Section 3.14.	Condemnation
Section 3.15.	Separate Lots
Section 3.16.	Insurance
Section 3.17.	Use of Property
Section 3.18.	Leases and Rent Roll
Section 3.19.	Filing and Recording Taxes
Section 3.20.	Management Agreement
Section 3.21.	Illegal Activity/Forfeiture
Section 3.22.	Taxes
Section 3.23.	Permitted Encumbrances
Section 3.24.	Third Party Representations
Section 3.25.	Non-Consolidation Opinion Assumptions
Section 3.26.	Federal Reserve Regulations
Section 3.27.	Investment Company Act

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(continued)

Section 3.28.	Fraudulent Conveyance
Section 3.29.	Intentionally Omitted
Section 3.30.	Anti-Money Laundering and Economic Sanctions
Section 3.31.	Organizational Chart
Section 3.32.	Bank Holding Company
Section 3.33.	Intentionally Omitted
Section 3.34.	Property Document Representations
Section 3.35.	No Change in Facts or Circumstances; Disclosure

Section 3.36 Plainfield Tax Incentive Program

ARTICLE 4	BORROWER COVENANTS
Section 4.1.	Existence
Section 4.2.	Legal Requirements
Section 4.3.	Maintenance and Use of Property
Section 4.4.	Waste
Section 4.5.	Taxes and Other Charges
Section 4.6.	Litigation
Section 4.7.	Access to Property
Section 4.8.	Notice of Default
Section 4.9.	Cooperate in Legal Proceedings
Section 4.10.	Performance by Borrower
Section 4.11.	Federal Reserve Regulations
Section 4.12.	Books and Records
Section 4.13.	Estoppel Certificates
Section 4.14.	Leases and Rents
Section 4.15.	Management Agreement
Section 4.16.	Payment for Labor and Materials
Section 4.17.	Performance of Other Agreements
Section 4.18.	Debt Cancellation
Section 4.19.	ERISA; FIRRMA
Section 4.20.	No Joint Assessment
Section 4.21.	Alterations
Section 4.22.	Property Document Covenants
Section 4.23.	PILOT Leases and PILOT Documents
Section 4.24.	Seismic Work
Section 4.25.	Immediate Repairs

Section 4.26 Plainfield Tax Incentive Documents

ARTICLE 5	ENTITY COVENANTS
Section 5.1.	Single Purpose Entity/Separateness
Section 5.2.	Independent Director
Section 5.3.	Change of Name, Identity or Structure

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(continued)

Section 5.4.	Business and Operations
ARTICLE 6	NO SALE OR ENCUMBRANCE
Section 6.1.	Transfer Definitions
Section 6.2.	No Sale/Encumbrance
Section 6.3.	Permitted Equity Transfers
Section 6.4.	Permitted Property Transfer (Assumption)
Section 6.5.	Lender’s Rights
Section 6.6.	Economic Sanctions, Anti-Money Laundering and Transfers
ARTICLE 7	INSURANCE; CASUALTY; CONDEMNATION; RESTORATION
Section 7.1.	Insurance
Section 7.2.	Casualty
Section 7.3.	Condemnation
Section 7.4.	Restoration
ARTICLE 8	RESERVE FUNDS
Section 8.1.	Required Repairs
Section 8.2.	Intentionally Omitted
Section 8.3.	Leasing Reserve Funds
Section 8.4.	Operating Expense Funds
Section 8.5.	Excess Cash Flow Funds
Section 8.6.	Tax and Insurance Funds
Section 8.7.	The Accounts Generally
Section 8.8.	Letters of Credit

ARTICLE 9	CASH MANAGEMENT
Section 9.1.	Establishment of Certain Accounts
Section 9.2.	Deposits into the Restricted Account; Maintenance of Restricted Account
Section 9.3.	Disbursements from the Cash Management Account
Section 9.4.	Withdrawals from the Debt Service Account
Section 9.5.	Payments Received Under this Agreement
ARTICLE 10	EVENTS OF DEFAULT; REMEDIES
Section 10.1.	Event of Default
Section 10.2.	Remedies
ARTICLE 11	SECONDARY MARKET
Section 11.1.	Securitization
Section 11.2.	Disclosure
Section 11.3.	Reserves/Escrows
Section 11.4.	Servicer

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(continued)

Section 11.5.	Rating Agency Costs and REMIC Savings Clause
Section 11.6.	Mezzanine Option
Section 11.7.	Conversion to Registered Form

Section 11.8. Syndication

ARTICLE 12	INDEMNIFICATIONS
Section 12.1.	General Indemnification
Section 12.2.	Mortgage and Intangible Tax Indemnification
Section 12.3.	ERISA and FIRRMA Indemnification
Section 12.4.	Duty to Defend, Legal Fees and Other Fees and Expenses
Section 12.5.	Survival
Section 12.6.	Environmental Indemnity
ARTICLE 13	EXCULPATION
Section 13.1.	Exculpation
ARTICLE 14	NOTICES
Section 14.1.	Notices
ARTICLE 15	FURTHER ASSURANCES
Section 15.1.	Replacement Documents
Section 15.2.	Recording of Security Instrument, etc.
Section 15.3.	Further Acts, etc.
Section 15.4.	Changes in Tax, Debt, Credit and Documentary Stamp Laws
ARTICLE 16	WAIVERS
Section 16.1.	Remedies Cumulative; Waivers
Section 16.2.	Modification, Waiver in Writing
Section 16.3.	Delay Not a Waiver
Section 16.4.	Waiver of Trial by Jury
Section 16.5.	Waiver of Notice
Section 16.6.	Remedies of Borrower
Section 16.7.	Marshalling and Other Matters
Section 16.8.	Waiver of Statute of Limitations
Section 16.9.	Waiver of Counterclaim
Section 16.10.	Sole Discretion of Lender
ARTICLE 17	MISCELLANEOUS
Section 17.1.	Survival
Section 17.2.	Governing Law
Section 17.3.	Headings
Section 17.4.	Severability
Section 17.5.	Preferences

-iv-

(continued)

Section 17.6.	Expenses
Section 17.7.	Cost of Enforcement
Section 17.8.	Schedules Incorporated
Section 17.9.	Offsets, Counterclaims and Defenses
Section 17.10.	No Joint Venture or Partnership; No Third Party Beneficiaries
Section 17.11.	Publicity
Section 17.12.	Limitation of Liability
Section 17.13.	Conflict; Construction of Documents; Reliance
Section 17.14.	Entire Agreement
Section 17.15.	Liability
Section 17.16.	Duplicate Originals; Counterparts
Section 17.17.	Brokers
Section 17.18.	Set-Off
Section 17.19.	Unintended Payments
Section 17.20.	Contributions and Waivers

Section 17.21. Cross-Default, Cross Collateralization; Waiver of Marshalling of Assets

Section 17.22 Acknowledgement and Consent to Bail-In of Affected Financial Institutions

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LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of October 1, 2024 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America, having an address at 383 Madison Avenue, New York, New York 10179 (“JPM”), MORGAN STANLEY BANK, N.A., a national banking association, having an address at 1585 Broadway, New York, New York 10036 (“MS”), and NATIXIS REAL ESTATE CAPITAL LLC, a Delaware limited liability company, having an address at 1251 Avenue of the Americas, New York, New York 10020 (“Natixis”; and together with JPM and MS and each of their respective successors and permitted assigns, individually and/or collectively, as the context may require, “Lender”), and EACH OF THE BORROWERS IDENTIFIED ON SCHEDULE I ATTACHED HERETO, each a Delaware limited liability company or Delaware limited partnership, as applicable, each having its principal place of business at 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067 (each, an “Individual Borrower” and, individually and/or collectively, as the context may require, “Borrower”).

RECITALS:

Borrower desires to obtain the Loan (defined below) from Lender.

Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (defined below).

In consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

ARTICLE 1

DEFINITIONS; PRINCIPLES OF CONSTRUCTION
Section 1.1.Definitions.

For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Acceptable LLC” shall mean a limited liability company formed under Delaware law which (i) has two Independent Directors, (ii) has organizational documents that require that, upon the dissolution of the last remaining member or the resignation or the disassociation of the last remaining member from such limited liability company, such Independent Directors shall immediately become Special Members of such limited liability company, (ii) meets all of the requirements of Section 5.1 hereof applicable to limited liability companies and (iii) otherwise meets the Rating Agency criteria then applicable to such entities.

“Account Collateral” shall mean (i) the Accounts, and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Accounts from time to time; (ii) any and all amounts invested in Permitted Investments; (iii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and (iv) to the extent not covered by clauses (i) - (iii) above, all “proceeds” (as defined under the UCC as in effect in the State in which the Accounts are located) of any or all of the foregoing.

“Accounts” shall mean the Cash Management Account, the Debt Service Account, the Restricted Account, the Tax Account, the Insurance Account, the Leasing Reserve Account, the Excess Cash Flow Account, the Operating Expense Account and any other account established by this Agreement or the other Loan Documents.

“Act” shall have the meaning set forth in Section 5.1 hereof.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control or ownership with such Person or is a director or officer of such Person or of an affiliate of such Person or, with respect to any natural Person, is a member of the Family Group of such Person.

“Affiliated Manager” shall mean any managing agent of any Property which is an Affiliate of Borrower, Guarantor, Sponsor, any SPE Component Entity (if any) or any Affiliate of such entities.

“Agent” shall have the meaning set forth in Section 11.8(a)(iv) hereof.

“Aggregate Material Adverse Effect” shall mean a material adverse effect on (i) the Properties, taken as a whole, (ii) the business, economic performance or financial condition of Borrower, Guarantor, Sponsor or the Properties, taken as a whole, (iii) the enforceability, validity, perfection or priority of the lien of the Security Instrument or the other Loan Documents, or (iv) the ability of Borrower and/or Guarantor to perform, in all material respects, its obligations under the Security Instrument or the other Loan Documents.

“AREIT” shall mean Ares Real Estate Income Trust Inc., a Maryland corporation.

“AREIT OP” shall mean AREIT Operating Partnership LP, a Delaware limited partnership.

“Allocated Loan Amount” shall mean the portion of the principal amount of the Loan allocated to any applicable Individual Property as set forth on Schedule V hereof.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Alteration Threshold” shall mean an amount equal to the lesser of (i) ten percent (10%) of the Allocated Loan Amount for the applicable Individual Property and (ii) five percent (5%) of the original principal amount of the Loan.

“Alternate Rate” shall mean, with respect to each Interest Accrual Period and Component, the per annum rate of interest of the applicable Benchmark Replacement, determined by Lender for such Interest Accrual Period, plus the Spread for such Component.

“Alternate Rate Loan” shall mean the Loan at such time as interest thereon accrues at a per annum floating rate of interest equal to the Alternate Rate.

“Applicable Contribution” shall have the meaning set forth in Section 17.20 hereof.

“Approved Accounting Method” shall mean GAAP, federal tax basis accounting (consistently applied) or such other method of accounting, consistently applied, as may be reasonably acceptable to Lender.

“Approved Annual Budget” shall have the meaning set forth in Section 4.12 hereof.

“Approved Bank” shall mean a bank or other financial institution, the long-term unsecured debt rating of which are at least “A+” by S&P, Fitch and DBRS Morningstar and “A1” by Moody’s and the short-term unsecured debt ratings of which are at least “A-1” by S&P, “F1” by Fitch, “R-1” by DBRS Morningstar and “P-1” by Moody’s.

“Approved Extraordinary Expense” shall mean an operating expense of the Property not set forth on the Approved Annual Budget but approved by Lender in writing (which such approval shall not be unreasonably withheld, conditioned or delayed).

“Approved ID Provider” shall mean each of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company and Lord Securities Corporation; provided, that, (A) the foregoing shall be deemed Approved ID Providers unless and until disapproved by any Rating Agency and (B) additional national providers of Independent Directors may be deemed added to the foregoing hereunder to the extent approved by the Rating Agencies.

“Approved Operating Expense” shall mean an operating expense of the Property set forth on the Approved Annual Budget.

“Approved Replacement Guarantor” shall mean Sponsor or an Affiliate of Sponsor, provided, that, in each case, such Person, (a) satisfies the Eligibility Requirements, (b) is subject to service of process in the United States and is subject to jurisdiction in the courts of the United States, and (c) is not a Disqualified Person.

“Approved Replacement Guarantor Conditions” means that: (i) Approved Replacement Guarantor has duly executed and delivered to Lender a guaranty in substantially the same form and substance as the Guaranty, subject only to changes based on the identity of Approved Replacement Guarantor and to provide that the Approved Replacement Guarantor is only liable under the Guaranty for (A) liabilities as a result of an act, omission or occurrence first arising or accruing on or after the date of the execution of the Guaranty, (B) liabilities as a result of the Event of Default or other act, omission or occurrence for which such Guaranty is being delivered by the Approved Replacement Guarantor to cure, if any, and (C) liabilities for Losses or other expenses and/or damages first arising, accruing, suffered or realized on or after the date of the execution of the Guaranty, regardless of when the act, omission or occurrence giving rise to such Losses or other expense and/or damages occurred (or such other changes requested by the applicable replacement guarantor and approved by Lender in its sole discretion (exercised in good faith)); (ii) Approved Replacement Guarantor has delivered to Lender evidence reasonably acceptable to Lender that such Person is an Approved Replacement Guarantor; (iii) Approved Replacement Guarantor has delivered to Lender (x) such organizational documents, resolutions and consents as Lender reasonably requests or that are referenced in the opinion delivered pursuant to the following subclause (y) below, and (y) one or more legal opinions in form and substance reasonably satisfactory to Lender addressing the authority, execution and enforceability of any such Person and the applicable documents which such Person is executing in connection with the Loan, and such other opinions (including non-consolidation) as Lender may reasonably request; and (iv) Borrower and/or Guarantor have paid all of Lender’s reasonable out-of-pocket costs and expenses, including reasonable attorneys’ fees, actually incurred in connection with such Approved Replacement Guarantor Conditions, even if same is not ultimately satisfied.

“Assignment and Assumption” shall have the meaning set forth in Section 11.8(a)(i) hereof.

“Assignment of Management Agreement” shall mean that certain Conditional Assignment of Management Agreement dated as of the date hereof among Lender, Borrower and Manager, as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of any Affected Financial Institution.

“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank” shall be deemed to refer to the bank or other institution maintaining the Restricted Account pursuant to the Restricted Account Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

“Bankruptcy Event” shall mean the occurrence of any one or more the of the following: (i) Borrower or any SPE Component Entity shall commence any case, proceeding or other action (A) under the Bankruptcy Code and/or any Creditors Rights Laws seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, liquidation or dissolution or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; (ii) Borrower or any SPE Component Entity shall make a general assignment for the benefit of its creditors; (iii) any Borrower Party or Affiliate Controlled by Guarantor files, or joins or colludes in the filing of, (A) an involuntary petition against Borrower or any SPE Component Entity under the Bankruptcy Code or any other Creditors Rights Laws, or solicits or causes to be solicited or colludes with petitioning creditors for any involuntary petition under the Bankruptcy Code or any other Creditors Rights Laws against Borrower or any SPE Component Entity or (B) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of Borrower’s or any SPE Component Entity’s assets; (iv) Borrower or any SPE Component Entity files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Creditors Rights Laws, or solicits or causes to be solicited or colludes with petitioning creditors for any involuntary petition from any Person; (v) any Borrower Party or Affiliate Controlled by Guarantor consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower, any SPE Component Entity or any portion of the Property; (vi) Borrower or any SPE Component Entity makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (vii) any Borrower Party or Affiliate Controlled by Guarantor contesting or opposing any motion made by Lender to obtain relief from the automatic stay or seeking to reinstate the automatic stay in the event of any proceeding under the Bankruptcy Code or any other Creditors Rights Laws involving Sponsor or its subsidiaries; and (viii) any Borrower Party or Affiliate Controlled by Guarantor taking any action in furtherance of, in collusion with respect to or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in items (i) through (vii) above.

“Benchmark” shall mean, (i) initially, the Term SOFR Reference Rate; and (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then the applicable Benchmark Replacement.

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the sum of (a) the alternate benchmark rate that has been selected by Lender giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate balance sheet loans at such time and (b) the Benchmark Replacement Adjustment; provided that, in no event shall the Benchmark Replacement for any Interest Accrual Period be deemed to be less than zero.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Lender giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate balance sheet loans at such time.

“Benchmark Replacement Conditions” shall mean, with respect to any conversion of the Benchmark to a Benchmark Replacement if any portion of the Loan is or will be included in a REMIC Trust, either (i) receipt by Lender of an opinion of nationally recognized REMIC counsel, in form and substance reasonably acceptable to Lender, that such conversion complies with the applicable REMIC requirements, or (ii) formal guidance shall have been issued by the IRS to the effect that such conversion will comply with such REMIC requirements.

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:

(1)	in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide the Benchmark (or such component thereof); and

(2)

in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any available tenor of such Benchmark (or such component thereof) continues to be provided on such date.

Notwithstanding the foregoing, if any portion of the Loan is or will be included in a REMIC Trust, in no event shall the Benchmark Replacement Date occur prior to satisfaction of the Benchmark Replacement Conditions or waiver thereof by Lender.

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component thereof);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or the published component used in the calculation thereof), the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component thereof); or

(3)

a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that the Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

“Benchmark Unavailability Period” shall mean, unless and until a Benchmark Replacement is implemented with respect to the then-current Benchmark pursuant to Section 2.5(b)(v)(A) (rather than pursuant to Section 2.5(b)(iii)), each (if any) Interest Accrual Period for which the Lender determines that (a) adequate and reasonable means do not exist for ascertaining the component of the Interest Rate based on Term SOFR (or the then-current Benchmark if the Loan is then an Alternate Rate Loan) (including, if the Benchmark is the Term SOFR Reference Rate, that Term SOFR cannot be determined in accordance with the definition thereof) or (b) that it is unlawful to use the then-current Benchmark to determine the applicable Interest Rate for any Interest Accrual Period.

“Benefit Amount” shall have the meaning set forth in Section 17.20 hereof.

“Borrower Interest Rate Cap Party” shall mean Parent Borrower, or any other Individual Borrower selected by Borrower and party to any Interest Rate Cap Agreement, Replacement Interest Rate Cap Agreement, or Substitute Interest Rate Cap Agreement, as may be in effect from time to time, in accordance with the terms hereof.

“Borrower Party” and “Borrower Parties” shall mean each of Borrower, any SPE Component Entity, Sponsor, any Affiliated Manager and Guarantor.

“Breakage Costs” shall have the meaning set forth in Section 2.5(b)(viii) hereof.

“Business Day” shall mean any day, other than a Saturday, Sunday or any other day on which commercial banks are authorized or required by applicable Legal Requirements to close in New York, New York.

“Cash Management Account” shall have the meaning set forth in Section 9.1 hereof.

“Cash Management Provisions” shall mean the representations, covenants and other terms and conditions of this Agreement and the other Loan Documents (including, without limitation, the Restricted Account Agreement) related to, in each case, cash management and/or other related matters (including, without limitation, Article 9 hereof).

“Casualty” shall have the meaning set forth in Section 7.2 hereof.

“Casualty Consultant” shall have the meaning set forth in Section 7.4 hereof.

“Cause” means, with respect to an Independent Director, (i) intentional acts or omissions by such Independent Director that constitute willful disregard of, or bad faith with respect to, such Independent Director’s duties under this Agreement, (ii) that such Independent Director has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Director, (iii) that such Independent Director is unable to perform his or her duties as Independent Director due to death, disability, incapacity, its resignation or other cause or (iv) that such Independent Director no longer meets the definition of Independent Director.

“Closing Date” shall mean the date of the funding of the Loan.

“Closing Date Debt Yield” shall mean 7.4%.

“Closing Date Free Rent” shall have the meaning set forth in Section 8.2.

“Co-Lender” shall have the meaning set forth in Section 11.8(a)(i) hereof.

“Co-Lending Agreement” shall mean the co-lending agreement entered into between Lender, individually as a Co-Lender and as Agent, and the other Co-Lenders in the event of a Syndication, as the same may be further supplemented modified, amended or restated.

“Collateral Assignment of Interest Rate Cap Agreement” shall mean that certain Collateral Assignment of Interest Rate Cap Agreement, dated as of the date hereof, executed by Borrower in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Collateral Cure Conditions” shall be deemed to exist if and for so long as Borrower shall deposit cash into an Account with Lender or shall deliver to Lender a Letter of Credit which, in either case, shall serve as additional collateral for the Loan, in an amount equal to Collateral Deposit Amount and, thereafter, for so long as Borrower elects to satisfy the Collateral Cure Conditions in order to avoid a Trigger Period (as set forth in clause (A)(ii) of the definition of Trigger Period hereunder), Borrower shall, from time to time deposit additional cash collateral or increase the amount of the Letter of Credit by any amount required to cause such cash collateral or Letter of Credit to equal to the Collateral Deposit Amount (as applicable), as of any date of determination. Lender acknowledges that the collateral referenced in this definition shall be returned to Borrower, provided that no Event of Default is ongoing, at such time as the Trigger Period that the Collateral Cure Conditions relate to would have been cured had Borrower not satisfied the Collateral Cure Conditions (i.e. at such time as the Debt Yield (without taking into account the cash deposit and/or Letter of Credit) shall equal or be greater than 6.50% for two (2) consecutive calendar quarters).

“Collateral Deposit Amount” shall mean an amount, which if applied as a voluntary prepayment of the Loan (together with payment of the applicable Prepayment Premium, if any), would be sufficient to result in a Debt Yield of at least 6.50%.

“Component” shall mean, individually, any one of Component A, Component B, Component C, Component D, Component E, Component F or Component HRR.

“Components” shall mean, collectively, Component A, Component B, Component C, Component D, Component E, Component F or Component HRR.

“Component A” shall mean the component of the Loan designated as “A” in Section 2.11 hereof.

“Component B” shall mean the component of the Loan designated as “B” in Section 2.11 hereof.

“Component C” shall mean the component of the Loan designated as “C” in Section 2.11 hereof.

“Component D” shall mean the component of the Loan designated as “D” in Section 2.11 hereof.

“Component E” shall mean the component of the Loan designated as “E” in Section 2.11 hereof.

“Component F” shall mean the component of the Loan designated as “F” in Section 2.11 hereof.

“Component HRR” shall mean the component of the Loan designated as “HRR” in Section 2.11 hereof.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result, in lieu or in anticipation, of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” “Determination Date,” “Interest Accrual Period,” “Monthly Payment Date,” and “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, preceding and succeeding business day conventions and other administrative or operational matters) that the Lender determines are  necessary (after consultation with Borrower) to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender decides that adoption of any portion of such market practice is not administratively feasible or if the Lender determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Lender decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents); provided, in each case, in no event shall Conforming Changes (a) result in an increase to (x) the number of days between the Monthly Payment Date and the end of the applicable Interest Accrual Period or (y) the Interest Rate in effect immediately prior to the adoption of such Conforming Changes other than a change due to the Benchmark Replacement Adjustment or (b) amend the Monthly Payment Date.

“Constituent Owner” shall mean, as to any Person, any Person that owns a direct or indirect interest in such Person.

“Contribution” shall have the meaning set forth in Section 17.20 hereof.

“Control” shall mean the power to direct the management and policies of an entity, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise. The terms “Controlled” and “Controlling” shall have correlative meanings. A general partner, managing partner, managing member, manager or similarly empowered Person (each, a “Controlling Person”) with respect to a partnership, limited liability company or other entity shall have “Control” over such partnership, limited liability company or other entity even if one or more other Persons have customary major decision rights typically given to non-managing partners, members or other owners; provided that customary major decisions rights of holders of direct or indirect interests in any Individual Borrower shall not constitute “Control” by such holders nor shall such major decision rights negate “Control” by the party that is subject to such major decision rights; provided, further, that a change in Control shall not be deemed to have occurred as a result of any change in the composition of the board of directors (or similar management committee) or any officers managing any Person that is a direct or indirect owner of Borrower.  The terms “Controlled” and “Controlling” shall have correlative meanings.

“Counterparty” shall mean the counterparty under any Interest Rate Cap Agreement, Replacement Interest Rate Cap Agreement or Substitute Interest Rate Cap Agreement, which counterparty shall satisfy the Minimum Counterparty Rating. Notwithstanding anything to the contrary, SMBC Capital Markets, Inc. shall qualify as a Counterparty subject to providing, if such entity does not itself satisfy the Minimum Counterparty Rating, a guaranty on SMBC’s then-customary form from an affiliate satisfying the Minimum Counterparty Rating.

“Covered Rating Agency Information” shall mean any Provided Information furnished to the Rating Agencies in connection with issuing, monitoring and/or maintaining the Securities.

“Creditors Rights Laws” shall mean any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.

“Crowdfunded Person” shall mean a Person capitalized primarily by monetary contributions (A) of less than $35,000 each from more than 35 investors who are individuals and (B) which are funded primarily (I) in reliance upon Regulation Crowdfunding promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended and/or (II) through internet-mediated registries, platforms or similar portals, mail-order subscriptions, benefit events and/or other similar methods.

“DBRS Morningstar” shall mean DBRS, Inc. and its successor-in-interest.

“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement or the other Loan Documents (including, without limitation, all sums advanced and costs and expenses incurred (including unpaid or unreimbursed servicing and special servicing fees) by Lender in connection with the enforcement and/or collection of the Debt or any part thereof).

“Debt Service” shall mean, with respect to any particular period of time, scheduled principal (if applicable) and interest payments hereunder (including, as and to the extent applicable, interest accruing at the Default Rate).

“Debt Service Account” shall have the meaning set forth in Section 9.1 hereof.

“Debt Service Coverage Ratio” shall mean the ratio calculated by Lender on a monthly basis of (i) the Underwritten Net Operating Income to (ii) the aggregate amount of Debt Service which would be due for the twelve (12) month period immediately following the date of calculation, calculated assuming an amount of debt equal to the outstanding principal balance of the Loan on the date of calculation and an interest rate equal to the sum of the weighted average of the Spread plus the applicable Strike Rate, and assuming that the Loan will be in place for the entirety of said period at the then-outstanding principal balance of the Loan as of the date of calculation.

“Debt Yield” shall mean, as of any date of calculation, a ratio conveyed as a percentage in which: (i) the numerator is the Underwritten Net Operating Income; and (ii) the denominator is the then outstanding principal balance of the Loan.

“Default” shall mean the occurrence of any event hereunder or under the Note or the other Loan Documents which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Prepayment Premium” shall mean an amount equal to the greater of (i) five percent (5%) of the amount of Debt prepaid and (ii) the Prepayment Premium.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the Maximum Legal Rate, or (ii) the sum of (a) the Interest Rate and (b) five percent (5%).

“Default Release” shall have the meaning set forth in Section 2.10 hereof.

“Determination Date” shall mean, with respect to any Interest Accrual Period, (a) if the Loan is a SOFR Loan, the Periodic Term SOFR Determination Day for such Interest Accrual Period, (b) if the component of the Interest Rate based on Term SOFR (or the then-current Benchmark if the Loan is then an Alternate Rate Loan) is replaced with the Prime Index Rate pursuant to Section 2.5(b)(iii) hereof, the date that is two (2) Business Days prior to the commencement date of such Interest Accrual Period, or (c) if the Loan is an Alternate Rate Loan, the date and time determined by Lender in accordance with the Conforming Changes.

“Disclosure Documents” shall mean, collectively and as applicable, any structural and collateral term sheet (but excluding any pre-marketing term sheet), offering circular, prospectus, prospectus supplement, private placement memorandum or other offering document (but excluding any such similar offering documents delivered in connection with any pre-marketing), in each case, in preliminary or final form, used in connection with a Securitization, that has been (i) delivered to Borrower by Lender for Borrower’s review (which delivery may be by email) and (ii) designated as a “Disclosure Document” by Lender in its reasonable discretion in a written notice to Borrower (which notice may be by email).

“Disqualified Person” means any Person if, at the time as of which a determination is required under the terms of this Agreement:

(a)such Person is a Prohibited Person;

(b)such Person has the benefit of sovereign immunity (unless such Person has waived such sovereign immunity in writing);

(c)such Person is a Prohibited Entity;

(d)such Person, or any Person that Controls such Person, is, or has been within the last seven (7) years, a debtor in any case, proceeding or other action under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors; or

(e)such Person, or any Person that Controls such Person or is Controlled by such Person, to the knowledge of the Person seeking the applicable approval or as reasonably determined by Lender, has been, within the last seven (7) years, (i) convicted of, or pleaded guilty to, a felony relating to financial crimes involving dishonesty, fraud or moral turpitude, or (ii) subject to a material governmental or regulatory investigation which resolved in a final, non-appealable conviction for criminal activity involving moral turpitude, or to a material a civil proceeding in which such Person was found liable in a final non-appealable judgment to have attempted to hinder, delay or defraud creditors.

“Division” shall have the meaning set forth in Section 5.1 hereof.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA

Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) which has authority to exercise any Write-Down and Conversion Powers.

“Eligibility Requirements” means, with respect to any Person, that such Person (a) either (1) has a Net Worth equal to or in excess of One Hundred Twenty Million and No/100 Dollars ($120,000,000.00) (exclusive of the Property) or (2) has otherwise been approved, in writing by Lender, and (b) is regularly engaged in the business of making or owning (or, in the case of a pension advisory firm, asset manager, registered investment advisor or manager or similar fiduciary, regularly engaged in managing investments in) commercial real estate loans (including participation interests in commercial real estate loans and mezzanine loans to direct or indirect owners of commercial properties, which loans are secured by pledges of direct or indirect ownership interests in the owners of such commercial properties), originating preferred equity investments, owning or operating commercial properties or making investments in commercial real estate.

“Eligible Account” shall mean a separate and identifiable account from all other funds (a) held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. § 9.10(b), having in either case a combined capital and surplus of at least $50,000,000.00 and subject to supervision or examination by federal and state authority, as applicable or (b) following a Securitization, held by a Servicer acceptable to the Rating Agencies, which complies with the definition of Eligible Institution. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean either (a) other than its capacity as Bank or holder of any Reserve Account or Restricted Account that is subject to the immediately succeeding clause (b) or (c), a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short-term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P, “P-1” by Moody’s and “F-1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of Letters of Credit and accounts in which funds are held for more than thirty (30) days, the long-term unsecured debt obligations of which are rated at least “AA-” by Fitch and S&P and “Aa3” by Moody’s), (b) if any of the Securities or any class thereof in any Securitization is rated by Moody’s, in its capacity as Servicer or holder of the Cash Management Account, Debt Service Account or any Reserve Account, a depository institution or trust company insured by the Federal Deposit Insurance Corporation the long-term deposit ratings of which are rated at least “A2” by Moody’s, (c) if any of the Securities or any class thereof in any Securitization is rated by Moody’s, in its capacity as Bank or holder of any Restricted Account, a depository institution or trust company insured by the Federal Deposit Insurance Corporation the long-term unsecured debt obligations of which are rated at least “Baa3” by Moody’s, (d) if any of the Securities or any class thereof in any Securitization is rated by S&P and/or Fitch, in its capacity as Servicer or Bank, and/or holder of any Reserve Account or Restricted Account, Bank of America, N.A., KeyBank National Association, Wells Fargo Bank, National Association, Capital One, N.A., PNC

Bank, N.A. or U.S. Bank, N.A., provided, that, in each case the applicable ratings of such entity are not reduced below the lower of (i) the ratings for S&P and/or Fitch, as applicable, set forth in subsection (a) hereof and (ii) such entity’s ratings by S&P and/or Fitch, as applicable, in effect as of the Closing Date, or, with respect to each of the foregoing clauses (a), (b), (c) or (d), such other financial institution reasonably acceptable to Lender, which, to the extent any of the Securities or any class thereof in any Securitization is rated by Moody’s, shall be evidenced by a Rating Agency Confirmation.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender and the Indemnified Parties (as defined therein), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Laws” shall have the meaning set forth in the Environmental Indemnity.

“Equity Collateral” shall have the meaning set forth in Section 11.6 hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may heretofore have been or may hereafter be amended, restated, replaced or otherwise modified.

“Erroneous Payment” shall have the meaning set forth in Section 17.19 hereof.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” shall have the meaning set forth in Section 10.1 hereof.

“Excess Cash Flow” shall have the meaning set forth in Section 9.3 hereof.

“Excess Cash Flow Account” shall have the meaning set forth in Section 8.5 hereof.

“Excess Cash Flow Funds” shall have the meaning set forth in Section 8.5 hereof.

“Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

“Exchange Act Filing” shall have the meaning set forth in Section 11.1 hereof.

“Excluded Taxes” shall mean any of the following taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender: (i) any U.S. federal withholding taxes imposed under FATCA, (ii) income, franchise taxes, branch profit and other taxes of the United States of America imposed by the jurisdiction under the laws of which Lender is organized or any political subdivision or taxing authority thereof or therein or imposed by the jurisdiction of Lender’s applicable lending office where Lender is resident or engaged in business or any political subdivision or taking authority thereof or therein, or taxes that are imposed as a result of a present or former connection between Lender and the jurisdiction imposing such tax (other than connections arising from Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document or sold or assigned an interest in the Loan or any Loan Document), and (iii) U.S. federal withholding taxes imposed on amounts payable to or for the account of Lender with respect to an applicable interest in the Loan or commitment pursuant to a law in effect on the date on which (a) Lender acquires such interest in the Loan or commitment or (b) Lender changes its lending office, except in each case to the extent that such amounts with respect to such taxes were payable either to Lender’s assignor immediately before Lender became a party hereto or to Lender immediately before it changed its lending office.

“Exculpated Parties” shall have the meaning set forth in Section 13.1 hereof.

“Extended Maturity Date” shall have the meaning set forth in Section 2.9 hereof.

“Extension Option” shall have the meaning set forth in Section 2.9 hereof.

“Extension Period” shall have the meaning set forth in Section 2.9 hereof.

“Extension Strike Rate” shall mean the lesser of (i) the Initial Strike Rate (as adjusted by the Benchmark Replacement Adjustment, if applicable) and (ii) a percentage rate equal to Term SOFR or the Unadjusted Benchmark Replacement, as applicable, which would yield a Debt Service Coverage Ratio of 1.10:1.00.

“Family Group” shall mean, as to any natural Person, the spouse, children and grandchildren (in each case, by birth or adoption) and other lineal descendants, in each case, of such natural Person and, in each case, family trusts and/or conservatorships for the benefit of any of the foregoing Persons.

“FATCA” shall mean Sections 1471 through 1474 of the IRS Code (as may be amended or replaced from time to time), and any requests, rules, regulations, guidelines, interpretations or directions promulgated by any Governmental Authority in connection therewith.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or, if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upwards, if necessary, to the next 1/100 of 1%) charged to Citibank, N.A. on the applicable day, as determined by Lender.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“FIRRMA” shall mean, collectively, (i) the Defense Production Act of 1950, as amended (50 U.S.C. § 4565), all laws and regulations related thereto and all mandates, requirements, powers and similar requirements imposed or exercised thereunder (including, without limitation, the Foreign Investment Risk Review Modernization Act and any of the foregoing implemented by and/or otherwise relating to the Committee on Foreign Investment in the United States) and (ii) as the foregoing may be amended from time to time, any successor statute or statutes and all rules and regulations from time to time promulgated in connection with the foregoing.

“FIRRMA Documents” shall mean any notice, correspondence, document, agreement, declaration, or other communication relating to or arising in connection with FIRRMA; provided, however, that if the communication is oral, “FIRRMA Document” shall mean a written summary thereof prepared by Borrower.

“FIRRMA Prohibited Filing Event” shall mean an event which shall be deemed to have occurred if (i) any mandatory filing or declaration relating to FIRRMA is required and/or (ii) any

Governmental Authority requires (or recommends to the President of the United States) forfeiture, divestiture or abandonment of all or any portion of the Property and/or imposes any material mitigation measures on Borrower, the Constituent Owners of Borrower and/or the Property, in each case, related to FIRRMA.

“FIRRMA Prohibited Transfer” shall mean any Sale or Pledge of the Property or any part thereof or any legal or beneficial interest therein (including, without limitation, the Loan and/or Loan Documents) or any Sale or Pledge of an interest in any Restricted Party, in each case, which (i) triggers a mandatory filing or declaration requirement with respect to FIRRMA, (ii) makes advisable a voluntary filing or declaration with respect to FIRRMA or (iii) increases the likelihood of (A) forfeiture, divestiture or abandonment of all or any portion of the Property relating to FIRRMA or (B) any mitigation measures being imposed by any Governmental Authority on Borrower, the Constituent Owners of Borrower and/or the Property, in each case, related to FIRRMA.

“First Monthly Payment Date” shall mean November 9, 2024.

“Fitch” shall mean Fitch Ratings, Inc.

“Flood Insurance Acts” shall have the meaning set forth in Section 7.1 hereof.

“Foreign Taxes” shall have the meaning set forth in Section 2.5 hereof.

“Free Prepayment Amount” shall have the meaning specified in Section 2.7(a) hereof.

“Free Rent Reserve Account” shall have the meaning set forth in Section 8.2 hereof.

“Free Rent Reserve Funds” shall have the meaning set forth in Section 8.2 hereof.

“Funding Borrower” shall have the meaning set forth in Section 17.20 hereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence and having jurisdiction and authority over, as applicable, the Property, Borrower, or Guarantor.

“Gross Revenues” shall mean the sum of: (a) total annualized base rent in place as of the date of the determination based on executed and effective Leases entered into in accordance with the Loan Documents which are in full force and effect, including (i) executed Leases in place as of the Closing Date, or entered into in accordance with the Loan Documents which are in full force and effect with future term commencement dates within twelve (12) months, (ii) executed Leases with free rent periods currently in effect, not to exceed the greater of (x) twelve (12) months or (y) one (1) month for each year of the initial term of the Lease (unless the excess is reserved with Lender), and (iii) any contractual rent increases within the twelve months following the date of such calculation, which are not subject to any tenant contingencies, but excluding rent from any Tenants (A) that are in monetary default under their Lease with respect to the payment of base rent in excess of ninety (90) days or (B) in bankruptcy (unless the applicable Lease shall have been affirmed by the bankruptcy trustee, and in such event, rental revenue shall only be included for a maximum of six (6) months from the date such Lease was affirmed if the Tenant has not then emerged from bankruptcy), and (b) reimbursed expenses and/or reimbursements due by Tenants in addition to base rent (to the extent provided for in the underlying Lease), percentage and overage rent, and ancillary income (e.g. parking, tenant services, signage, etc.) for the twelve (12) month period immediately preceding the date of determination, provided that operating expense and tax reimbursements shall be adjusted in accordance with the Tax and Insurance Adjustment.

“Guarantor” shall mean AREIT OP and any successor to and/or replacement of any of the foregoing Person, including, without limitation, an Approved Replacement Guarantor, in each case, pursuant to and in accordance with the applicable terms and conditions of the Loan Documents.

“Guarantor Control Condition” shall mean a condition which shall be deemed satisfied to the extent that each Person that Controls (directly or indirectly) Borrower and, if applicable, each SPE Component Entity is, in each case, itself a current Guarantor (as distinguished from any prior Guarantor that has been replaced in accordance with the applicable terms and conditions of the Loan Documents) or Controlled (directly or indirectly) by one or more current Guarantors (as distinguished from any prior Guarantor that has been replaced in accordance with the applicable terms and conditions of the Loan Documents).

“Guaranty” shall mean that certain Limited Recourse Guaranty executed by Guarantor and dated as of the date hereof.

“Immediate Repairs” shall have the meaning set forth in Section 4.25 hereof.

“Improvements” shall have the meaning set forth in the granting clause of the Security Instrument.

“Indebtedness” shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person by contract and/or as a guaranteed payment (including, without limitation, any such amounts required to be paid to partners and/or as a preferred or special dividend, including any mandatory redemption of shares or interests), (iv) all indebtedness incurred and/or guaranteed by such Person, directly or indirectly (including, without limitation, contractual obligations of such Person), (v) all obligations under leases that constitute capital leases for which such Person is liable, (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss and (vii) any property-assessed clean energy loans or similar indebtedness, including, without limitation, if such loans or indebtedness are made or otherwise provided by any Governmental Authority and/or secured or repaid (directly or indirectly) by any taxes or similar assessments.

“Indemnified Parties” shall mean (a) Lender, (b) any successor owner or holder of the Loan or participations in the Loan, (c) any Servicer or prior Servicer of the Loan, (d) any Investor or any prior Investor in any Securities, (e) any trustees, custodians or other fiduciaries who hold or who have held a full or partial interest in the Loan for the benefit of any Investor or other third party, (f) any receiver or other fiduciary appointed in a foreclosure or other Creditors Rights Laws proceeding, (g) any officers, directors, shareholders, partners, members, employees, agents, servants, representatives, Affiliates or subsidiaries of any and all of the foregoing, and (h) the heirs, legal representatives, successors and assigns of any and all of the foregoing (including, without limitation, any successors by merger, Division, consolidation or acquisition of all or a substantial portion of the Indemnified Parties’ assets and business), in all cases whether during the term of the Loan or as part of or following a foreclosure of the Loan.

“Independent Director” shall have the meaning set forth in Section 5.2 hereof.

“Index Rate Conversion” shall have the meaning set forth in Section 2.8(g) hereof.

“Individual Borrower” shall have the meaning set forth in the first paragraph hereof.

“Individual Material Adverse Effect” shall mean a material adverse effect on (i) any Individual Property, (ii) the business, economic performance or financial condition of any Individual Property or Individual Borrower, (iii) the enforceability, validity, perfection or priority of the lien of the Security Instrument or the other Loan Documents with respect to any Individual Property or Individual Borrower or (iv) the ability of any Individual Borrower to perform, in all material respects, its obligations under the Security Instrument or the other Loan Documents.

“Individual Property” shall mean each parcel of real property set forth on Schedule II attached hereto as “Property,” the Improvements thereon and all personal property owned (or leased pursuant to the PILOT Lease) by the applicable Borrower with respect to such Individual Property, together with all rights of Borrower pertaining to such property and Improvements.

“Information” shall have the meaning set forth in Section 11.8(b)(ii) hereof.

“Initial Strike Rate” shall mean 4.418%.

“Insurance Account” shall have the meaning set forth in Section 8.6 hereof.

“Insurance Payment Date” shall mean, with respect to any applicable Policies, the date occurring 30 days prior to the date the applicable Insurance Premiums associated therewith are due and payable.

“Insurance Premiums” shall have the meaning set forth in Section 7.1 hereof.

“Interest Accrual Period” shall mean the period beginning on (and including) the fifteenth (15th) day of each calendar month during the term of the Loan and ending on (and including) the fourteenth (14th) day of the next succeeding calendar month; provided, however, the first Interest Accrual Period shall be the period commencing on the Closing Date, and ending on and including October 14, 2024.

“Interest Bearing Accounts” shall mean the following Reserve Accounts: the Tax Account, the Insurance Account, the Leasing Reserve Account, the Excess Cash Flow Account, and any other Reserve Account established by this Agreement or the other Loan Documents.

“Interest Rate” shall mean, with respect to each Interest Accrual Period, the SOFR Rate (or the Alternate Rate or Prime Rate) determined by Lender as of the Determination Date for such Interest Accrual Period; provided that if the foregoing would result in an interest rate in excess of the maximum rate permitted by applicable Legal Requirements, the Interest Rate shall be limited to the maximum rate permitted by applicable Legal Requirements.

“Interest Rate Cap Agreement” shall mean, as applicable, any interest rate cap agreement (together with the confirmation and schedules relating thereto) and any guaranty or other credit support relating thereto, each in form and substance reasonably satisfactory to Lender between Borrower Interest Rate Cap Party and Counterparty, any Replacement Interest Rate Cap Agreement or any Substitute Interest Rate Cap Agreement, as applicable, in each case which also satisfies the requirements set forth in Section 2.8.

“Interest Shortfall” shall mean, with respect to any repayment or prepayment of the Loan (including a repayment on the Maturity Date), the interest which would have accrued on the amount of principal of the Loan being repaid or prepaid (absent such repayment or prepayment) from and including the date on which such repayment or prepayment occurs through and including the last day of the Interest Accrual Period related to the Monthly Payment Date next occurring following the date of such prepayment or, if such prepayment occurs on a Monthly Payment Date, interest which would have accrued on the prepayment amount through and including the last day of the Interest Accrual Period related to such Monthly Payment Date; provided that in the event that Borrower shall prepay the Loan during the period commencing on the first calendar day immediately following a Monthly Payment Date to, but not including, the Periodic Term SOFR Determination Day (or other determination date with respect to any other Benchmark) in such calendar month, the Interest Shortfall shall be estimated by Lender in connection with such prepayment and, once the applicable Interest Rate for the next occurring Interest Accrual Period can be determined, Lender shall calculate the actual Interest Shortfall required to be paid by Borrower for such prepayment and (a) if the Interest Shortfall paid to Lender is in excess of the amount required to be paid pursuant to such calculation, Lender shall promptly return to Borrower such excess amount and (b) if the Interest Shortfall paid to Lender is less than the amount required to be paid to Lender pursuant to such calculation, Borrower shall pay to Lender the amount of such deficiency within three (3) Business Days of notice to Borrower from Lender.

“Intermountain Space Center Property” shall have the meaning set forth in Section 3.14 hereof.

“Investor” shall mean any investor or potential investor in the Loan (or any portion thereof or interest therein) in connection with any Secondary Market Transaction.

“IRS Code” shall mean the Internal Revenue Code of 1986, as amended from time to time or any successor statute.

“JPM” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.

“Land” shall have the meaning set forth in the Security Instrument.

“Lease” shall have the meaning set forth in the Security Instrument (provided that in no event shall any PILOT Document or PILOT Lease constitute a Lease).

“Leasing Reserve Account” shall have the meaning set forth in Section 8.3 hereof.

“Leasing Reserve Funds” shall have the meaning set forth in Section 8.3 hereof.

“Legal Requirements” shall mean all applicable federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities governing Borrower or the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all Permits, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force governing Borrower or the Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

“Lender Affiliate” shall have the meaning set forth in Section 11.2 hereof.

“Lender Group” shall have the meaning set forth in Section 11.2 hereof.

“Letter of Credit” shall mean an irrevocable, auto-renewing, unconditional, transferable, clean sight draft standby letter of credit having an initial term of not less than one (1) year and with automatic renewals for one (1) year periods (unless the obligation being secured by, or otherwise requiring the delivery of, such letter of credit is required to be performed at least thirty (30) days prior to the initial expiry date of such letter of credit), for which Borrower shall have no reimbursement obligation and which reimbursement obligation is not secured by the Property or any other property pledged to secure the Note, in favor of Lender and entitling Lender to draw thereon in New York, New York, based solely on a statement that Lender has the right to draw thereon executed by an officer or authorized signatory of Lender. A Letter of Credit must be issued by an Approved Bank.  Borrower’s delivery of any Letter of Credit hereunder shall, be conditioned upon Lender’s receipt of a New Non-Consolidation Opinion relating to such Letter of Credit, if the amount of such Letter of Credit, together with any payment guarantees and other Letters of Credit previously delivered hereunder exceed, in the aggregate, 15% of outstanding principal balance of the Loan.

“Liabilities” shall have the meaning set forth in Section 11.2 hereof.

“Loan” shall mean the mortgage loan in the original principal amount of $475,000,000 made by Lender to Borrower pursuant to this Agreement.

“Loan Bifurcation” shall have the meaning set forth in Section 11.1 hereof.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Security Instrument, the Environmental Indemnity, the Assignment of Management Agreement, the Collateral Assignment of Interest Rate Cap Agreement, the Restricted Account Agreement, the Guaranty and all other documents executed and/or delivered in connection with the Loan, as each of the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.

“Losses” shall mean, with respect to any Person, any and all actual losses, damages, out-of-pocket costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, fines, penalties, charges, amounts paid in settlement (including but not limited to reasonable out-of-pocket legal fees and other costs of defense reasonably incurred) that are imposed on, incurred by or asserted against such Person; but, excluding, (i) special, consequential, exemplary or punitive damages, except to the extent Lender is required in a final judgment to pay the same to a third party (without duplication), (ii) lost profits and diminution in value claims, and (iii) such Person’s Losses to the extent such Losses arose solely by reason of the gross negligence, illegal acts, fraud or willful misconduct of such Person otherwise entitled to indemnification or recourse for such Losses.

“Major Lease” shall mean as to the Property (i) any Lease which, individually or when aggregated with all other Leases with the same Tenant or its Affiliate, demises 150,000 square feet or more of the Property’s gross leasable area, (ii) any Lease which contains any option, offer, right of first refusal or other similar entitlement to acquire or encumber (other than an encumbrance as the result of a subordination, non-disturbance and attornment agreement, pursuant to an unrecorded Lease, or pursuant to any similar unrecorded lease document) all or any portion of the Property and (iii) any instrument guaranteeing or providing credit support for any Lease meeting the requirements of (i) and/or (ii) above.

“Management Agreement” shall mean, collectively, each management agreement entered into by and between the applicable Borrower and Manager, pursuant to which Manager is to provide management and other services with respect to the Property, as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.

“Manager” shall mean BCD Property Management LLC, a Delaware limited liability company, or such other entity selected as the manager of the Property in accordance with the terms of this Agreement or the other Loan Documents.

“Material Action” shall mean to file any insolvency or reorganization case or proceeding, or institute proceedings to have such Person be adjudicated bankrupt or insolvent, or institute proceedings under any applicable insolvency law, or seek any relief under any law relating to relief from debts or the protection of debtors, or consent to the filing or institution of bankruptcy or insolvency proceedings against such Person, or file a petition seeking, or consent to, reorganization or relief with respect to such Person under any applicable federal or state law relating to bankruptcy or insolvency, or seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian (or other similar official) of or for such Person or a substantial part of its property, or make any assignment for the benefit of creditors of such Person, or admit in writing such Person’s inability to pay its debts generally as they become due, or take action in furtherance of any such action.

“Maturity Date” shall mean the Stated Maturity Date, as such date may be extended pursuant to and in accordance with Section 2.9 hereof, or such other date on which the final payment of the principal amount of the Loan becomes due and payable as herein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Member” is defined in Section 5.1 hereof.

“Mezzanine Borrower” shall have the meaning set forth in Section 11.6 hereof.

“Mezzanine Option” shall have the meaning set forth in Section 11.6 hereof.

“Minimum Counterparty Rating” shall mean (a) to the extent S&P rates any Securitization of the Loan, a long term credit rating from S&P of at least “A-”, (b) to the extent Moody’s rates any Securitization of the Loan, a long term credit rating from Moody’s of at least “A3”, which rating shall not include a “t” or otherwise reflect a termination risk, and (c) to the extent Fitch rates any Securitization of the Loan, a short term credit rating from Fitch of at least “F-2” or a long term credit rating from Fitch of at least “BBB”.

“Minimum Disbursement Amount” shall mean Twenty-Five Thousand and No/100 Dollars ($25,000).

“Monthly Debt Service Payment Amount” shall mean (i) for the First Monthly Payment Date and for each Monthly Payment Date occurring thereafter, a payment equal to the amount of interest which has accrued and will accrue, in each case, on each Component of the Loan during the Interest Accrual Period in which such Monthly Payment Date occurs computed at the Interest Rate.

“Monthly Insurance Deposit” shall have the meaning set forth in Section 8.6 hereof.

“Monthly Payment Date” shall mean the First Monthly Payment Date and the ninth (9th) day of every calendar month occurring thereafter during the term of the Loan.

“Monthly Tax Deposit” shall have the meaning set forth in Section 8.6 hereof.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“MS” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.

“Natixis” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.

“Net Proceeds” shall mean: (i) the net amount of all insurance proceeds payable as a result of a Casualty to the Property, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such insurance proceeds, or (ii) the net amount of the Award, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such Award.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 7.4 hereof.

“Net Worth” shall mean, as of any date of determination, an amount equal to the aggregate of:  (a) the total assets of the applicable entity (exclusive of the Properties) whose Net Worth is being calculated (including (x) Uncalled Capital Commitments (less the outstanding principal balance of any subscription line or other credit line that is secured directly or indirectly by all or a portion of such Uncalled Capital Commitments) and (y) any cash deposits made by such entity held by a seller of a property pursuant to a purchase and sale agreement with respect to such property until and unless such deposit is (i) forfeited or (ii) applied toward the applicable purchase price under such purchase and sale agreement and otherwise determined in accordance with GAAP (or such other method of accounting reasonably acceptable to Lender)), minus (b) the total liabilities of such entity (including under the Guaranty but excluding the Debt related to the Properties) determined in accordance with GAAP (or such other method of accounting reasonably acceptable to Lender).  As used in this definition of Net Worth, “Uncalled Capital Commitments” shall mean the amount of any available uncalled capital commitments of the applicable entity that are payable in cash, are required to be contributed to such entity and that are callable on a current basis from any direct or indirect investor (whether foreign or domestic) that (i) is not subject to a proceeding under the Bankruptcy Code and (ii) is not in default under a material provision of their respective subscription agreements, limited partnership agreement of such entity or any other agreement related to the making of such capital contributions.

“New Manager” shall mean any Person replacing or becoming the assignee of the then current Manager, in each case, in accordance with the applicable terms and conditions hereof.

“New Non-Consolidation Opinion” shall mean a substantive non-consolidation opinion provided by outside counsel reasonably acceptable to Lender and the Rating Agencies (provided, that, the outside counsel that delivered the Non-Consolidation Opinion in connection with the initial closing shall be deemed reasonably acceptable) and otherwise in form and substance reasonably acceptable to Lender and the Rating Agencies (provided, that, an opinion in substantially the same form as the Non-Consolidation Opinion delivered in connection with the initial closing shall be deemed reasonably acceptable).

“New Sub-Manager” shall mean any Person replacing or becoming the assignee of the then current Sub-Manager, in each case, in accordance with the applicable terms and conditions hereof.

“Non-Conforming Policy” shall have the meaning set forth in Section 7.1 hereof.

“Non-Consolidation Opinion” shall mean that certain substantive non-consolidation opinion delivered to Lender by Neuberger, Quinn, Gielen, Rubin & Gibber, P.A. in connection with the closing of the Loan.

“Note” shall mean, individually and/or collectively, as the context may require, each of Note A-1, Note A-2, and Note A-3, as any of the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time.

“Note A-1” shall mean that certain Promissory Note A-1 dated the date hereof, in the original principal amount of $285,000,000.00 made by Borrower in favor of JPM, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time.

“Note A-2” shall mean that certain Promissory Note A-2 dated the date hereof, in the original principal amount of $142,500,000 made by Borrower in favor of MS, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time.

“Note A-3” shall mean that certain Promissory Note A-3 dated the date hereof, in the original principal amount of $47,500,000 made by Borrower in favor of Natixis, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time.

“Obligations” shall have the meaning set forth in Section 17.20 hereof.

“OFAC” shall have the meaning set forth in Section 3.30 hereof.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by Responsible Officer of Borrower.

“Op Ex Monthly Deposit” shall have the meaning set forth in Section 8.4 hereof.

“Operating Expense Account” shall have the meaning set forth in Section 8.4 hereof.

“Operating Expense Funds” shall have the meaning set forth in Section 8.4 hereof.

“Operating Expenses” shall mean without duplication, all ordinary costs and expenses actually incurred with respect to the operation, management, maintenance, repair and use of the Properties, insurance and property taxes, for the twelve (12) month period immediately preceding the date of determination (excluding any extraordinary expenses, extraordinary losses, non-cash items, non-recurring expenses, Debt Service on the Loan and other amounts due and payable on the Loan, leasing commissions, capital expenditures or capital reserves, deposits in any reserve accounts required to be maintained pursuant to the Loan Documents, expenses which are subject to reimbursement by any insurance policy or third party, and income taxes and other taxes in the nature of income taxes); provided, that the foregoing shall be adjusted as of the applicable date of determination for (i) for any changes in Taxes or Insurance Premiums known as of the time of determination (the “Tax and Insurance Adjustment”) and (ii) to reflect an assumed base property management fee equal to the greater of (x) 3.0% of (a) base rent payable under the underlying executed Leases or (b) Gross Revenues (as applicable, based on the method of calculation of property management fees under the applicable Lease and/or Management Agreement), and (y) the actual contractual property management fee payable pursuant to the Management Agreement.

“Organizational Chart” shall have the meaning set forth in Section 3.31 hereof.

“Other Charges” shall mean all maintenance charges, impositions other than Taxes, and any other charges, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Parent Borrower” shall mean AREIT 2024 P1 LLC, a Delaware limited liability company.

“Partial Release” shall have the meaning set forth in Section 2.10 hereof.

“Partial Release Test” shall have the meaning set forth in Section 2.10 hereof.

“Participant” shall have the meaning set forth in Section 11.8(a)(ix) hereof.

“Patriot Act” shall have the meaning set forth in Section 3.30 hereof.

“Payment Recipient” shall have the meaning set forth in Section 17.19 hereof.

“Payor Party” shall have the meaning set forth in Section 17.19 hereof.

“Periodic Term SOFR Determination Day” shall have the meaning set forth in the definition of “Term SOFR.”

“Permits” shall mean all necessary certificates, licenses, permits, franchises, trade names, certificates of occupancy, consents, and other approvals (governmental and otherwise) required under applicable Legal Requirements for the operation of the Property and the conduct of Borrower’s business (including, without limitation, all required zoning, building code, land use, environmental, public assembly and other similar permits or approvals).

“Permitted Assumption Party” shall mean (x) a Qualified Transferee and/or a Person at least 51% owned (in the aggregate, directly or indirectly) and Controlled by a Qualified Transferee and/or (y) any entity at least 51% owned (in the aggregate, directly or indirectly) and Controlled by Sponsor.

“Permitted Encumbrances” shall mean, collectively, (a) the lien and security interests created by this Agreement and the other Loan Documents, (b) all liens, encumbrances and other matters disclosed in the Title Insurance Policy, (c) liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent or which are being contested by Borrower in good faith and in accordance with the terms and conditions of this Agreement, (d) liens in respect of property or assets imposed by law which were incurred in the ordinary course of business and in accordance with the terms and conditions of this Agreement, and liens for worker’s compensation, unemployment insurance and similar programs, in each case, arising in the ordinary course of business, which are not yet due or delinquent or which are being contested by Borrower in good faith and in accordance with the terms and conditions of this Agreement, (e) Leases in place as of the Closing Date or entered into in accordance with the terms hereof, (f) Permitted Equipment Leases in place as of the Closing Date or entered into in accordance with the terms hereof, (g) customary easements, rights-of-way, restrictions and other similar encumbrances for utilities and/or access (including any of such matters incurred or entered into by Borrower in the ordinary course of business and in accordance with the terms and conditions of this Agreement) which, in each case, would not reasonably be expected to have an Individual Material Adverse Effect  or an Aggregate Material Adverse Effect, (h) obligations pursuant to any PILOT Lease, and (i) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion.

“Permitted Equipment Leases” shall mean equipment leases or other similar instruments entered into with respect to the Personal Property; provided, that, in each case, such equipment leases or similar instruments (i) are entered into on commercially reasonable terms and conditions in the ordinary course of Borrower’s business and (ii) relate to Personal Property which is (A) used in connection with the operation and maintenance of the Property in the ordinary course of Borrower’s business and (B) readily replaceable without material interference or interruption to the operation of the Property.

“Permitted Equity Transfer” shall have the meaning specified in Section 6.3 hereof.

“Permitted Fund Manager” shall mean any Person that on the date of determination is (a) a nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate properties, commercial real estate loans (or interests therein) or mezzanine loans (or interests therein), and (b) not a Disqualified Person.

“Permitted Investments” shall mean “permitted investments” as then defined and required by the Rating Agencies.

“Permitted Non-Controlling Pledge” shall mean the pledge of any Person’s interests in any Restricted Party (other than a pledge of a direct interest in Borrower and/or any SPE Component Entity) which is provided to secure any debt facility of such Person or other obligation or liability, whether or not of such Person; provided, that such pledged interests do not represent a direct or indirect Controlling interest in any Individual Borrower, any SPE Component Entity or any Individual Property.

“Permitted Pledge” shall mean, any one or more of the following: (i) a Permitted Parent Pledge, and/or (ii) a Permitted Non-Controlling Pledge.

“Permitted Parent Pledge” shall mean the pledge of any Person’s direct or indirect interests in AREIT OP or any direct or indirect equity owner, member, shareholder, or partner of AREIT OP; provided that, (i) (A) such pledge is to secure a loan or line of credit from a Qualified Transferee or an institutional Person reasonably acceptable to Lender secured by all or substantially all of the assets of such Person including the direct or indirect ownership interests held by such Person in Borrower, and (B) the repayment of the debt or obligations such pledge secures is not specifically tied solely to the cash flow of the Properties or any Individual Property (as opposed to, for example, the cash flow from a group of properties that do not secure the Loan), or (ii) such pledge is a pledge of non-Controlling interests that are less than twenty percent (20%) of the indirect ownership interests in Borrower.

“Person” shall mean any individual, corporation (including a business trust), partnership, joint venture, joint stock company, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department, political subdivision or agency thereof and any other entity and, in each case, any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in the granting clause of the Security Instrument.

“PILOT Documents” shall mean, individually and/or collectively, any documents executed (other than a PILOT Lease) in connection with any PILOT Lease and/or any other documents granting an abatement or benefit with respect to Taxes in favor of an Individual Borrower, an Individual Property (or any portion thereof) or the Tenant under a Lease with respect to such Individual Property, in each case, described on Schedule VII hereto.

“PILOT Lease” shall mean the PILOT lease described on Schedule VII hereto pursuant to which the applicable Individual Borrower owns a leasehold interest in its Individual Property (or any portion thereof).

“PILOT Lessor” shall mean the lessor under a PILOT Lease, as described on Schedule VII hereto.

“PILOT Property” or “PILOT Properties” shall mean that certain Individual Property demised by the PILOT Lease or subject to a PILOT Document as set forth on Schedule VII hereto.

“Plainfield Borrower” shall mean AREIT Plainfield Logistics Center LLC, a Delaware limited liability company.

“Plainfield Tax Incentive Documents” shall mean, collectively, (i) that certain Plainfield Town Council Resolution No. 2019-40, dated as of September 9, 2019, by the Town Council, Town of Plainfield Hendricks County, Indiana, and (ii) that certain Plainfield Town Council Resolution No. 2019-41, dated as of September 23, 2019, by the Town Council, Town of Plainfield Hendricks County, Indiana.

“Policies” shall have the meaning specified in Section 7.1 hereof.

“Prepayment Failure” shall have the meaning specified in Section 2.7(a) hereof.

“Prepayment Notice” shall have the meaning specified in Section 2.7(a) hereof.

“Prepayment Premium” shall mean with respect to a repayment or prepayment of the outstanding principal balance of the Loan made prior to the Prepayment Premium Date, an amount equal to the product of (a) the weighted average of the Spreads with respect to the Components of the Loan being prepaid in excess of the Free Prepayment Amount (weighted based on the amounts of such excess), (b) the outstanding principal balance of the Loan being prepaid in excess of the Free Prepayment Amount, and (c) a fraction, the numerator of which is the number of days remaining from (but excluding) the date that is the last day of the Interest Accrual Period during which such prepayment is made, through (and including) the last day of the Interest Accrual Period during which the Prepayment Premium Date occurs, and the denominator of which is 360. No Prepayment

Premium is payable on any repayment or prepayment of the outstanding principal balance of the Loan made on or after the Prepayment Premium Date. The amount of the Prepayment Premium shall be calculated by Lender in its reasonable discretion and shall be final and binding absent manifest error.

“Prepayment Premium Date” shall mean the Monthly Payment Date occurring in November 2025.

“Prime Index Rate” shall mean the rate of interest published in The Wall Street Journal from time to time as the “Prime Rate” for the U.S. If more than one such “Prime Rate” is published in The Wall Street Journal for a day, the average of such “Prime Rates” shall be used, and such average shall be rounded up to the nearest 1/100th of one percent (0.01%). If The Wall Street Journal ceases to publish the “Prime Rate” for the U.S., Lender shall select an equivalent publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasigovernmental body, then Lender shall select a comparable interest rate index. Notwithstanding the foregoing, in no event will the Prime Index Rate, for purposes of the Loan, be deemed to be less than zero percent (0%) per annum.

“Prime Rate” shall mean, with respect to each Interest Accrual Period and Component, the per annum rate of interest equal to the Prime Index Rate plus the Prime Rate Spread for such Component; provided, however, that such rate shall not be less than the Spread for such Component.

“Prime Rate Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest equal to the Prime Rate.

“Prime Rate Spread” shall mean the difference (expressed as the number of basis points, and which may be a positive or negative value or zero) between (a) the arithmetic mean of Term SOFR (or the applicable Benchmark Replacement) plus the Spread calculated over the ninety (90) day period prior to the date Term SOFR (or such Benchmark Replacement) was last applicable to the Loan and (b) the arithmetic mean of the Prime Index Rate calculated over the ninety (90) day period prior to the date Term SOFR (or such Benchmark Replacement) was last applicable to the Loan.

“Prior Loan” shall mean any prior mortgage financing of the Property or any portion thereof between a Borrower and the lender thereunder.

“Prohibited Entity” shall mean any Person which (i) is a statutory trust or similar Person, (ii) owns a direct or indirect interest in Borrower or the Property through a tenancy-in-common or other similar form of ownership interest and/or (iii) is a Crowdfunded Person.

“Prohibited Person” means any Person:

(a)listed in the annex to, or who is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);
(b)that is owned or Controlled by, or acting for or on behalf of, any person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(c)with whom a Person is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;
(d)who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;
(e)that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or at any replacement website or other replacement official publication of such list; or
(f)who is an Affiliate of a Person listed in clauses (a) through (e) above.

“Prohibited Transfer” shall have the meaning set forth in Section 6.2 hereof.

“Projections” shall have the meaning set forth in Section 11.8(b)(ii) hereof.

“Property” and/or “Properties” shall mean, individually and/or collectively, as the context may require, each Individual Property which is subject to the terms hereof and of the other Loan Documents.

“Property Document” shall mean, individually or collectively (as the context may require), the documents listed on Schedule VIII attached hereto, and any replacements, amendments, or supplements thereto.

“Provided Information” shall mean any information provided by or on behalf of any Borrower Party in connection with the Loan, the Property, such Borrower Party and/or any related matter or Person.

“Prudent Lender Standard” shall, with respect to any matter, be deemed to have been met if the matter in question (i) prior to a Securitization and, if the Loan is not included in any REMIC Trust, after a Securitization, is reasonably acceptable to Lender and (ii) if any portion of the Loan is or will be included in a REMIC Trust, after a Securitization, (A) if permitted by REMIC Requirements applicable to such matter, would be reasonably acceptable to Lender or (B) if the Lender discretion in the foregoing subsection (A) is not permitted under such applicable REMIC Requirements, would be acceptable to a prudent lender of securitized commercial mortgage loans.

“Qualified Insurer” shall have the meaning set forth in Section 7.1 hereof.

“Qualified Management Agreement” shall mean a management agreement with a Qualified Manager with respect to any Property, which management agreement: (i) is substantially in the form of the Management Agreement as of the Closing Date, (ii) is substantially in the form attached hereto as Exhibit B, or (iii) is otherwise approved by Lender in writing (which such approval may be conditioned upon Lender’s receipt of a Rating Agency Confirmation with respect to such management agreement and shall not otherwise be unreasonably withheld, conditioned or delayed).

“Qualified Manager” shall mean either (i) the Manager as of the Closing Date, (ii) an Affiliate of AREIT or AREIT OP or (iii) any Person selected by Borrower to serve as Manager that is reasonably approved by Lender in writing (which such approval may be conditioned upon Lender’s receipt of a Rating Agency Confirmation with respect to such Person and shall not otherwise be unreasonably withheld, conditioned or delayed).

“Qualified Sub-Management Agreement” shall mean a sub-management agreement with a Qualified Sub-Manager with respect to any Property, which sub-management agreement: (i) is substantially in the form of a Sub-Management Agreement as of the Closing Date, or (ii) is otherwise approved by Lender in writing (which such approval shall not be unreasonably withheld, conditioned or delayed).

“Qualified Sub-Manager” shall mean either (i) each Sub-Manager as of the Closing Date, (ii) an Affiliate of AREIT or AREIT OP, (iii) McDonald Investments, Ltd., (iv) Tolles Development Company, (v) MDC Management, Inc., (vi) CBRE, or (vii) any Person selected by Borrower to serve as Sub-Manager that is reasonably approved by Lender in writing (which such approval shall not be unreasonably withheld, conditioned or delayed).

“Qualified Transferee” means one or more of the following:

(a)a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, sovereign wealth fund, government entity or plan, provided that any such Person referred to in this clause (a) satisfies the Eligibility Requirements;
(b)an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act, provided that any such Person referred to in this clause (b) satisfies the Eligibility Requirements;
(c)an institution substantially similar to any of the Persons described in clause (a), (b) or (e) of this definition that satisfies the Eligibility Requirements;
(d)any Person Controlled by, Controlling or under common Control with any one or more of the Persons described in clause (a), (b) or (c) above or clause (e) below (provided that for this purpose, such Person and all such other Persons shall be aggregated as if they were one Person for purposes of measuring compliance with clause (a) of the Eligibility Requirements);
(e)an investment fund, limited liability company, limited partnership or general partnership (a “Permitted Investment Fund”) where (i) a Permitted Fund Manager acts (directly or indirectly) as general partner, managing member or fund manager, and (ii) (A) at least fifty percent (50%) of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more of the following: a Qualified Transferee, an institutional “accredited investor” within the meaning of Regulation D promulgated under the Securities Act, and/or a “qualified institutional buyer” or both within the meaning of Rule 144A promulgated under the Securities Exchange Act of 1934, as amended, provided such institutional “accredited investors” or “qualified institutional buyers” that are used to satisfy the fifty percent (50%) test set forth above in this clause (e) satisfy the financial tests in clause (a) of the definition of Eligibility Requirements, or (B) such Permitted Investment Fund, collectively with one or more other Permitted Investment Funds that then hold interests in the Loan, and are managed by such Permitted Fund Manager, in the aggregate satisfy the financial tests in clause (a) of the Eligibility Requirements; provided, further, that such institutional “accredited investors,” “qualified institutional buyers” and/or the Qualified Transferees that are used to satisfy the fifty percent (50%) test set forth above in this clause

(e) do not need to satisfy the experience test set forth in clause (b) of the definition of Eligibility Requirements so long as the Permitted Fund Manager does;
(f)any Person that is a Qualified Transferee but is acting in an agency capacity in connection with a lending syndicate, so long as more than fifty percent (50%) of the lenders in the lending syndicate (by loan balance or committed loan amounts) are Qualified Transferees; provided that the Qualified Transferees that are used to satisfy the fifty percent (50%) test set forth above in this clause (f) do not need to satisfy the experience test set forth in clause (b) of the definition of Eligibility Requirements so long as the Qualified Transferee acting in such agency capacity does; or
(g)following a Securitization, any Person as to which a Rating Agency Confirmation shall have been given with respect to such Transfer.

Notwithstanding the foregoing, no Person shall be (or be deemed to be) a Qualified Transferee (regardless of whether a Rating Agency Confirmation is obtained) if such Person is a Disqualified Person.

“Rate Cap Notice” shall have the meaning set forth in Section 2.8(g) hereof.

“Rating Agencies” shall mean each of S&P, Moody’s, Fitch and any other nationally-recognized statistical rating agency designated by Lender (and any successor to any of the foregoing) in connection with and/or in anticipation of any Secondary Market Transaction.

“Rating Agency Condition” shall be deemed to exist if (i) any Rating Agency fails to respond to any request for a Rating Agency Confirmation with respect to any applicable matter or otherwise elects (orally or in writing) not to consider any applicable matter or (ii) Lender (or its Servicer) is not required to and/or elects not to obtain (or cause to be obtained) a Rating Agency Confirmation with respect to any applicable matter, in each case, pursuant to and in compliance with any pooling and servicing agreement(s) or similar agreement(s), in each case, relating to the servicing and/or administration of the Loan.

“Rating Agency Confirmation” shall mean (i) prior to a Securitization or if the Rating Agency Condition exists, that Lender has (in consultation with the Rating Agencies (if required by Lender)) approved the matter in question in writing based upon Lender’s good faith determination of applicable Rating Agency standards and criteria and (ii) from and after a Securitization (to the extent the Rating Agency Condition does not exist), a written affirmation from each of the Rating Agencies (obtained at Borrower’s sole cost and expense) that the credit rating of the Securities by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion.

“Register” shall have the meaning set forth in Section 11.8(a)(viii) hereof.

“Registrar” shall have the meaning set forth in Section 11.7 hereof.

“Registration Statement” shall have the meaning set forth in Section 11.2 hereof.

“Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time.

“Reimbursement Contribution” shall have the meaning set forth in Section 17.20 hereof.

“Related Loan” shall mean a loan to an Affiliate of Borrower or secured by a Related Property, that is included in a Securitization with the Loan (or any portion thereof or interest therein).

“Related Property” shall mean a parcel of real property, together with improvements thereon and personal property related thereto, that is “related” within the meaning of the definition of Significant Obligor, to the Property.

“Release Price” shall mean, with respect to any Individual Property, an amount equal to (a) one hundred five percent (105%) of the Allocated Loan Amount for such Individual Property until twenty five percent (25%) of the original principal balance of the Loan shall have been prepaid hereunder, and (b) one hundred ten percent (110%) of the Allocated Loan Amount for such Individual Property thereafter. For the avoidance of doubt, if in connection with the release of any Individual Property prior to such time as twenty five percent (25%) of the original principal balance of the Loan has been prepaid, the sum of (x) one hundred five percent (105%) of the Allocated Loan Amount for such Individual Property and (y) all other principal amounts previously prepaid would exceed twenty five percent (25%) of the original principal balance of the Loan, then Borrower acknowledges that the Release Price for such Individual Property being released shall be determined pursuant to clause (a) above for a portion of the applicable Allocated Loan Amount until such portion of such Allocated Loan Amount multiplied by one hundred five percent (105%) (when aggregated with all other principal amounts previously prepaid) equals twenty five percent (25%) of the original principal balance of the Loan, and thereafter shall be determined pursuant to clause (b) above for the remainder of such Allocated Loan Amount.

“Released Property” shall have the meaning set forth in Section 2.10 hereof.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Remaining Property” shall have the meaning set forth in Section 2.10 hereof.

“REMIC Opinion” shall mean, as to any matter, an opinion as to the compliance of such matter with applicable REMIC Requirements (which such opinion shall be, in form and substance and from a provider, in each case, reasonably acceptable to Lender and acceptable to the Rating Agencies).

“REMIC Payment” shall have the meaning set forth in Section 7.3 hereof.

“REMIC Requirements” shall mean any applicable legal requirements relating to any REMIC Trust (including, without limitation, those relating to the continued treatment of the Loan (or the applicable portion thereof and/or interest therein) as a “qualified mortgage” held by such REMIC Trust, the continued qualification of such REMIC Trust as such under the IRS Code, the non-imposition of any tax on such REMIC Trust under the IRS Code (including, without limitation, taxes on “prohibited transactions” and “contributions”) and any other constraints, rules and/or other regulations and/or requirements relating to the servicing, modification and/or other similar matters with respect to the Loan (or any portion thereof and/or interest therein) that may now or hereafter exist under applicable legal requirements (including, without limitation under the IRS Code)).

“REMIC Trust” shall mean any “real estate mortgage investment conduit” within the meaning of Section 860D of the IRS Code that holds any interest in all or any portion of the Loan.

“Rent Loss Proceeds” shall have the meaning set forth in Section 7.1 hereof.

“Rent Roll” shall have the meaning set forth in Section 3.18 hereof.

“Rents” shall have the meaning set forth in the Security Instrument.

“Replacement Interest Rate Cap Agreement” shall have the meaning set forth in Section 2.8(c) hereof.

“Required Financial Item” shall have the meaning set forth in Section 4.12 hereof.

“Reserve Accounts” shall mean the Tax Account, the Insurance Account, the Leasing Reserve Account, the Excess Cash Flow Account, the Operating Expense Account and any other escrow account established by this Agreement or the other Loan Documents (but specifically excluding the Cash Management Account, the Restricted Account and the Debt Service Account).

“Reserve Funds” shall mean the Tax and Insurance Funds, the Leasing Reserve Funds, the Excess Cash Flow Funds, the Operating Expense Funds and any other escrow funds established by this Agreement or the other Loan Documents.

“Resolution Authority” shall mean an EEA Resolution Authority or a UK Resolution Authority, as applicable.

“Responsible Officer” shall mean with respect to a Person, the chairman of the board, president, chief operating officer, chief financial officer, treasurer or vice president of such Person or its constituent Person or such other similar officer or representative of such Person reasonably acceptable to Lender.

“Restoration” shall mean, following the occurrence of a Casualty or a Condemnation which is of a type necessitating the repair of any Property (or any portion thereof), the completion of the repair, restoration, replacement or rebuilding of any Property (or applicable portion thereof) as nearly as possible to the condition such Property (or applicable portion thereof) was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

“Restoration Retainage” shall have the meaning set forth in Section 7.4 hereof.

“Restoration Threshold” shall mean an amount equal to the lesser of (i) ten percent (10%) of the Allocated Loan Amount for the applicable Individual Property and (ii) five percent (5%) of the original principal amount of the Loan.

“Restricted Account” shall have the meaning set forth in Section 9.1 hereof.

“Restricted Account Agreement” shall mean that certain Deposit Account Control Agreement by and among Borrower, Lender and PNC Bank, National Association, dated as of the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Restricted Account Notice” shall mean a notice from Lender to the Eligible Institution maintaining the Restricted Account in accordance with the terms of the Restricted Account Agreement whereby Lender instructs said Eligible Institution to transfer all funds on deposit in the Restricted Account on each Business Day to the Cash Management Account.

“Restricted Party” shall have the meaning set forth in Section 6.1 hereof.

“Sale or Pledge” shall have the meaning set forth in Section 6.1 hereof.

“Sanctions” shall have the meaning set forth in Section 3.30 hereof.

“Satisfactory Search Results” shall mean the results of Lender’s customary “know your customer”, credit history check, litigation, lien, bankruptcy, judgment and other similar searches with respect to the applicable transferee and its applicable affiliates, in each case, (i) revealing no matters which would have an Aggregate Material Adverse Effect and (ii) yielding results which are otherwise acceptable to Lender in its reasonable good-faith discretion. Borrower shall pay all of Lender’s reasonable out-of-pocket costs, fees and expenses in connection with the foregoing and, notwithstanding the forgoing, no such search results shall constitute “Satisfactory Search Results” until such out-of-pocket costs, fees and expenses are paid in full.

“Secondary Market Transaction” shall have the meaning set forth in Section 11.1 hereof.

“Securities” shall have the meaning set forth in Section 11.1 hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securitization” shall have the meaning set forth in Section 11.1 hereof.

“Security Deposits” shall mean any advance deposits or any other deposits collected with respect to the Property, whether in the form of cash, letter(s) of credit or other cash equivalents (including, without limitation, such deposits made in connection with any Lease).

“Security Instrument” shall mean, individually or collectively, as the context may require, each mortgage/deed of trust/deed to secure debt, assignment of leases and rents and security agreement, dated as of the date hereof, executed and delivered by the applicable Borrower as security for the Loan and encumbering the applicable Individual Property (or any portion thereof), and with respect to any PILOT Property, any joinder to a Security Instrument or other pledge or security agreement executed by a PILOT Lessor, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Servicer” shall have the meaning set forth in Section 11.4 hereof.

“Severed Loan Documents” shall have the meaning set forth in Article 10 hereof.

“Significant Obligor” shall have the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.

“Single Purpose Entity” shall mean an entity which satisfies the requirements of Section 5.1 hereof and whose structure and organizational and governing documents are otherwise in form and substance acceptable to the Rating Agencies and satisfying the Prudent Lender Standard.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest equal to the SOFR Rate.

“SOFR Rate” shall mean, with respect to each Interest Accrual Period and Component, the sum of (i) Term SOFR applicable to such Interest Accrual Period and (ii) the Spread for such Component.

“SPE Component Entity” shall have the meaning set forth in Section 5.1 hereof.

“Special Member” shall have the meaning set forth in Section 5.1 hereof.

“Sponsor” shall mean (i) individually and/or collectively, as the context may require, AREIT OP, or (ii) any successor to Sponsor pursuant to a Permitted Equity Transfer in accordance with Section 6.3, in which case, such successor shall replace Sponsor as described in clause (i) hereof.

“Spread” shall mean, with respect to each Component of the Loan:

(a)Component A:1.458690%;

(b)Component B:1.807690%;

(c)Component C:2.007690%;

(d)Component D:2.706690%;

(e)Component E:3.455690%;

(f)Component F:4.054690%; and

(g)Component HRR:5.552690%.

“S&P” shall mean S&P Global Ratings, a Standard & Poor’s Financial Services LLC business.

“State” shall mean each applicable state in which an applicable Individual Property or any part thereof is located.

“Stated Maturity Date” shall mean October 9, 2026.

“Strike Rate” shall mean the Initial Strike Rate, the Extension Strike Rate, or the Substitute Strike Rate, as applicable.

“Sub-Management Agreement” shall mean, collectively, each sub-management agreement entered into by and between Borrower and a Sub-Manager, pursuant to which such Sub-Manager is to provide sub-management and other services with respect to the Property, as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.

“Sub-Manager” shall mean a Qualified Sub-Manager that is sub-managing a Property or such other entity selected as the sub-manager of the Property in accordance with the terms of this Agreement or the other Loan Documents.

“Substitute Interest Rate Cap Agreement” shall have the meaning set forth in Section 2.8(h) hereof.

“Substitute Strike Rate” shall mean the greater of (i) three and one-half percent (3.50%) (as adjusted by the Benchmark Replacement Adjustment, if applicable) and (ii) a percentage rate equal to the Unadjusted Benchmark Replacement which would yield a Debt Service Coverage Ratio of 1.10:1.00.

“Survey” shall mean individually and/or collectively, as the context may require, those certain surveys of the Property certified and delivered to Lender in connection with the closing of the Loan.

“Syndication” shall have the meaning set forth in Section 11.8(a)(i) hereof.

“Tax Account” shall have the meaning set forth in Section 8.6 hereof.

“Tax and Insurance Adjustment” shall have the meaning set forth in the definition of Operating Expense.

“Tax and Insurance Funds” shall have the meaning set forth in Section 8.6 hereof.

“Tax Payment Date” shall mean, with respect to any applicable Taxes, the date occurring 30 days prior to the date the same are due and payable.

“Taxes” shall mean all taxes, assessments, water rates, sewer rents, and other governmental impositions, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Tenant” shall mean any Person leasing, subleasing or otherwise occupying any portion of the Property under a Lease or other occupancy agreement.

“Tenant Direction Notice” shall have the meaning set forth in Section 9.2 hereof.

“Term SOFR” shall mean, with respect to each Interest Accrual Period, the Term SOFR Reference Rate for a one-month period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Accrual Period, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for a one-month period has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for a one-month period as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for a one-month period was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day. Notwithstanding the foregoing, in no event will Term SOFR be deemed to be less than zero.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Lender in its reasonable discretion).

“Term SOFR Reference Rate” shall mean the one-month forward-looking term rate based on SOFR, currently identified on the CME Group’s website at https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html or any successor source.

“Title Insurance Policy” shall mean that certain ALTA mortgagee title insurance policy issued with respect to the Property and insuring the lien of the Security Instrument.

“Trigger Period” shall mean a period (A) commencing upon the earliest of (i) the occurrence and continuance of an Event of Default, (ii) the Properties failing to maintain a Debt Yield of at least 6.50% as of the end of two consecutive calendar quarters (provided, however, no Trigger Period shall be deemed to exist pursuant to this clause (ii) during any period that the Collateral Cure Conditions are satisfied); and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such Event of Default, (y) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that Debt Yield is equal to or greater than 6.50% for two (2) consecutive calendar quarters. Notwithstanding the foregoing, a Trigger Period shall not be deemed to expire in the event that a Trigger Period then exists for any other reason.

“True Up Payment” shall mean a payment into the applicable Reserve Account of a sum which, together with any applicable monthly deposits into the applicable Reserve Account, will be sufficient to discharge the obligations and liabilities for which such Reserve Account was established as and when reasonably appropriate. The amount of the True Up Payment shall be determined by Lender in its reasonable discretion and shall be final and binding absent manifest error.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Underwriter Group” shall have the meaning set forth in Section 11.2 hereof.

“Underwritten Net Operating Income” shall mean, for any date of determination, an amount calculated by Lender equal to: (a) Gross Revenue for the Properties, minus (b) Operating Expenses for the Properties, for the twelve (12) month period immediately preceding the date of calculation.  Lender’s calculation of Underwritten Net Operating Income shall be final absent manifest error.

“Unencumbered Borrower” shall have the meaning set forth in Section 2.10 hereof.

“Updated Information” shall have the meaning set forth in Section 11.1 hereof.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday, or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Obligations” shall mean direct full faith and credit obligations of the United States of America that are not subject to prepayment, call or early redemption.

“Work Charge” shall have the meaning set forth in Section 4.16 hereof.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2.Principles of Construction.

All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.  References herein to “the Property or any portion thereof” and words of similar import shall be deemed to refer, as applicable, to any portion of the Property taken as a whole (including any Individual Property) and any portion of any Individual Property.

ARTICLE 2

GENERAL TERMS
Section 2.1.Loan Commitment; Disbursement to Borrower. Except as expressly and specifically set forth herein, Lender has no obligation or other commitment to loan any funds to Borrower or otherwise make disbursements to Borrower. Borrower hereby waives any right Borrower may have to make any claim to the contrary.
Section 2.2.The Loan. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.
Section 2.3.Disbursement to Borrower. Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be re-borrowed.

Section 2.4.The Note and the Other Loan Documents. The Loan shall be evidenced by the Note and this Agreement and secured by this Agreement, the Security Instrument and the other Loan Documents.
Section 2.5.Interest Rate.
(a)Generally. Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date at the Interest Rate until repaid in accordance with the applicable terms and conditions hereof.
(b)Determination of Interest Rate.
(i)Interest Rate. The Interest Rate with respect to the Loan shall be (A) the SOFR Rate with respect to the applicable Interest Accrual Period if the Loan is a SOFR Loan, (B) the Alternate Rate with respect to the applicable Interest Accrual Period if the Loan is an Alternate Rate Loan, or (C) the Prime Rate with respect to the applicable Interest Accrual Period if the Loan is a Prime Rate Loan.
(ii)Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of Borrower or any other party to this Agreement or any other Loan Document. The Lender will promptly notify the Borrower of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
(iii)Benchmark Unavailability Period. During a Benchmark Unavailability Period, the component of the Interest Rate based on Term SOFR (or the then-current Benchmark if the Loan is then an Alternate Rate Loan) shall during such Benchmark Unavailability Period be replaced with the Prime Index Rate and the Loan shall be converted to a Prime Rate Loan bearing interest based on the Prime Rate in effect on each applicable Determination Date.
(iv)Subject to the terms and conditions hereof, the Loan shall be either a SOFR Loan, an Alternate Rate Loan, or a Prime Rate Loan, as applicable, and Borrower shall pay interest on the outstanding principal balance of the Loan at the SOFR Rate, at the Alternate Rate, or at the Prime Rate, as applicable, for the applicable Interest Accrual Period. If and to the extent part of the Conforming Changes, any change in the rate of interest hereunder due to a change in the Benchmark shall become effective as of the opening of business on the first day on which such change in the Benchmark shall become effective. Each determination by Lender of the Interest Rate shall be conclusive and binding for all purposes, absent manifest error.
(v)Effect of Benchmark Transition Event.
(A)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Periodic Term SOFR Determination Day (or if the Benchmark is not the Term SOFR Reference Rate, the Determination Date for such other Benchmark) for any Interest Accrual Period, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such determination and all determinations on all subsequent dates (without any amendment to, or further action or consent of any other party to, this Agreement).
(B)In connection with the use, administration, adoption, or implementation of a Benchmark Replacement, Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of the Borrower or any other party to this Agreement or any other Loan Document.
(C)Lender will promptly notify Borrower of (I) the Benchmark Replacement Date, (II) the implementation of any Benchmark Replacement, (III) the effectiveness of any Conforming Changes, and/or (IV) any Benchmark Unavailability Period. Any determination, decision or election that may be made by Lender pursuant to this Section, including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from the Borrower.
(D)Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to convert the Loan to an Alternate Rate Loan or a Prime Rate Loan.
(vi)Except as otherwise required by any Legal Requirements, all payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, reserves or withholdings imposed, levied, collected, withheld or assessed by any Governmental Authority, which are imposed, enacted or become effective after the date hereof (such non-excluded taxes being referred to collectively as “Foreign Taxes”), other than any Excluded Taxes. If any Legal Requirements (as determined in the good faith discretion of Borrower) requires the deduction or withholding of any Foreign Tax from any payment, then the Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Legal Requirements. If any Foreign Taxes, other than Excluded Taxes, are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Foreign Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any Foreign Tax is payable pursuant to Legal Requirements by Borrower, as promptly as possible thereafter, Borrower shall send to Lender an original official receipt, if available, or certified copy thereof showing payment of such Foreign Tax. Borrower hereby indemnifies Lender for any incremental taxes, interest or penalties that are actually paid by Lender which may result from any failure by Borrower to pay any such Foreign Tax when due to the appropriate taxing authority or any failure by Borrower to remit to Lender the required receipts or other required documentary evidence.
(vii)In the event that any change in any Legal Requirements or in the interpretation or application thereof, or compliance by Lender with any request or directive

(whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:
(A)shall hereafter impose, modify or hold applicable any reserve, capital adequacy, tax, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of Term SOFR hereunder;
(B)shall hereafter have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by any amount deemed by Lender to be material; or
(C)shall hereafter impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall pay to Lender, no later than thirty (30) days following Lender’s demand therefor, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material as reasonably determined by Lender; provided, that, such demand by Lender shall apply to all loans similarly affected by such change. If Lender becomes entitled to claim any additional amounts pursuant to this subsection, Lender shall provide Borrower with not less than thirty (30) days’ notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount; provided, however, that in no event shall Borrower or any Borrower Party be liable for amounts which accrued more than ninety (90) days prior to the date such notice is delivered to Borrower. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive in the absence of manifest error. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents.

(viii)Borrower agrees to indemnify Lender and to hold Lender harmless from any actual loss or actual out-of-pocket expense which Lender actually sustains or incurs as a consequence of (A) any prepayment (whether voluntary or mandatory) of the Loan on a day that is not the last day of an Interest Accrual Period, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Loan hereunder, (B) the occurrence of a Benchmark Replacement, and (C) with respect to any disbursement of the Loan to be made pursuant to the terms hereof, if such disbursement is not made on the date specified by Borrower in its request for such disbursement due to a failure of any Borrower to satisfy, or cause to be satisfied, any one or more of the conditions to such disbursement (the amounts referred to in clauses (A), (B) and (C) are herein referred to collectively as the “Breakage Costs”); provided, however, Borrower shall not indemnify Lender from any loss or expense arising from Lender’s illegal acts, fraud, willful misconduct or gross negligence and shall not be liable hereunder for any consequential, punitive, treble or special damages (except to the extent actually paid by Lender to any third party). This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.
(ix)Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any of the following Persons, Borrower, each Borrower Party and Lender acknowledge that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (i) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (ii) the effects of any Bail-In Action on any such liability, including, if applicable, (A) a reduction in full or in part or cancellation of any such liability; (B) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; and/or (C) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
(x)Status of Lender.
(A)If at any time Lender is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document, Lender shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, Lender, if reasonably requested by Borrower, shall deliver such other documentation prescribed by Legal Requirements or reasonably requested by Borrower as will enable Borrower to determine whether or not Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in (2)(A), (2)(B) and (2)(D) below) shall not be required if in Lender’s reasonable judgment such completion, execution or submission would subject Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Lender.
(B)Without limiting the generality of the foregoing:
(i)	If Lender is a U.S. Person, Lender shall deliver to Borrower on or prior to the date on which Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed copies of IRS Form W-9 certifying that Lender is exempt from U.S. federal backup withholding tax;
(ii)	any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower ), whichever of the following is applicable:
(iii)	in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;
(iv)	executed copies of IRS Form W-8ECI;
(v)	in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the IRS Code, (x) a certificate substantially in the form of Exhibit C to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRS Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the IRS Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the IRS Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable;
(vi)	to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower ), executed copies of any other form prescribed by applicable Legal Requirements as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Legal Requirements to permit Borrower to determine the withholding or deduction required to be made; and
(D)if a payment made to Lender under or in respect of this Agreement or any other Loan Document would be subject to U.S. federal withholding tax imposed by FATCA and if Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRS Code, as applicable), Lender shall deliver to Borrower at the time or times prescribed by law such documentation prescribed by applicable Legal Requirements (including as prescribed by Section 1471(b)(3)(C)(i) of the IRS Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with their obligations under FATCA and to determine that Lender has complied with Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so.

(E)Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any taxes as to which it has been indemnified pursuant to this Section 2.5(b) (including by the payment of additional amounts pursuant to this Section 2.5(b)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the taxes giving rise to such refund), net of all out-of-pocket expenses (including taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (x) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (x), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (x) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the indemnifying party or any other Person.
(xi)Lender shall not be entitled to claim compensation pursuant to this subsection for any increased cost or reduction in amounts received or receivable hereunder, or any reduced rate of return, which was incurred or which accrued prior to the earlier of (i) ninety (90) days before the date Lender notified Borrower of the change in law or other circumstance on which such claim for compensation is based and delivered to Borrower a written statement setting forth in reasonable detail the basis for the calculation of the additional amounts owed to Lender under this subsection, which statement shall be conclusive and binding on all parties absent manifest error, and (ii) any earlier date provided Lender notified Borrower of such change in law or circumstance and delivered the written statement referenced in clause (i) within ninety (90) days after Lender received written notice of such change in law or circumstance.
(xii)Lender will use reasonable efforts (consistent with legal and regulatory restrictions) to maintain the availability of the Loan and to avoid or reduce any increased or additional costs payable by Borrower under this subsection, including, if requested by Borrower, a transfer or assignment of the Loan to a branch, office or affiliate of Lender in another jurisdiction, or redesignation of its lending office with respect to the Loan, in order to maintain the availability of the Loan or to avoid or reduce such increased or additional costs, provided that the transfer or assignment or redesignation (A) would not result in any additional costs, expenses or risk to Lender that are not reimbursed by Borrower and (B) would not be disadvantageous in any other material respect to Lender as determined by Lender in its reasonable discretion.
(c)Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, (i) the then outstanding principal balance of the Loan and, to the extent permitted by Legal Requirements, overdue interest in respect of the Loan, shall each accrue interest at the Default Rate, calculated from the date the applicable Default occurred without regard to any grace or cure periods contained herein, (ii) without limitation of any rights or remedies contained herein and/or in any other Loan Document, any interest accrued at the Default Rate in excess of the interest component of the Monthly Debt Service Payment Amount shall, to the extent not already paid and/or due and payable hereunder, be due and payable on each Monthly Payment Date and (iii) all references herein and/or in any other Loan Document to the “Interest Rate” shall be deemed to refer to the Default Rate.
(d)Interest Calculation. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year (that is, the Interest Rate or the Default Rate, as then applicable, expressed as an annual rate divided by 360) by (c) the outstanding principal balance. The accrual period for calculating interest due on each Monthly Payment Date shall be the Interest Accrual Period in which the related Monthly Payment Date occurs. Borrower understands and acknowledges that such interest accrual requirement results in more interest accruing on the Loan than if either a thirty (30) day month and a three hundred sixty (360) day year or the actual number of days and a three hundred sixty-five (365) day year were used to compute the accrual of interest on the Loan.
(e)Usury Savings. This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Loan (including, to the extent applicable, any prepayment premium and/or penalty) at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder (including, to the extent applicable, any prepayment premium and/or penalty) at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, and/or, to the extent applicable, any prepayment premium and/or penalty shall, in each case, be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by Legal Requirements, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan (including, to the extent applicable, any prepayment premium and/or penalty) does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.
Section 2.6.Loan Payments.
(a)Borrower shall make a payment to Lender of interest only on (and the first Interest Accrual Period hereunder shall commence on) the Closing Date for the period from (and including) the Closing Date through (and including) the fourteenth (14th) day of either (i) the month in which the Closing Date occurs (if such Closing Date is after the first day of such month, but prior to the fifteenth (15th) day of such month) or (ii) if the Closing Date is after the fourteenth (14th) day of the then current calendar month, the month following the month in which the Closing Date occurs; provided, however, if the Closing Date is the fourteenth (14th) day of a calendar month, no such separate payment of interest shall be due. Borrower shall make a payment to Lender of interest and, to the extent applicable, principal in the amount of the Monthly Debt Service Payment Amount on the First Monthly Payment Date and on each Monthly Payment Date occurring thereafter to and including the Maturity Date. Each payment shall be applied first to accrued and unpaid interest and the balance to principal.
(b)Intentionally Omitted.
(c)Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Security Instrument and the other Loan Documents (including, without limitation, the Interest Shortfall).
(d)If any principal, interest or any other sum due under the Loan Documents, other than the payment of principal due on the Maturity Date, is not paid by Borrower on or prior to the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by Legal Requirements in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Security Instrument and the other Loan Documents.
(e)Loan Payments.
(i)Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 1:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.
(ii)Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be deemed to be the immediately preceding Business Day.

(iii)All payments required to be made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.
Section 2.7.Prepayments.
(a)Voluntary Prepayment. Except as provided herein, Borrower shall not have the right to prepay the Loan in whole or in part.  Borrower may, provided no Event of Default has occurred and is continuing, at its option and upon prior notice to Lender as set forth herein, prepay the Debt in whole or in part on any Business Day; provided that such prepayment is accompanied by payment of the Breakage Costs, the Prepayment Premium, if any, and the applicable Interest Shortfall, in each case, if applicable. Lender shall not be obligated to accept any prepayment unless it is accompanied by payment of the Breakage Costs, the Prepayment Premium, if any, and the applicable Interest Shortfall due in connection therewith; provided that, in the event that Borrower provides Lender with a Prepayment Notice (as defined below), Lender shall promptly provide Borrower with notice of the full amount due in connection with such prepayment. As a condition to any voluntary prepayment, Borrower shall give Lender written notice (a “Prepayment Notice”) of its intent to prepay, which notice must be given at least five (5) Business Days prior to the date upon which prepayment is to be made and must specify the date on which such prepayment is to be made.  Any Prepayment Notice may be revoked or modified by Borrower at anytime prior to the date of prepayment, provided Borrower hereby agrees that, in the event Borrower delivers a Prepayment Notice and fails to prepay the Loan in accordance with the Prepayment Notice and the terms of this Section 2.7 (a “Prepayment Failure”), Borrower shall pay Lender all actual, reasonable out-of-pocket costs and expenses incurred by Lender, including, without limitation, any Breakage Costs or similar expenses, as a result of such Prepayment Failure.  Notwithstanding the foregoing, Borrower shall be permitted to prepay a portion of the Debt (which amount shall not exceed twenty five percent (25%) of the original principal balance of the Loan, in the aggregate, including any mandatory prepayments of the Loan in connection with the terms and conditions of Section 2.7(b), below) (the “Free Prepayment Amount”), at any time without payment of any Prepayment Premium or other prepayment premium, penalty or fee, provided (A) there is no Event of Default continuing as of the date of the applicable prepayment, (B) Borrower has delivered to Lender a Prepayment Notice, and (C) Borrower pays, in addition to the amount to be prepaid, any Breakage Costs and the applicable Interest Shortfall, and all other sums due and payable under this Agreement, the Note, and the other Loan Documents, including, but not limited to all of Lender’s reasonable, out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in connection with such prepayment. For the avoidance of doubt, any mandatory prepayments of the Loan in connection with the terms and conditions of Section 2.7(b) hereof, and any prepayments in connection with a Partial Release pursuant to the terms and conditions of Section 2.10 hereof, shall be included in and shall count toward the aggregate twenty five percent (25%) cap on Free Prepayment Amount.
(b)Mandatory Prepayment. On each date on which Lender actually receives a distribution of Net Proceeds, and if Lender does not make such Net Proceeds available to Borrower for Restoration or for disbursement as Rent Loss Proceeds (as applicable), in each case, in accordance with the applicable terms and conditions hereof, Lender shall, immediately or on the date immediately prior to the next ensuing Monthly Payment Date, apply the Net Proceeds to prepay the Debt in an amount equal to one hundred percent (100%) of such Net Proceeds together with any applicable Interest Shortfall and any Breakage Costs. If any portion of the Loan is or will be included in a REMIC Trust, Borrower shall make the REMIC Payment as and to the extent required hereunder. No prepayment premium or penalty (including, without limitation, any Default Prepayment Premium) shall be due in connection with any prepayment made pursuant to this Section

2.7(b) (including, without limitation, in connection with any REMIC Payment). Any prepayment received by Lender pursuant to this Section 2.7(b) on a date other than a Monthly Payment Date shall be held by Lender as collateral security for the Loan in an interest bearing, Eligible Account at an Eligible Institution, with such interest accruing to the benefit of Borrower, and shall be applied by Lender as a prepayment of the full amount together with costs on the next Monthly Payment Date, with any interest on such funds paid to Borrower on such date provided no Event of Default then exists.
(c)Prepayments After Default. After the occurrence and during the continuance of an Event of Default and notwithstanding any acceleration of the Debt in accordance with the applicable terms and conditions hereof, the Default Prepayment Premium shall, in all cases, be deemed a portion of the Debt due and owing hereunder and under the other Loan Documents. Without limitation of the foregoing, if, after the occurrence and during the continuance of an Event of Default, (i) payment of all or any part of the Debt is tendered by Borrower (voluntarily or involuntarily), a purchaser at foreclosure or any other Person, (ii) Lender obtains a recovery of all or a portion of the Debt (through an exercise of remedies hereunder or under the other Loan Documents or otherwise) or (iii) the Debt is deemed satisfied (in whole or in part) through an exercise of remedies hereunder or under the other Loan Documents or at law, the Default Prepayment Premium, the Breakage Costs and the Interest Shortfall, in addition to the outstanding principal balance, all accrued and unpaid interest and other amounts payable under the Loan Documents, shall be deemed due and payable hereunder. Notwithstanding anything to the contrary contained herein or in any other Loan Document, (i) any prepayment of the Debt shall be applied to the Debt in such order and priority as may be determined by Lender in its sole discretion and (ii) the word “prepayment” when used herein and in the other Loan Documents shall also be deemed to mean repayment and payment.
(d)Application of Interest and Prepayments to Components.  Provided no Event of Default has occurred and is continuing, payments of interest shall be applied by Lender as follows: (i) first, to the payment of interest then due and payable under Component A; (ii) second, to the payment of interest then due and payable under Component B; (iii) third, to the payment of interest then due and payable under Component C; (iv) fourth, to the payment of interest then due and payable under Component D; (v) fifth, to the payment of interest then due and payable under Component E; (vi) sixth, to the payment of interest then due and payable under Component F; and (vii) seventh, to the payment of interest then due and payable under Component HRR.   Except for (x) any prepayment made prior to a Securitization of the Loan and (y) any prepayment of any portion of the Free Prepayment Amount made after a Securitization of the Loan, any prepayment of the principal of the Loan made pursuant to Section 2.7(a) hereof shall be applied by Lender as follows: (i) first, to the reduction of the outstanding principal balance of Component A until reduced to zero, (ii) second, to the reduction of the outstanding principal balance of Component B until reduced to zero, (iii) third, to the reduction of the outstanding principal balance of Component C until reduced to zero, (iv) fourth, to the reduction of the outstanding principal balance of Component D until reduced to zero, (v) fifth, to the reduction of the outstanding principal balance of Component E until reduced to zero, (vi) sixth, to the reduction of the outstanding principal balance of Component F until reduced to zero, and (vii)  seventh, to the reduction of the outstanding principal balance of Component HRR until reduced to zero.  Any prepayments of the Loan in connection with the release of any Individual Property pursuant to Section 2.10 hereof shall be applied to the Components of the Loan as follows: (i) first, to the reduction of the outstanding principal balance of Component A until reduced to zero, (ii) second, to the reduction of the outstanding principal balance of Component B until reduced to zero, (iii) third, to the reduction of the outstanding principal balance of Component C until reduced to zero, (iv) fourth, to the reduction of the outstanding principal balance of Component D until reduced to zero, (v) fifth, to the reduction of the outstanding principal balance of Component E until reduced to zero, (vi) sixth, to the reduction of the outstanding principal balance of Component F until reduced to zero and (vii) seventh, to the reduction of the outstanding principal balance of Component HRR until reduced to zero.   Any prepayment made prior to a Securitization of the Loan and any prepayment of the Free Prepayment Amount made after a Securitization of the Loan shall be applied to each Component of the Loan on a pro rata, pari passu basis.  Notwithstanding the foregoing, during the continuance of any Event of Default, any payment of principal and interest from whatever source may be applied by Lender between the Components in Lender’s sole discretion.
Section 2.8.Interest Rate Cap Agreement.
(a)Prior to or contemporaneously with the Closing Date, Borrower Interest Rate Cap Party shall enter into an Interest Rate Cap Agreement with a Term SOFR strike rate equal to the Initial Strike Rate. The Interest Rate Cap Agreement (i) shall at all times be in a form and substance reasonably acceptable to Lender, (ii) shall at all times be with a Counterparty, (iii) shall at all times be for a duration at least equal to the end of the Interest Accrual Period in which the then current Stated Maturity Date occurs, and (iv) shall at all times have a notional amount equal to or greater than the principal balance of the Loan and shall at all times provide for a strike rate to be equal to the Strike Rate. Borrower Interest Rate Cap Party shall direct such Counterparty to deposit directly into the Restricted Account any amounts due Borrower Interest Rate Cap Party under such Interest Rate Cap Agreement so long as any portion of the Debt is outstanding, provided that the Debt shall be deemed to be outstanding if the Property is transferred by judicial or non-judicial foreclosure or deed-in-lieu thereof. Additionally, Borrower Interest Rate Cap Party shall collaterally assign to Lender, pursuant to the Collateral Assignment of Interest Rate Cap Agreement, all of its right, title and interest in and to the Interest Rate Cap Agreement (and any replacements thereof), including, without limitation, its right to receive any and all payments under the Interest Rate Cap Agreement (and any replacements thereof), and Borrower Interest Rate Cap Party shall, and shall cause Counterparty to, deliver to Lender a fully executed Interest Rate Cap Agreement (which shall, by its terms, authorize the assignment to Lender and require that payments be deposited directly into the Restricted Account).
(b)Borrower Interest Rate Cap Party shall comply in all material respects with all of its obligations under the terms and provisions of the Interest Rate Cap Agreement. All amounts paid by the Counterparty under the Interest Rate Cap Agreement to Borrower or Lender shall be deposited promptly and directly into the Restricted Account. Borrower shall take all actions reasonably requested by Lender to enforce Lender’s rights under the Interest Rate Cap Agreement in the event of a default by the Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder without Lender’s prior written consent.
(c)In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty by any Rating Agency below the Minimum Counterparty Rating, Borrower shall replace the Interest Rate Cap Agreement not later than ten (10) Business Days following receipt of notice of such downgrade, withdrawal or qualification with an Interest Rate Cap Agreement in form and substance reasonably satisfactory to Lender (and meeting the requirements set forth in this Section 2.8) (a “Replacement Interest Rate Cap Agreement”) from a Counterparty reasonably acceptable to Lender having a Minimum Counterparty Rating.
(d)Borrower shall deliver to Lender a new Collateral Assignment of Interest Rate Cap Agreement reasonably acceptable to Lender in connection with each new Interest Rate Cap Agreement and Replacement Interest Rate Cap Agreement. In the event that Borrower fails to purchase and deliver to Lender the Interest Rate Cap Agreement or fails to maintain the Interest Rate

Cap Agreement in accordance with the terms and provisions of this Agreement, Lender may purchase the Interest Rate Cap Agreement and the cost reasonably incurred by Lender in purchasing such Interest Rate Cap Agreement shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is reimbursed by Borrower to Lender.
(e)Each Interest Rate Cap Agreement shall contain the following language or its equivalent: In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty below (i) a long term credit rating from S&P of at least “A+”, (ii) a long term credit rating from Moody’s of at least “A3”, or (iii) a short term credit rating from Fitch of at least “F-1” or a long term credit rating from Fitch of at least “A”, the Counterparty must, within ten (10) business days, find a replacement Counterparty, at the Counterparty’s sole cost and expense, acceptable to each Rating Agency and Borrower; provided that, notwithstanding such a downgrade, withdrawal or qualification, unless and until the Counterparty transfers the Interest Rate Cap Agreement to a replacement Counterparty, the Counterparty will continue to perform its obligations under the Interest Rate Cap Agreement. Failure to satisfy the foregoing shall constitute an “Additional Termination Event” as defined by Section 5(b)(v) of the ISDA Master Agreement, with the Counterparty as the “Affected Party.” In the event that a Counterparty is required pursuant to the terms of an Interest Rate Cap Agreement to find a replacement Counterparty, Borrower covenants and agrees that Borrower shall seek Lender’s approval with respect thereto and shall not approve or consent to the foregoing unless and until Borrower receives Lender’s prior written approval and shall approve or consent to the foregoing upon receipt of Lender’s prior written approval. Borrower’s failure to comply with the requirements of this Section 2.8(e) shall constitute, at Lender’s option, an immediate Event of Default.
(f)With respect to each Interest Rate Cap Agreement, Borrower shall obtain and deliver to Lender an opinion from counsel (which counsel may be in house counsel for the Counterparty) for the Counterparty (and any related guarantor, if applicable) (upon which Lender and its successors and assigns may rely) which shall provide, in relevant part, that:
(i)the Counterparty (and guarantor, if applicable) is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Cap Agreement (and related guaranty, if applicable);
(ii)the execution and delivery of the Interest Rate Cap Agreement (and guaranty, if applicable) by the Counterparty (and guarantor, if applicable), and any other agreement which the Counterparty (and guarantor, if applicable) has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;
(iii)all consents, authorizations and approvals required for the execution and delivery by the Counterparty of the Interest Rate Cap Agreement (and guarantor of the guaranty, if applicable), and any other agreement which the Counterparty (and guarantor, if applicable) has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and

(iv)the Interest Rate Cap Agreement (and guaranty, if applicable), and any other agreement which the Counterparty (and guarantor, if applicable) has executed and delivered pursuant thereto, has been duly executed and delivered by the Counterparty (and guarantor, if applicable) and constitutes the legal, valid and binding obligation of the Counterparty (and guarantor, if applicable), enforceable against the Counterparty (and guarantor, if applicable) in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(g)Prior to purchasing any Interest Rate Cap Agreement or Replacement Interest Rate Cap Agreement, Borrower shall provide written notice of the terms of any such agreement to Lender (the “Rate Cap Notice”). Upon receipt of the Rate Cap Notice, any Affiliate of Lender shall have the right to match the terms thereof, and if such Affiliate so matches, Borrower shall be required to purchase such agreement from such Affiliate of Lender.
(h)Notwithstanding anything to the contrary contained in this Section 2.8, in Section 2.9(c) below or elsewhere in this Agreement, if, at any time, the Loan is converted from (I) a SOFR Loan to either an Alternate Rate Loan or a Prime Rate Loan or (II) an Alternate Rate Loan to an Alternate Rate Loan based on a different Benchmark Replacement, each in accordance with Section 2.5 above (each, an “Index Rate Conversion”), then:
(i)within thirty (30) days after such Index Rate Conversion, Borrower shall enter into, make all payments under, and satisfy all conditions precedent to the effectiveness of, a Substitute Interest Rate Cap Agreement (and in connection therewith, but not prior to Borrower taking all the actions described in this clause (i), Borrower Interest Rate Cap Party shall have the right to terminate any then-existing Interest Rate Cap Agreement) provided that if interest rate protection agreements with respect to Alternate Rate Loans are not available at a commercially reasonable cost (as reasonably determined by Lender), Lender and Borrower may pursue another option that is reasonably acceptable to Lender that provides Lender equivalent protection from rising interest rates; and
(ii)following such Index Rate Conversion, in lieu of satisfying the condition described in Section 2.9(c) with respect to any future Extension Period, Borrower Interest Rate Cap Party shall instead enter into, make all payments under, and satisfy all conditions precedent to the effectiveness of a Substitute Interest Rate Cap Agreement on or prior to the first day of such Extension Period.

As used herein, “Substitute Interest Rate Cap Agreement” shall mean an interest rate cap agreement between a Counterparty and Borrower Interest Rate Cap Party, obtained by Borrower Interest Rate Cap Party and collaterally assigned to Lender pursuant to this Agreement and shall contain each of the following:

(A)a term expiring no earlier than the end of the Interest Accrual Period in which the then current Maturity Date occurs and a strike rate no greater than the Substitute Strike Rate;
(B)the notional amount of the Substitute Interest Rate Cap Agreement shall be equal to or greater than the then outstanding principal balance of the Loan;

(C)it provides that the only obligation of Borrower Interest Rate Cap Party thereunder is the making of a single payment to the Counterparty thereunder upon the execution and delivery thereof;
(D)it provides to Lender and Borrower Interest Rate Cap Party (as determined by Lender in its sole but good faith discretion), for the term of the Substitute Interest Rate Cap Agreement, a hedge against rising interest rates that is no less beneficial to Borrower Interest Rate Cap Party and Lender than (I) in the case of clause (h)(i) above, that which was provided by the Interest Rate Cap Agreement being replaced by the Substitute Interest Rate Cap Agreement and (II) in the case of clause (h)(ii) above, that which was intended to be provided by the Interest Rate Cap Agreement that, but for the operation of this Section 2.8(h), would have been required to have been delivered by Borrower Interest Rate Cap Party pursuant to Section 2.9(c) below as a condition to the requested Extension Period; and
(E)without limiting any of the provisions of the preceding clauses (A) through (D) above, it satisfies all of the requirements set forth in Section 2.8(a) hereof.

From and after the date of any Index Rate Conversion, all references to “Interest Rate Cap Agreement” and “Replacement Interest Rate Cap Agreement” herein (other than in the definition of “Interest Rate Cap Agreement”, the definition of “Replacement Interest Rate Cap Agreement” and as referenced in the first sentence of Section 2.8(a) hereof) shall be deemed to refer or relate, as applicable, to a Substitute Interest Rate Cap Agreement.

Section 2.9.Extension of the Maturity Date. Borrower shall have the option to extend the term of the Loan beyond the initial Stated Maturity Date for three (3) successive terms (the “Extension Option”) of one (1) year each (each, an “Extension Period”) to (i) the Monthly Payment Date occurring in October 2027 if the first Extension Option is exercised, (ii) the Monthly Payment Date occurring in October 2028 if the second Extension Option is exercised, and (iii) the Monthly Payment Date occurring in October 2029 if the second Extension Option is exercised (each such date, the “Extended Maturity Date”) upon satisfaction of the following terms and conditions (in each case as determined by Lender in good faith).
(a)no Event of Default shall have occurred and be continuing at the time an Extension Option is exercised and on the date that the applicable Extension Period is commenced;
(b)Borrower shall notify Lender of its election to extend the Stated Maturity Date as aforesaid not earlier than one hundred twenty (120) days and no later than thirty (30) days prior to the applicable Stated Maturity Date; provided, however, that Borrower shall be permitted to revoke such notice at any time up to five (5) days before the Stated Maturity Date provided that Borrower pays to Lender all actual out-of-pocket costs incurred by Lender in connection with such notice, including, without limitation, any Breakage Costs; and
(c)Borrower shall obtain and deliver to Lender prior to exercise of such Extension Option, a Replacement Interest Rate Cap Agreement, which Replacement Interest Rate Cap Agreement shall be effective commencing on the first day of the related Extension Period, shall have a strike rate equal to the Extension Strike Rate, and shall have a maturity date not earlier than the last day of the Interest Accrual Period in which the related Extended Maturity Date shall occur; and
(d)Borrower shall have paid to Lender all actual out-of-pocket costs and expenses incurred by Lender in connection with Borrower’s exercise of the applicable Extension Option.

All references in this Agreement and in the other Loan Documents to the Maturity Date shall mean the Extended Maturity Date in the event the applicable Extension Option is exercised.

Section 2.10.Partial Release.
(a)Provided no Event of Default shall have occurred and be continuing (other than with respect to a Default Release), Borrower shall have the right at any time prior to the Maturity Date to obtain the release (a “Partial Release”) of one or more Individual Properties (each such released Individual Property, the “Released Property”, and the Individual Properties remaining encumbered by the Security Instrument, the “Remaining Properties”) from the lien of the Security Instrument thereon (and related Loan Documents) and the release of the applicable Individual Borrower’s obligations under the Loan Documents with respect to such Released Property (other than those expressly stated to survive), upon the satisfaction of each of the following conditions precedent:
(i)Lender shall have received at least ten (10) Business Days’ (or a shorter period of time if permitted by Lender in its sole discretion exercised in good faith) prior written notice requesting the release of the Released Property;
(ii)Borrower shall, in accordance with the provisions of Section 2.7(a) above, partially prepay the Loan in an amount equal to the Release Price or such other amounts as may be required to be prepaid in connection with such release under clause (vi) below (together with, without limitation, any Interest Shortfall (if applicable) and, with respect to any such payment in excess of the Free Prepayment Amount, the Prepayment Premium applicable thereto), or such greater amount as may be required to satisfy the Partial Release Test as set forth in clause (vi) below;
(iii)Intentionally Omitted;
(iv)Borrower shall submit to Lender, not less than ten (10) Business Days prior to the date of such release (or a shorter period of time if permitted by Lender in its sole discretion exercised in good faith), a release or assignment of lien (and related Loan Documents) for the Released Property for execution by Lender. Such release or assignment shall be in a form appropriate in the State in which the Released Property is located and shall contain standard provisions, if any, protecting the rights of the releasing or assigning lenders. In addition, Borrower shall provide all other documentation in connection with such release or assignment as may be reasonably requested by Lender;
(v)Borrower shall have delivered to Lender evidence reasonably satisfactory to Lender that the release of the Released Property will not violate any term or provision of any Major Lease, Property Document, PILOT Lease and/or PILOT Document, or Management Agreement in effect at the Remaining Property at the time of the release of the Released Property, in each case in any material respect, which evidence may take the form of a certification from Borrower contained in the Officer’s Certificate referenced in Section 2.10(a)(xiii) below;
(vi)As of the date of consummation of the Partial Release, after giving effect to the release of the Released Property from the lien of the related Security Instrument and the accordant partial prepayment of the Loan, the Debt Yield with respect to the Remaining Properties shall be equal to or greater than the Closing Date Debt Yield (such test, the “Partial Release Test”); provided that with respect to a release in connection with a sale to a third-party, unrelated to any Borrower, Guarantor, Sponsor, or any Affiliate thereof on a bona fide arm’s-length basis, at market pricing based on a market process, if the Partial Release Test would not be satisfied after giving effect to the release of the Released Property and payment of the Release Price, then such Partial Release shall be permitted upon payment of a release price equal to the greater of (1) one hundred percent (100%) of the net sales proceeds from the disposition of such Released Property (net of reasonable and customary closing costs payable to third parties in connection with the disposition of such Released Property) and (2) the Release Price for such Released Property; provided, further, that, notwithstanding the foregoing, Borrower shall also have the right to satisfy the Partial Release Test by making an additional prepayment of the Debt, in accordance with the terms and conditions of Section 2.7(a) hereof (including, without limitation, payment of any applicable Interest Shortfall, Breakage Costs, and/or Prepayment Premium), in an amount which, when applied to the repayment of the Debt, together with the applicable Release Price is sufficient such that the Partial Release Test is satisfied.  Upon request from Lender, Borrower shall deliver to Lender an Officer’s Certificate confirming Borrower’s calculation of the Debt Yield with respect to the Remaining Properties;
(vii)Borrower shall pay all recording charges, filing fees, taxes or other out-of-pocket expenses (including, without limitation, any mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the release of the Released Property;
(viii)Intentionally Omitted;
(ix)Intentionally Omitted;
(x)In the event that the Released Property is the last Individual Property owned by Borrower Interest Rate Cap Party, Borrower Interest Rate Cap Party shall have assigned all of its right, title and interest in and to the Interest Rate Cap Agreement to another Individual Borrower that owns one or more Properties that shall remain subject to the lien of the Security Instrument after such release (such Borrower, the “Assignee Borrower”). In connection with (and as a condition precedent to) such assignment, Assignor (as defined in the Collateral Assignment of Interest Rate Cap Agreement and which, for the avoidance of doubt, may refer to Borrower Interest Rate Cap Party or any Assignee Borrower that has assumed the interests of such Assignor pursuant to and in accordance with this Agreement) and the other Borrowers (as applicable) shall execute and deliver to Lender (i) an assumption of the existing Collateral Assignment of Interest Rate Cap Agreement reasonably acceptable to Lender (or a new collateral assignment of interest rate cap agreement in form and substance substantially similar to the Collateral Assignment of Interest Rate Cap Agreement delivered on the Closing Date and otherwise reasonably acceptable to Lender) and (ii) an acknowledgment and consent to such assumption or new assignment executed by Counterparty and reasonably acceptable to Lender. Any Assignee Borrower may further assign its right, title and interest in and to the Interest Rate Cap Agreement to another Assignee Borrower, provided all of the conditions set forth in this Section 2.10(a)(x) are satisfied; and
(xi)Subsequent to such release, each remaining Individual Borrower and each SPE Component Entity shall continue to be a Single Purpose Entity pursuant to, and in accordance with, Article 5 hereof;
(xii)Borrower shall have paid or reimbursed Lender and/or Servicer for all reasonable out-of-pocket costs and expenses actually incurred by Lender and/or Servicer (including, without limitation, reasonable actually incurred attorneys’ fees and disbursements), and shall have paid the customary fees of Servicer in connection with such release, which fee shall (A) not exceed (x) $10,000.00 in the aggregate with respect to the coordinated release (simultaneously or on or about the same date) of between one (1) and four (4) Individual Properties and (y) $20,000.00 in the aggregate with respect to the coordinated release (simultaneously or on or about the same date) of five (5) or more Individual Properties; and
(xiii)Borrower shall deliver an Officer’s Certificate certifying that all requirements set forth in this Section 2.10 have been satisfied.
(b)In connection with any release under this Section 2.10, in the event that such release would result in the release of all Individual Properties held by an Individual Borrower (each an “Unencumbered Borrower”), such Unencumbered Borrower shall be released by Lender from the obligations of the Loan Documents, except with respect to those obligations that are expressly provided herein to survive repayment of the Loan. In connection with a release or cancellation of each Unencumbered Borrower, Lender agrees to deliver (i) a UCC-3 Financing Statement termination or amendment releasing Lender’s security interest in the collateral pledged to Lender relating to each Unencumbered Borrower, and (ii) instruments executed by Lender reasonably necessary to evidence the release or cancellation of each Unencumbered Borrower from its obligations under the Loan Documents. All reasonable out-of-pocket costs and expenses actually incurred by Lender in connection with such release shall be paid by Borrower.
(c)Intentionally Omitted.
(d)Notwithstanding the foregoing provisions of this Section 2.10, if any portion of the Loan is or will be included in a REMIC Trust, no Partial Release shall be permitted unless (x) Borrower shall have established to Lender’s reasonable satisfaction that the loan-to-value ratio of the Loan (expressed as a percentage) based upon valuations obtained by Borrower at its sole cost and expense using any commercially reasonable method permitted to a REMIC Trust (which may, provided the same is permitted under applicable REMIC requirements, include an existing appraisal to the extent the release occurs within twenty-four (24) months of the Closing Date or, if after such period, an updated appraisal, or a broker’s price opinion, in each case reasonably satisfactory to Lender, but shall be based solely on the value of real property and shall exclude personal property and going-concern value) does not exceed one hundred twenty-five percent (125%) immediately after the release of the Released Property, (y) the principal balance of the Loan is paid down by an amount not less than the greater of (I) the Release Price and (II) the least of the following amounts: (A) the net proceeds of an arm’s-length sale of the Released Property to an unrelated person, (B) the fair market value of the Released Property as reasonably determined by Lender at the time of the Partial Release, or (C) an amount such that the loan-to-value ratio of the Loan (as so reasonably determined by Lender) does not increase as a result of the Partial Release, or (z) Lender receives an opinion of counsel that the Securitization will not fail to maintain its status as a REMIC Trust as a result of the Partial Release.
(e)Notwithstanding anything to the contrary contained herein, Borrower shall have the right, but not the obligation, to cause the release of any Individual Property in order to cure a continuing Default or Event of Default with respect to an Individual Property for which Lender has delivered notice of such Default or Event of Default to Borrower, provided that (i) either (x) Borrower has, prior to the release, demonstrated in good faith to Lender that it has pursued a cure of the Default or Event of Default (which cure shall not require any shareholder, partner, or member of any such Borrower, including Guarantor, to make any capital contribution to Borrower to effectuate such cure or impose any obligation on Borrower, any shareholder, partner or member of such Borrower, including Guarantor, to use operating income or rents from any Property other than the Individual Property that is the subject of such Default or Event of Default to effectuate such cure) or (y) such default or Event of Default relates to an environmental condition at the Individual Property, and (ii) such Default or Event of Default was not caused by (or at the direction of) Borrower or an Affiliate thereof in bad faith to circumvent the requirements of this Section 2.10 (a “Default Release”).  In connection with any Default Release, Borrower shall be required to satisfy the conditions set forth in this Section 2.10, except that Borrower shall not be required to satisfy the condition set forth in Section 2.10(a)(vi).  Any prepayment of the Loan in connection with a Default Release shall be deemed a voluntary prepayment, and shall be subject to satisfaction of the conditions set forth in Section 2.7(a). Any such continuing Default or Event of Default with respect to such Individual Property will be deemed cured and no longer continuing upon the release of such Individual Property in accordance with the terms of this Section 2.10(e).
Section 2.11.Components of the Loan.
(a)For the purpose of computing interest payable from time to time on the principal amount of the Loan and certain other computations set forth herein, the principal balance of the Loan shall be divided into Component A, Component B, Component C, Component D, Component E, Component F and Component HRR. The initial principal amount of the Components shall be as follows:
COMPONENT	INITIAL PRINCIPAL AMOUNT
A	$261,000,000
B	$28,800,000
C	$31,000,000
D	$43,700,000
E F	$66,900,000 $19,850,000
HRR	$23,750,000

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender as of the Closing Date that:

Section 3.1.Legal Status and Authority. Borrower (a) is duly organized, validly existing and in good standing under the laws of its state of formation; (b) is duly qualified to transact business and is in good standing in the State; and (c) has all necessary approvals, governmental and otherwise, and full organizational power and authority to own, operate and lease each Property. Borrower has full organizational power, authority and legal right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey each Property pursuant to the terms hereof and to keep and observe all of the terms of this Agreement, the Note, the Security Instrument and the other Loan Documents on Borrower’s part to be performed.
Section 3.2.Validity of Documents. (a) The execution, delivery and performance of this Agreement, the Note, the Security Instrument and the other Loan Documents by Borrower and Guarantor and the borrowing evidenced by the Note and this Agreement (i) are within the organizational power and authority of such parties; (ii) have been authorized by all requisite organizational action of such parties; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not materially violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a material default under any provision of law, any order or judgment of any court or Governmental Authority applicable to Borrower or its assets or the Properties, any license, certificate or other governmental approval required for Borrower to operate the Properties, any applicable organizational documents, or any applicable indenture, agreement or other instrument, including, without limitation, the Management Agreement; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby and by the other Loan Documents; and (vi) will not require any authorization or license from, or any filing with, any Governmental Authority (except for the recordation of the Security Instrument in the appropriate land records in the State and except for Uniform Commercial Code filings and similar filings relating to the security interest created hereby and except for any other authorization, license or filing with any Governmental Authority which has been obtained or performed, or will be obtained or performed concurrently with the execution and delivery of this Agreement), (b) this Agreement, the Note, the Security Instrument and the other Loan Documents have been duly executed and delivered by or on behalf of Borrower and Guarantor through an authorized representative of Borrower and Guarantor and (c) this Agreement, the Note, the Security Instrument and the other Loan Documents to which it is a party constitute the legal, valid and binding obligations of Borrower and Guarantor. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower or Guarantor, including the defense of usury, nor to Borrower’s and Guarantor’s knowledge would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Creditors Rights Laws, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)). Neither Borrower nor Guarantor has asserted any right of rescission, set-off, counterclaim or defense with respect to the Loan Documents.
Section 3.3.Litigation. There is no action, suit, proceeding or governmental investigation, in each case, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or, to Borrower’s knowledge, threatened in writing against Borrower, Sponsor or Guarantor or against or affecting the Property that has not been disclosed to Lender by Borrower in writing, prior to the Closing Date, and in connection with the closing of the Loan, is not covered by insurance, or, if determined adversely to Borrower, would reasonably be likely to have an Individual Material Adverse Effect or Aggregate Material Adverse Effect.
Section 3.4.Agreements. To Borrower’s knowledge, Borrower is not a party to any agreement or instrument or subject to any restriction which would have an Individual Material Adverse Effect. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or any Property is bound. Borrower has no material financial obligation under any agreement or instrument to which Borrower is a party or by which Borrower or any Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property and (b) obligations under this Agreement, the Security Instrument, the Note and the other Loan Documents. There is no agreement or instrument to which Borrower is a party or by which Borrower is bound that would require the subordination in right of payment of any of Borrower’s obligations hereunder or under the Note to an obligation owed to another party.

Section 3.5.Financial Condition.
(a)Borrower is solvent and Borrower has received reasonably equivalent value for the granting of the Security Instrument. No proceeding under Creditors Rights Laws with respect to any Borrower Party has been initiated by any Borrower Party or, to Borrower’s knowledge, by any other Person.
(b)In the last ten (10) years, (i) no petition in bankruptcy has been filed by any Borrower Party or, to Borrower’s knowledge, by any other Person against any Borrower Party and (ii) Borrower Party has never made any assignment for the benefit of creditors or taken advantage of any Creditors Rights Laws.
(c)No Borrower Party is contemplating either the filing of a petition by it under any Creditors Rights Laws or the liquidation of its assets or property and Borrower has no knowledge of any Person contemplating the filing of any such petition against any Borrower Party.
Section 3.6.Disclosure. Borrower has disclosed to Lender all material facts and has not intentionally failed to disclose any material fact known to Borrower that could be reasonably likely to cause any representation or warranty made herein to be materially misleading.
Section 3.7.No Plan Assets; FIRRMA.
(a)As of the date hereof and until the Debt is repaid in accordance with the applicable terms and conditions hereof, (a) Borrower is not and will not be an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (b) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA, (c) transactions by or with Borrower are not and will not be subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans and (d) none of the assets of Borrower constitutes or will constitute “plan assets” of one or more plans subject to Title I of ERISA or Section 4975 of the IRA Code within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA. As of the date hereof, neither Borrower, nor any member of a “controlled group of corporations” (within the meaning of Section 414 of the IRS Code) that includes Borrower, maintains, sponsors or contributes to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA).
(b)Each of Borrower, the Constituent Owners of Borrower, the Property and acquisition thereof have complied with and are in compliance with FIRRMA. Borrower has provided to Lender with copies of any and all FIRRMA Documents it has received. No non-U.S. government (including any state owned enterprises or sovereign wealth funds) owns any equity interests (direct or indirect) in Borrower. Borrower has not made any voluntary filings relating to FIRRMA and Borrower is not required to make any mandatory filings relating to FIRRMA.
Section 3.8.Not a Foreign Person. Borrower is not a “foreign person” within the meaning of § 1445(f)(3) of the IRS Code.
Section 3.9.Intentionally Omitted.
Section 3.10.Business Purposes. The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.
Section 3.11.Borrower’s Principal Place of Business. Borrower’s principal place of business and its chief executive office as of the date hereof is 2000 Avenue of the Stars, 12th Floor,

Los Angeles, CA 90067. Borrower’s mailing address, as set forth in the opening paragraph hereof or as changed in accordance with the provisions hereof, is true and correct. Borrower’s organizational identification number, if any, assigned by the state of its organization is set forth on Schedule I attached hereto. Borrower’s federal tax identification number is set forth on Schedule I attached hereto. Borrower is not subject to back-up withholding taxes.
Section 3.12.Status of Property.
(a)To Borrower’s knowledge, Borrower has obtained all material Permits (the absence of which could reasonably be expected to have an Individual Material Adverse Effect or Aggregate Material Adverse Effect), all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.
(b)Except as otherwise disclosed by the Environmental Report (as defined in the Environmental Indemnity), to Borrower’s knowledge, each Individual Property and the present use and the contemplated use and occupancy thereof are in compliance in all material respects with all applicable zoning ordinances, building codes, land use laws, Environmental Laws and other similar Legal Requirements.
(c)Each Individual Property is served by all utilities required for the current or contemplated use thereof. All utility services are provided by public utilities and each Individual Property has accepted or is equipped to accept such utility service.
(d)All public roads and streets necessary for service of and access to each Individual Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public. Each Individual Property has either direct access to such public roads or streets or access to such public roads or streets by virtue of a perpetual easement or similar agreement inuring in favor of Borrower and any subsequent owners of each Individual Property.
(e)Each Individual Property is served by public water and sewer systems.
(f)Except as otherwise disclosed in the property condition report delivered to Lender in connection with the closing of the Loan, to Borrower’s knowledge, (i) each Individual Property is free from damage caused by fire or other casualty, (ii) each Individual Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; and (iii) there exists no structural or other material defects or damages in each Individual Property, whether latent or otherwise, and Borrower has not received written notice from any insurance company or bonding company of any defects or inadequacies in each Individual Property, or any part thereof, which would adversely affect in any material respect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.
(g)All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under applicable Legal Requirements could give rise to any such liens) affecting each Individual Property which are or may become a lien prior to or equal to the lien of the Security Instrument.

(h)Borrower has paid in full for, and is the owner of, all material furnishings, fixtures and equipment (other than Tenants’ property or the property, if any, and equipment leased under any Permitted Equipment Lease) used in connection with the operation of each Individual Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created by this Agreement, the Note, the Security Instrument and the other Loan Documents and other Permitted Encumbrances.
(i)Except as otherwise disclosed in the property condition report delivered to Lender in connection with the closing of the Loan, to Borrower’s knowledge, all liquid and solid waste disposal, septic and sewer systems located on each Individual Property are in a good and safe condition and repair and in compliance in all material respects with all Legal Requirements.
(j)Except as expressly disclosed on the Survey, (i) no portion of the Improvements is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts and (ii) no part of any Individual Property consists of or is classified as wetlands, tidelands or swamp and overflow lands.
(k)Except for encroachments expressly set forth in the Survey and that are insured against pursuant to the Title Insurance Policy, to Borrower’s knowledge, all the Improvements lie within the boundaries of the Land and any building restriction lines applicable to the Land.
(l)To Borrower’s knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor are there any contemplated improvements to any Individual Property that may result in such special or other assessments.
(m)Except as otherwise disclosed to Lender in writing, prior to the Closing Date and in connection with the closing of the Loan, Borrower has not (i) made, ordered or contracted for any construction, repairs, alterations or improvements to be made on or to any Individual Property which have not been completed and paid prior to the same becoming due and delinquent, (ii) ordered any material amounts of materials for any such construction, repairs, alterations or improvements which have not been paid prior to the same becoming due and delinquent or (iii) attached any material fixtures to any Individual Property which have not been paid prior to the same becoming due and delinquent. There is no such construction, repairs, alterations or improvements ongoing at any Individual Property as of the Closing Date other than such construction, repairs alterations or improvements made in the ordinary course of business, and those of which have been disclosed to Lender in writing, prior to the Closing Date and in connection with the closing of the Loan. There are no outstanding or disputed claims for any Work Charges that have either been filed or delivered to Borrower in writing, and there are no outstanding filed liens or security interests (other than any unwritten, inchoate security interests that exist as a matter of law) in connection with any Work Charges.
(n)Borrower has no direct employees. All personnel employed at or in connection with any Individual Property are the direct employees of Manager or Sub-Manager.
Section 3.13.Financial Information. All financial data, including, without limitation, the balance sheets, statements of cash flow, statements of income and operating expense and rent rolls, prepared by or on behalf of, or delivered to Lender by or on behalf of, Borrower, Sponsor and/or Guarantor, in respect of Borrower, Sponsor, Guarantor and/or the Property prior to the date hereof (a) are true, complete and correct in all material respects, (b) accurately represent the financial condition of Borrower, Sponsor, Guarantor or the Property, as applicable, as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with the Approved Accounting Method throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have an Aggregate Material Adverse Effect, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower, Sponsor or Guarantor from that set forth in said financial statements.
Section 3.14.Condemnation. Except with respect to the condemnation relating to the Property located at 2455 W. 1500 South, Salt Lake City, Utah (“Intermountain Space Center Property”), no Condemnation or other proceeding has been commenced or, to Borrower’s best knowledge, is threatened in writing with respect to all or any portion of any Property or for the relocation of the access to any Property.
Section 3.15.Separate Lots. Each Individual Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.
Section 3.16.Insurance. Borrower has obtained and has delivered to Lender evidence of insurance, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. There are no present claims of any material nature under any of the Policies, and to Borrower’s knowledge, no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.
Section 3.17.Use of Property. Each Individual Property is used primarily for industrial purposes and other appurtenant, ancillary and related uses.
Section 3.18.Leases and Rent Roll. Except as disclosed in the rent roll for the Property delivered to and certified to Lender in connection with the closing of the Loan (the “Rent Roll”), (a) Borrower is the sole owner of the entire lessor’s interest in the Leases; (b) the Leases are valid and enforceable and in full force and effect; (c) all of the Leases are arms-length agreements with bona fide, independent third parties; (d) Borrower is not in default under any Lease beyond any applicable notice and grace periods and, to Borrower’s knowledge, no other party under any Lease is in default in any material respect beyond any applicable notice and grace periods; (e) except as set forth on an arrears report provided to Lender prior to the date hereof, all Rents due have been paid in full and no Tenant is in arrears in its payment of Rent; (f) the terms of all alterations, modifications and amendments to the Leases are reflected in the occupancy statement delivered to and approved by Lender; (g) except pursuant to the Loan Documents, none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated; (h) none of the Rents have been collected for more than one (1) month in advance (except a Security Deposit shall not be deemed rent collected in advance); (i) the premises demised under the Leases have been completed, all improvements, repairs, alterations or other work required to be furnished on the part of Borrower under the Leases have been completed, the Tenants under the Leases have accepted the premises demised thereunder and have taken possession of the same on a rent-paying basis and any payments, credits or abatements required to be given by Borrower to the Tenants under the Leases have been made in full; (j) to Borrower’s knowledge, there exist no offsets or defenses to the payment of any portion of the Rents and Borrower has no outstanding monetary obligation to any Tenant under any

Lease; (k) Borrower has received no written notice from any Tenant challenging the validity or enforceability of any Lease; (l) Borrower has no agreements with the Tenants under the Leases other than expressly set forth in each Lease; (m) [intentionally omitted]; (n) no Lease contains an option to purchase, right of first refusal to purchase, right of first refusal to lease additional space at any Property, or any other similar provision other than the Wedgewood Lease; (o) no Person has any possessory interest in, or right to occupy, any Property except under and pursuant to a Lease; (p) all Security Deposits relating to the Leases are reflected on the Rent Roll and have been collected by Borrower; (q) no brokerage commissions or finders fees are due and payable regarding any Lease; (r) each Tenant is in actual, physical occupancy of the premises demised under its Lease; (s) to Borrower’s knowledge, there are no actions or proceedings (voluntary or otherwise) pending against any Tenants or guarantors under Leases, in each case, under bankruptcy or similar insolvency laws or regulations; and (t) to Borrower’s knowledge, no event has occurred giving any Tenant the right to cease operations at its leased premises (i.e., “go dark”), terminate its Lease or pay reduced or alternative Rent to Borrower under any of the terms of such Lease, such as a co-tenancy provision. Prior to the Closing Date, Borrower has requested Tenant estoppel certificates from each Tenant.
Section 3.19.Filing and Recording Taxes. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of this Agreement, the Security Instrument, the Note and the other Loan Documents, including, without limitation, the Security Instrument, have been paid or will be paid, and, under current Legal Requirements, the Security Instrument and the other Loan Documents are enforceable in accordance with their terms by Lender (or any subsequent holder thereof), except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Creditors Rights Laws, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 3.20.Management Agreement. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and, to Borrower’s knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. As of the date hereof, no management fees under the Management Agreement are past due.
Section 3.21.Illegal Activity/Forfeiture.
(a)No portion of the Property has been or will be purchased, improved, equipped or furnished by Borrower or, to Borrower’s knowledge, any other Person with proceeds of any illegal activity and to Borrower’s knowledge, there are no illegal activities or activities relating to controlled substances at any Property.
(b)There has not been and shall never be committed by Borrower, any Affiliate of Borrower or, to Borrower’s knowledge, there has not been committed by any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any state or local government the right of forfeiture as against any Property or any part thereof or any monies paid in performance of Borrower’s obligations under this Agreement, the Note, the Security Instrument or the other Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.
Section 3.22.Taxes. Borrower has filed all federal, state, county, municipal, and city income, personal property and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Borrower knows of no basis for any additional assessment in respect of any such taxes and related liabilities for prior years.
Section 3.23.Permitted Encumbrances. None of the Permitted Encumbrances, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by this Agreement, the Security Instrument, the Note and the other Loan Documents materially and adversely affects the value or marketability of the Property, impairs the use or the operation of the Property in any material respect or impairs Borrower’s ability to pay its obligations in a timely manner.
Section 3.24.Third Party Representations. Each of the representations and the warranties made by Sponsor and Guarantor in the other Loan Documents (if any) are true, complete and correct in all material respects.
Section 3.25.Non-Consolidation Opinion Assumptions. All of the assumptions made in the Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto and/or certificates delivered in connection therewith, are true, complete and correct in all material respects.
Section 3.26.Federal Reserve Regulations. No part of the proceeds of the Loan will be used by Borrower for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement, the Security Instrument, the Note or the other Loan Documents. None of Borrower, Guarantor, Sponsor, and/or any Constituent Owner of the foregoing is affiliated with or is an insider with respect to Lender (or its affiliates) in any manner that implicates either Regulation W or Regulation O of the Federal Reserve Act (as each of the same may be amended, modified, supplemented, and/or replaced from time to time). Neither the Loan nor any transaction contemplated herein and/or in the other Loan Documents is in violation of Regulation W and/or Regulation O.
Section 3.27.Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; or (b) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.
Section 3.28.Fraudulent Conveyance. Borrower (a) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities. To Borrower’s knowledge, the fair saleable value of Borrower’s assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).
Section 3.29.Intentionally Omitted.
Section 3.30.Anti-Money Laundering and Economic Sanctions.
(a)As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, (a) none of the funds or other assets of any Borrower Party constitute (or will constitute) property of, or are (or will be) beneficially owned, directly or indirectly, by any Person or government that is the subject of economic sanctions or trade restrictions under U.S. law, including without limitation, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. §§ 4301 et seq., and any Executive Orders or regulations promulgated thereunder with the result that transactions involving or the investment in any such Borrower Party (whether directly or indirectly) is prohibited by applicable law or the Loan made by Lender is in violation of applicable law (“Embargoed Person”); (b) no Embargoed Person has (or will have) any interest of any nature whatsoever in any Borrower Party, with the result that the investment in any such Borrower Party (whether directly or indirectly), is prohibited by applicable law or the Loan is in violation of applicable law; and (c) none of the funds of any Borrower Party have been (or will be) derived from any unlawful activity with the result that transactions involving or the investment in any such Borrower Party (whether directly or indirectly), is prohibited by applicable law or the Loan is in violation of applicable law. Any violation of the clauses (a), (b) or (c) above shall, at Lender’s option, constitute an Event of Default hereunder. The representations contained in this Section 3.30(a) shall not be deemed to apply to any Person whose ownership interests in any indirect owner of Borrower is solely through the ownership of shares of stock in such indirect owner of Borrower whose shares are listed on the New York Stock Exchange, or another nationally recognized stock exchange.
(b)Each Borrower hereby represents and warrants that neither Borrower, SPE Component Entity nor Guarantor and, to Borrower’s knowledge, any other owner of a direct or indirect interest in any Borrower : (i) is a person who has been determined by competent authority to be subject to economic sanctions administered or enforced by the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury, the Department of State, or other relevant sanctions authority (“Sanctions”); (ii) has been previously indicted for or convicted of, or pled guilty or no contest to, any felony or crimes under the USA PATRIOT Act or other applicable anti-money laundering laws and regulations and all Sanctions; (iii) fail to operate (or have operated) under policies, procedures and practices, if any, that are in compliance with the USA PATRIOT Act and other applicable anti-money laundering laws and regulations and Sanctions; (iv) be (or have been) in receipt of any notice from OFAC, the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States, in each case, claiming a violation or possible violation of applicable anti-money laundering laws and regulations and/or Sanctions; (v) be (or have been) the subject of Sanctions, including those listed as a Specially Designated National or as a “blocked” Person on any lists issued by OFAC and those owned or controlled by or acting for or on behalf of such Specially Designated National or “blocked” Person; (vi) be (or have been) a Person who has been determined by competent authority to be subject to any of the prohibitions contained in the USA PATRIOT Act; or (vii) be (or have been) owned or controlled by or be (or have been) acting for or on behalf of, in each case, any Person who has been determined to be subject to the prohibitions contained in the USA PATRIOT Act. Each Borrower covenants and agrees that in the event Borrower receives any notice that any Borrower Party (or any of their respective beneficial owners or Affiliates) became the subject of Sanctions or is indicted, arraigned, or custodially detained on charges involving Sanctions, money laundering or predicate crimes to money laundering, Borrower shall promptly notify Lender. It shall be an Event of Default hereunder if any Borrower Party becomes the subject of Sanctions or is indicted, arraigned or custodially detained on charges involving Sanctions, money laundering or predicate crimes to money laundering. All capitalized words and phrases and all defined terms used in the USA PATRIOT Act of 2001, 107 Public Law 56 (October 26, 2001) and in other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to applicable anti-money laundering laws and regulations (collectively referred as the “Patriot Act”) are incorporated into this Section. The representations contained in this Section 3.30 shall not be deemed to apply to any Person whose ownership interests in any indirect owner of Borrower is solely through the ownership of shares of stock in such indirect owner of Borrower whose shares are listed on the New York Stock Exchange, or another nationally recognized stock exchange.
Section 3.31.Organizational Chart. The organizational chart attached as Schedule IV hereto (the “Organizational Chart”), relating to Borrower and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof.
Section 3.32.Bank Holding Company. Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.
Section 3.33.PILOT Leases and PILOT Documents.  After giving effect to any estoppels delivered to Lender in connection with the closing of the Loan:
(a)The PILOT Lease and/or PILOT Document, or a memorandum thereof, has been duly recorded or a true and correct copy thereof has been provided to Lender.
(b)Except as described herein or disclosed in any estoppel delivered to Lender in connection with the closing of the Loan, the PILOT Lease and the PILOT Documents have not been modified, amended or supplemented.
(c)The PILOT Lease and/or the PILOT Documents, as applicable, permits the interest of the applicable Individual Borrower party thereto to be encumbered by the related Security Instrument.
(d)Except for Permitted Encumbrances, the applicable Individual Borrower’s interest in the PILOT Lease and/or the PILOT Documents, as applicable, is not subject to any liens or encumbrances superior to, of equal priority with, or subordinate to the related Security Instrument.
(e)The applicable Individual Borrower’s interest in the PILOT Lease and the PILOT Documents is assignable to Lender or its designee and is further assignable by Lender and its successor and assigns in accordance with the applicable PILOT Lease and the PILOT Documents.
(f)The PILOT Lease and PILOT Documents are in full force and effect and neither the applicable Individual Borrower nor, to such Individual Borrower’s actual knowledge, any other party to such PILOT Lease or PILOT Document, as applicable, is in default thereunder, and to the applicable Borrower’s actual knowledge, there are no conditions which, with the passage of time or giving of notice, or both, would constitute a default thereunder. Except as disclosed as part of the PILOT Documents, the applicable Individual Borrower has not received any written notice from another party to such PILOT Lease or PILOT Document, as applicable, reducing the tax abatement in favor of such Individual Borrower or Tenant or terminating such PILOT Lease or PILOT Document, as applicable.
Section 3.34.Property Document Representations. With respect to each Property Document, Borrower hereby represents that (a) each Property Document is in full force and effect and has not been amended, restated, replaced or otherwise modified (except, in each case, as expressly set forth herein), (b) there are no material defaults under any Property Document by Borrower or, to Borrower’s knowledge, any other party thereto and, to Borrower’s knowledge, no event has occurred which, but for the passage of time, the giving of notice, or both, would constitute a default under any Property Document that would be reasonably likely to have an Individual Material Adverse Effect, (c) all rents, additional rents and other sums due and payable by Borrower under the Property Documents have been paid in full, and (d) to Borrower’s knowledge, no party to any Property Document has commenced any action against Borrower and Borrower has not given nor received any written notice for the purpose of terminating any Property Document.
Section 3.35.No Change in Facts or Circumstances; Disclosure. All information submitted by (or on behalf of) Borrower, Guarantor or Sponsor to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted by (or on behalf of) Borrower, Guarantor or Sponsor in connection with the Loan or in satisfaction of the terms thereof and all statements of material fact made by Borrower, Sponsor and/or Guarantor in this Agreement or in the other Loan Documents, are accurate, complete and correct in all material respects. To Borrower’s knowledge, there has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that would otherwise have an Individual Material Adverse Effect or Aggregate Material Adverse Effect. To Borrower’s knowledge, Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

Borrower agrees that, unless expressly provided otherwise, all of the representations and warranties of Borrower set forth in this Article 3 and elsewhere in this Agreement and the other Loan Documents shall survive for so long as any portion of the Debt remains owing to Lender. All representations, warranties, covenants and agreements made by Borrower in this Agreement and in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

Section 3.36.Plainfield Tax Incentive Program. To Plainfield Borrower’s knowledge, the Plainfield Tax Incentive Documents are in full force and effect and Plainfield Borrower is receiving the tax benefits described more particularly therein. As of the date hereof, (a) to Plainfield Borrower’s knowledge, Plainfield Borrower receives a phased tax abatement on the property, which commenced in 2020 and runs for a period of 10 years and will be fully phased out in tax year 2030 under the Plainfield Tax Incentive Documents, (b) the copies of the Plainfield Tax Incentive Documents delivered to Lender are true, correct, and complete, and (c) to Plainfield Borrower’s knowledge, Plainfield Borrower is not in default of its obligations under or the terms and conditions of the Plainfield Tax Incentive Documents.

ARTICLE 4

BORROWER COVENANTS

From the date hereof and until payment and performance in full of all obligations of Borrower under this Agreement, the Security Instrument, the Note and the other Loan Documents or the earlier release of the lien of the Security Instrument (and all related obligations) in accordance with the terms of this Agreement, the Security Instrument, the Note and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

Section 4.1.Existence. Borrower will continuously maintain (a) its existence and shall not dissolve or permit its dissolution, (b) its rights to do business in the State and (c) its franchises and trade names, if any.
Section 4.2.Legal Requirements.
(a)Borrower shall promptly comply and shall cause the Property to comply, in each case in all material respects, with all Legal Requirements affecting the Property or the use thereof (which such covenant shall be deemed to (i) include Environmental Laws and (ii) require Borrower to keep all material Permits in full force and effect).
(b)[Intentionally Omitted].
(c)Borrower shall give prompt notice to Lender of the receipt by Borrower of any written notice related to a material violation of any Legal Requirements applicable to Borrower or relating to the Property and of the commencement of any proceedings or investigations which relate to Borrower’s or the Property’s compliance with Legal Requirements.
(d)After prior written notice to Lender, Borrower, at its own expense, may contest (or permit to be contested) by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or the Property or any alleged violation of any Legal Requirement, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be permitted by and conducted in accordance with all applicable Legal Requirements; (iii) no Individual Property nor any material part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (v) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower or the Property; and (vi) in the event that the aggregate amount Borrower is contesting (pursuant to all of Borrower’s rights to contest in this Agreement) is greater than $4,000,000.00, Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender (which security amount shall not exceed 110% of the amount that would be reasonably likely to become due if Borrower loses such contest, together with all interest and penalties payable in connection therewith), to insure compliance with such Legal Requirement. Lender may apply any such security or part thereof, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established pursuant to a final judgment or ruling by the applicable Governmental Authority or an

Individual Property (or any material part thereof or interest therein) shall be in imminent danger of being sold, forfeited, terminated, cancelled or lost.
Section 4.3.Maintenance and Use of Property. Borrower shall cause the Property to be maintained in a good and safe condition and repair reasonable wear and tear excepted. The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal use or replacement of the Personal Property) without the consent of Lender or as otherwise permitted pursuant to Section 4.21 hereof. Subject to Section 7.2 hereof, Borrower shall perform (or shall cause to be performed) the prompt repair, replacement and/or rebuilding of any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 3.14 hereof and shall complete and pay for (or cause the completion and payment for) any structure at any time in the process of construction or repair on the Land. Borrower shall operate the Property for the same uses as the Property is currently operated and Borrower shall not, without the prior written consent of Lender, (i) change the use of the Property in any material respect, or (ii) initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, the result of which would limit or more narrowly define the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued (provided the foregoing prohibition shall not be deemed to be breached as a result of a Casualty and/or Condemnation, to the extent Borrower is complying with all applicable requirements set forth in the Casualty and/or Condemnation provisions in this Agreement and the other Loan Documents) or the nonconforming Improvement to be abandoned without the express written consent of Lender.
Section 4.4.Waste. Borrower shall not commit or suffer any physical waste of the Property or make any change in the use of the Property (excluding any change in use by any Tenant that is in compliance in all material respects with Legal Requirements and the terms of such Tenant’s Lease) which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that would reasonably be expected to invalidate or give cause for cancellation of any Policy. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof.
Section 4.5.Taxes and Other Charges.
(a)Borrower shall pay (or cause to be paid) all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof prior to the date on which such sums become delinquent; provided, however, prior to the occurrence and continuance of an Event of Default, Borrower’s obligation to directly pay Taxes and Other Charges shall be suspended for so long as Borrower complies with the terms and provisions of Section 8.6 hereof. Borrower shall furnish to Lender receipts for the payment of the Taxes and Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes and Other Charges in the event that such Taxes have been paid by Lender pursuant to Section 8.6 hereof). Borrower shall not suffer and, subject to Sections 4.5(b) and 4.16(b) hereof, shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property other than a Permitted Encumbrance, and shall promptly pay for all utility services provided to the Property (except to the extent such utility services are paid for by Tenants directly to the providers of such utility services pursuant to the express terms of applicable Leases, in which case, Borrower shall use commercially reasonable efforts to cause the applicable Tenants to pay for all such utility services; provided, that, if Tenant does not pay for such utility services then Borrower shall be required to pay for all such services that could result in a lien against the Property or any of Borrower’s interest therein).
(b)After prior written notice to Lender, Borrower, at its own expense, may contest (or permit to be contested) by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other material instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be permitted by and conducted in accordance with all applicable Legal Requirements; (iii) no Individual Property nor any material part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (vi) in the event that the amount Borrower is contesting (pursuant to all rights to contest amounts set forth in this Agreement) is greater than $4,000,000.00, Borrower shall furnish such security as may be required in the proceeding, or deliver to Lender such reserve deposits as may be reasonably requested by Lender (which security amount shall not exceed 110% of the amount that would be reasonably likely to become due if Borrower loses such contest, together with all interest and penalties thereon), to insure the payment of any such Taxes or Other Charges (unless Borrower has paid all of the Taxes and Other Charges under protest). Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established pursuant to a final judgment or ruling by the applicable Governmental Authority or any Individual  Property (or material part thereof or interest therein) shall be in imminent danger of being sold, forfeited, terminated, canceled or lost as a result of the failure to pay such Taxes and Other Charges or there shall be any danger of the lien of the Security Instrument being primed by any related lien.
Section 4.6.Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower which, if determined adversely to Borrower, would be reasonably likely to have an Aggregate Material Adverse Effect.
Section 4.7.Access to Property. Subject to the rights of Tenants under Leases, Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof on any Business Day at reasonable hours upon reasonable advance notice.
Section 4.8.Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower’s, Sponsor’s and/or Guarantor’s condition (financial or otherwise) that is known to Borrower or of the occurrence of any Event of Default or monetary or material Default of which Borrower has knowledge.
Section 4.9.Cooperate in Legal Proceedings. Borrower shall cooperate reasonably with Lender with respect to any proceedings before any court, board or other Governmental authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the Note, the Security Instrument or the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

Section 4.10.Performance by Borrower. Borrower hereby acknowledges and agrees that Borrower’s observance, performance and fulfillment of each and every covenant, term and provision to be observed and performed by Borrower under this Agreement, the Security Instrument, the Note and the other Loan Documents is a material inducement to Lender in making the Loan.
Section 4.11.Federal Reserve Regulations. Borrower shall, from time to time, provide Lender with such information relating to Borrower, any SPE Component Entity, Guarantor, Sponsor, and/or any Constituent Owner thereof as Lender shall deem necessary (in Lender’s sole and absolute discretion exercised in good faith) in determining Lender’s ongoing compliance with Regulation W and Regulation O of the Federal Reserve Act (as each of the same may be amended, modified, supplemented, and/or replaced from time to time). Notwithstanding anything to the contrary contained herein, none of Borrower, any SPE Component Entity, Guarantor, Sponsor, and/or any Constituent Owner thereof shall knowingly take any action that will cause Lender and/or the Loan to violate Regulation W and/or Regulation O.
Section 4.12.Books and Records.
(a)Borrower shall furnish to Lender:
(i)quarterly operating statements of each Individual Property detailing the revenues received, the expenses incurred and major capital improvements for the period of calculation and containing appropriate year-to-date information, within sixty (60) days after the end of each calendar quarter (other than each fiscal quarter ending on the close of the fiscal year of Borrower).  Such quarterly financial statements shall be accompanied by an Officer’s Certificate executed by an appropriate officer of Borrower or a controlling affiliate of Borrower, certifying that such financial statements are in all material respects true, complete and correct;
(ii)within one hundred twenty (120) days after the close of each fiscal year of Borrower (or such shorter time period as is necessary to comply with any applicable Legal Requirements (including, without limitation, Regulation AB), provided, that, (I) Lender shall notify Borrower in writing that such a shorter time period is required and (II) unless there is a change in Regulation AB or any other applicable Legal Requirement after the Closing Date, in no event shall such time period be shortened to sooner than eighty five (85) days after the close of each fiscal year of Borrower): (A) with respect to Borrower, an annual balance sheet, and statement of cash flow, profit and loss statement and statement of change in financial position (each of which shall not include any Person other than Borrower), (B) an annual operating statement of each Individual Property (detailing the revenues received, the expenses incurred and the components of Underwritten Net Operating Income before and after Debt Service and major capital improvements for the period of calculation and containing appropriate year-to-date information), and (C) a certification that Guarantor continues to satisfy the net worth requirements applicable to it.  Such annual financial statements shall be accompanied by an Officer’s Certificate executed by an appropriate officer of Borrower or a controlling affiliate of Borrower, certifying that such financial statements are in all material respects true, complete and correct.  Notwithstanding the foregoing, to the extent Moody’s rates securities in connection with a Securitization of the Loan, the annual income statement and balance sheets of Borrower required hereunder shall be prepared in accordance with Approved Accounting Method and shall be audited by an independent certified public accountant reasonably approved by Lender;

(iii)by no later than January 31 of each new calendar year, an annual operating budget for the current calendar year presented on a monthly basis consistent with the annual operating statement described above for each Individual Property, including cash flow projections for the upcoming year and all proposed capital replacements and improvements, which such budget shall (A) until the occurrence and continuance of a Trigger Period, be provided to Lender for informational purposes and (B) after the occurrence and during the continuance of a Trigger Period not take effect until approved by Lender (after such approval has been given in writing, such approved budget shall be referred to herein as the “Approved Annual Budget”). Notwithstanding anything to the contrary contained herein, Lender shall have twenty (20) Business Days from receipt of written request from Borrower in which to approve or disapprove an annual operating budget during the continuance of a Trigger Period. In the event that Lender fails to respond to Borrower’s request for approval within such time, Lender’s approval shall be deemed given for all purposes. Until such time as Lender has approved or shall be deemed to approve a proposed annual operating budget, Borrower shall adhere to the most recent annual operating budget, adjusted to reflect actual increases in Taxes, Insurance Premiums and utilities expenses;
(iv)by no later than sixty (60) days after and as of the end of each calendar quarter, a calculation of the then current Debt Service Coverage Ratio and Debt Yield, together with such back-up information as Lender shall reasonably require, and after the occurrence and during the continuance of a Trigger Period, a calculation of the amount of Excess Cash Flow generated by each Individual Property for such period together with such back-up information as Lender shall reasonably require; and
(b)Upon reasonable request from Lender, Borrower shall furnish within a reasonable time following such request, to Lender:
(i)in connection with any release of any Property in accordance with the terms hereof, either (A) Borrower’s calculation of Debt Service Coverage Ratio, Debt Yield, Release Price and such other financial or management information as Lender may reasonably require, if applicable or (B) Borrower’s written confirmation that it agrees with Lender’s calculation of Debt Service Coverage Ratio, Debt Yield, Release Price and any other applicable calculations in connection with such release;
(ii)an accounting of all Security Deposits, including the nature and type of Security Deposit, the name and identification number of the accounts in which such Security Deposits are held (if applicable), such details regarding any Security Deposit not held in the form of cash as Lender may reasonably require, the name and address of the financial institutions in which such Security Deposits are held or have been otherwise issued by and the name of the Person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts or other information directly from such financial institutions; and
(iii)evidence reasonably acceptable to Lender of compliance with the terms and conditions of Articles 5 and 9 hereof.
(c)Borrower shall, within ten (10) Business Days of Lender’s written request, furnish Lender (and shall cause Sponsor and/or Guarantor to furnish to Lender) with such other additional financial or management information (including State and Federal tax returns) as may, from time to time, be reasonably required by Lender in form and substance reasonably satisfactory to Lender; provided, that, such requests are consistent with the financial information then provided by Borrower and Guarantor or such requested financial or management information is reasonably available to any Borrower Party within such time period. Borrower shall furnish to Lender and its agents convenient facilities for the examination and audit of any such books and records at any reasonable time from time to time during business hours upon reasonable advance notice.
(d)Borrower agrees that (i) Borrower shall keep adequate books and records of account and (ii) all Required Financial Items (defined below) to be delivered to Lender pursuant to Section 4.12 shall be insofar as any such Required Financial Item has been prepared by or on behalf of Borrower, Guarantor or Sponsor, or with respect to Borrower, Guarantor or the Property: (A) be complete and correct in all material respects; (B) present fairly the financial condition of the applicable Person in all material respects; (C) disclose all liabilities that are required to be reflected or reserved against; and (D) be prepared (1) in the form required by Lender and certified by a Responsible Officer of Borrower, (2) in hardcopy and electronic formats and (3) in accordance with the Approved Accounting Method. Borrower shall be deemed to warrant and represent that, as of the date of delivery of any such financial statement of Borrower, there has been no material adverse change in its financial condition, nor have any of its assets or properties been sold, transferred, assigned, mortgaged, pledged or encumbered since the date of such financial statement except as reflected in such financial statement or otherwise expressly permitted by the Loan Documents or disclosed by Borrower in a writing delivered to Lender. Borrower agrees that all Required Financial Items shall not contain any material misrepresentation or omission of a material fact.
(e)Borrower acknowledges the importance to Lender of the timely delivery of each of the items required by this Section 4.12 and the other financial reporting items required by this Agreement (each, a “Required Financial Item” and, collectively, the “Required Financial Items”).
Section 4.13.Estoppel Certificates.
(a)(i)  After written request by Lender, Borrower, within ten (10) Business Days of such request, but in no event more frequently than once in any twelve (12) month period (unless Lender shall require any such statement more frequently in connection with any assignment to an assignee or upon the occurrence and during the continuance of an Event of Default) shall furnish Lender or any proposed assignee with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Loan, (ii) the unpaid principal amount of the Loan, (iii) the rate of interest of the Loan, (iv) the terms of payment and maturity date of the Loan, (v) the date installments of interest and/or principal were last paid, (vi) that, except as provided in such statement, no Event of Default exists, (vii) that this Agreement, the Note, the Security Instrument and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (viii) whether any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (ix) that all Leases are in full force and effect and have not been modified (or if modified, setting forth all modifications), (x) the date to which the Rents thereunder have been paid pursuant to the Leases, and (xi) whether or not, to Borrower’s knowledge, any of the lessees under the Leases are in default under the Leases, and, if any of the lessees are in default, setting forth the specific nature of all such defaults.

(ii)  Provided no Event of Default has occurred and is continuing, after written request by Borrower, Lender, within twenty (20) Business Days of such request, shall furnish Borrower with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Loan, (ii) the unpaid principal amount of the Loan, (iii) the rate of interest of the Loan, (iv) the terms of payment and maturity date of the Loan, (v) the date installments of interest and/or principal were last paid, and (vi) that Lender has not delivered any notice of Default of Event of Default. Borrower shall reimburse Lender for the reasonable out-of-pocket expenses incurred by Lender in connection with any such request.

(b)Borrower shall use commercially reasonable efforts to deliver to Lender, promptly upon request (but in no event more frequently than once in any twelve (12) month period, unless Lender shall require any such statement more frequently in connection with any Secondary Market Transaction or upon the occurrence and during the continuance of an Event of Default), duly executed estoppel certificates from any one or more Tenants as required by Lender attesting to such facts regarding the Lease as Lender may reasonably require, including, but not limited to, attestations that each Lease covered thereby is, except as disclosed in such estoppel certificate, in full force and effect with no defaults thereunder on the part of any party (or, if there are any defaults, setting forth the nature of such default), that none of the Rents have been paid more than one month in advance, except as security, no free rent or other concessions are due lessee and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease.
(c)[Intentionally Omitted].
(d)Borrower shall use commercially reasonable efforts to obtain and deliver to Lender, within thirty (30) days of request by Lender, estoppel certificates from each party under any Property Document, PILOT Lease and/or PILOT Document, to the extent such Property Document, PILOT Lease and/or PILOT Document, provides material rights to Borrower or imposes material obligations on Borrower, in form and substance reasonably acceptable to Lender, but Lender may not make such request more frequently than once in any twelve (12) month period, unless Lender shall require any such statement more frequently in connection with a Secondary Market Transaction or upon the occurrence and during the continuance of an Event of Default.
Section 4.14.Leases and Rents.
(a)Unless otherwise consented to in writing by Lender (which consent shall not be unreasonably withheld, conditioned or delayed), all Leases and all renewals of Leases executed after the date hereof shall (i) provide for rental rates comparable to existing local market rates for similar properties, (ii) be with unaffiliated, third parties on terms and conditions (including, without limitation, terms and conditions relating to free rent, tenant improvements and other allowances) which are, in each case, commercially reasonable and comparable to existing local market terms and conditions for similar properties, (iii) provide that such Lease is subordinate to the Security Instrument and that the lessee will attorn to Lender and any purchaser at a foreclosure sale (provided, that, such subordination may be subject to Lender delivering a subordination, non-disturbance and attornment agreement in form and substance reasonably acceptable to Lender and such Tenant), and (iv) not contain any terms which would have an Individual Material Adverse Effect. Notwithstanding anything to the contrary contained herein, Borrower shall not, without the prior written approval of Lender (which approval shall not be unreasonably withheld, conditioned or delayed), enter into, renew, extend, amend or modify in any material respect, permit any assignment of or subletting under, waive any provisions of, release any party to, terminate, reduce rents under, accept a surrender of space under, or shorten the term of, in each case, any Major Lease, except to the extent any Major Lease expressly permits any of the foregoing without the consent or approval or Borrower, as a unilateral right of the Tenant, in which case Lender’s prior written approval shall not be required.  Notwithstanding the foregoing or anything herein to the contrary, Borrower may amend or modify: (i) a Major Lease, without Lender’s prior written consent, provided that such amendment or modification does not (A) materially reduce the obligations of the lessee, materially reduce the rights of the lessor, or increase the obligations of lessor or (B) result in (x) a change to the amount of, payment date or frequency of payments for rent, (y) a change to the expiration date, or (z) a grant of any option for additional space or term, or any option, right of first refusal, right of first offer or other similar entitlement to acquire or encumber any Property; and (ii) any Lease that is not a Major Lease (both immediately prior to, and after giving effect to, such amendment or modification) without Lender’s prior written consent, provided that such amendment or modification does not cause such Lease to fail to satisfy the conditions set forth in the first sentence of this Section 4.14(a).

Lender shall execute and deliver a customary subordination, non-disturbance and attornment agreement in form and substance reasonably acceptable to Lender and on such Tenant’s then-current standard form to Tenants under future Major Leases approved by Lender promptly upon request, with such changes as are agreed to between Tenant and Lender. Lender’s execution of a subordination, non-disturbance and attornment agreement which is not in compliance with the foregoing sentence shall be at Lender’s sole discretion and subject to such additional conditions as Lender shall reasonably determine.

(b)Without limitation of subsection (a) above, Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in all material respects in a commercially reasonable manner; (ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner; (iii) shall not collect any of the Rents more than one (1) month in advance (other than Security Deposits); (iv) shall not execute any assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) shall not, without Lender’s prior written consent, alter, modify or change any Lease to the extent the same would, individually or in the aggregate, (A) cause any such Lease to violate 4.14(a)(i) through (iii) above or (B) have an Individual Material Adverse Effect; and (vi) shall hold all Security Deposits in accordance with Legal Requirements. Upon request, Borrower shall furnish Lender with executed copies of all Leases.
(c)Notwithstanding anything contained herein to the contrary, Borrower shall not willfully withhold from Lender any information requested by Lender regarding renewal, extension, amendment, modification, waiver of provisions of, termination, rental reduction of, surrender of space of, or shortening of the term of, any Major Lease during the term of the Loan. Borrower further agrees to provide Lender with written notice of a Tenant “going dark” under such Tenant’s Lease within five (5) Business Days after such Tenant “goes dark”. Borrower agrees to provide Lender with written notice of any event of default under a Major Lease within five (5) business days after the occurrence of any such event of default.
(d)Borrower shall notify Lender in writing, within ten (10) Business Days following receipt thereof, of Borrower’s receipt of any early termination fee or payment or other termination fee or payment paid by any Tenant under any Lease, and Borrower further covenants and agrees that Borrower shall hold any such termination fee or payment in trust for the benefit of Lender and that any use of such termination fee or payment shall be subject in all respects to Lender’s prior written consent in Lender’s sole discretion exercised in good faith (which consent may include, without limitation, a requirement by Lender that such termination fee or payment be placed by Borrower in reserve with Lender to be disbursed by Lender for tenant improvement and leasing commission costs with respect to the Property and/or for payment of the Debt or otherwise in connection with the Loan evidenced by the Note and/or the Property, as so determined by Lender). The foregoing consent right of Lender (including, without limitation, any reserve requirement) shall not be subject to any “cap” or similar limit on the amount of Reserve Funds held by Lender (including, without limitation, any “cap” or similar limit relating to the Leasing Reserve Funds).

(e)Upon the occurrence and during the continuance of an Event of Default, Borrower shall, within thirty (30) days of demand by Lender, deliver to Lender all Security Deposits. Without limitation of any other term or provision contained herein, for purposes of clarification, for a Security Deposit to be deemed “delivered to Lender” in connection with the foregoing, the same must be in the form of cash or in a letter of credit solely in Lender’s name.
Section 4.15.Management Agreement.
(a)Borrower shall (i) diligently and promptly perform, observe and enforce in a commercially reasonable manner all of the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed, observed and enforced to the end that all things shall be done which are necessary to keep unimpaired the rights of Borrower under the Management Agreement, (ii) promptly notify Lender of the giving of any written notice by or to Borrower of any material default by Manager or Borrower in the performance or observance of any of the terms, covenants or conditions of the Management Agreement on the part of Borrower; (iii) promptly deliver to Lender a copy of any written notice of default or other material notice received by Borrower under the Management Agreement; (iv) promptly give notice to Lender of any notice or information that Borrower receives which indicates that Manager is terminating the Management Agreement or that Manager is otherwise discontinuing its management of the Property; and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement.
(b)Borrower shall not, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed), (i) surrender, terminate or cancel the Management Agreement, consent to any assignment of the Manager’s interest under the Management Agreement or otherwise replace Manager or renew or extend any Management Agreement (exclusive of, in each case, any automatic renewal or extension in accordance with its terms) or enter into any other new or replacement management agreement with respect to the Property, in each case except for entering into a Qualified Management Agreement with Manager or a Qualified Manager, and otherwise in accordance with the terms hereof, upon thirty (30) days’ prior written notice to Lender; provided, however, that Borrower may replace Manager and/or consent to the assignment of Manager’s interest under the Management Agreement, in each case, in accordance with the applicable terms and conditions hereof and of the other Loan Documents; (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement; or (iv) otherwise modify, change, alter or amend, in any material respect, or waive or release any of its material rights and remedies under, the Management Agreement in any material respect.
(c)Following the occurrence and during the continuance of an Event of Default hereunder, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the Management Agreement shall be kept unimpaired and free from default. During the existence of such Event of Default, Lender and any Person designated by Lender shall have, and are hereby granted, subject to the rights of Tenants, the right to enter upon the Property at any time and from time to time for the purpose of taking any such action. If Manager or Sub-Manager shall deliver to Lender a copy of any notice sent to Borrower of default under the Management Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon.

Borrower shall notify Lender if Manager sub-contracts to a third party or an Affiliate any or all of its management responsibilities under the Management Agreement.
(d)Borrower shall, from time to time, use commercially reasonable efforts to obtain from Manager under the Management Agreement such certificates of estoppel with respect to compliance by Borrower with the terms of the Management Agreement, as may be reasonably requested by Lender (provided that, such request shall not be made more frequently than once in any twelve (12) month period so long as no Event of Default exists).
(e)In the event that the Management Agreement is scheduled to expire at any time during the term of the Loan, Borrower shall submit to Lender by no later than thirty (30) days prior to such expiration a draft replacement management agreement, for approval in accordance with the terms and conditions hereof.
(f)Borrower shall have the right to replace Manager or Sub-Manager or consent to the assignment of Manager’s rights under the Management Agreement or Sub-Manager’s rights under the Sub-Management Agreement, in each case, to the extent that (i) no Event of Default has occurred and is continuing, (ii) Lender receives at least thirty (30) days prior written notice of the same, (iii) such replacement or assignment (as applicable) will not result in any breach or default under any PILOT Lease and/or PILOT Document, and (iv) the applicable New Manager is a Qualified Manager engaged pursuant to a Qualified Management Agreement and the applicable New Sub-Manager is a Qualified Sub-Manager engaged pursuant to a Qualified Sub-Management Agreement, as applicable. Manager shall not (and Borrower shall not permit Manager to) resign as Manager or otherwise cease managing the Property until a New Manager is engaged to manage the Property in accordance with the applicable terms and conditions hereof and of the other Loan Documents.
(g)Intentionally Omitted.
(h)As conditions precedent to any engagement of a New Manager or New Sub-Manager hereunder, (i) New Manager and Borrower shall execute an Assignment of Management Agreement in the form reasonably required by Lender (with such changes thereto as may be required by the Rating Agencies), (ii) with respect to a New Sub-Manager, the New Sub-Management Agreement shall be subordinate to the Management Agreement or New Sub-Manager shall enter into a subordination agreement in form and substance reasonably acceptable to Lender and Borrower, (iii) to the extent that such New Manager is an Affiliated Manager, Borrower shall deliver to Lender a New Non-Consolidation Opinion with respect to such New Manager and new management agreement and (iv) if requested by Lender, Borrower shall deliver to Lender evidence that the engagement of such New Manager will not result in any breach or default under any PILOT Lease and/or PILOT Document.
(i)Borrower shall notify Lender in writing, within ten (10) Business Days following receipt thereof, of Borrower’s receipt of any early termination fee or similar payment or other termination fee or similar payment paid by any Manager or Sub-Manager, and Borrower further covenants and agrees that Borrower shall pay any such termination fee or payment to Lender, which amounts shall be held in the Cash Management Account and disbursed to Borrower in accordance with the terms hereof.
(j)If (a) an Event of Default occurs and is continuing, (b) Manager shall become subject to a bankruptcy or insolvency proceeding, or (c) a material default by the Manager occurs under the Management Agreement and is continuing beyond any applicable notice and grace periods, then, in the case of any of the foregoing, Borrower shall, at the written request of Lender, terminate the

Management Agreement and replace the Manager with a Qualified Manager (which Qualified Manager may be an Affiliated Manager, except to the extent the terminated Manager was an Affiliated Manager, in which case the replacement Qualified Manager shall not be permitted to be an Affiliated Manager) pursuant to a Qualified Management Agreement, it being understood and agreed that the base management fee for such Qualified Manager shall not exceed then-prevailing market rates (and in no event shall such management fee exceed, with respect to each Individual Property, three percent (3.0%) of gross revenues attributable to such Individual Property to which such Qualified Management Agreement relates).
Section 4.16.Payment for Labor and Materials.
(a)Subject to Section 4.16(b) below, Borrower will promptly pay (or cause to be paid) when due all bills and costs for labor, materials, and specifically fabricated materials incurred by or on behalf of Borrower in connection with the Property (any such bills and costs, a “Work Charge”) and never permit to exist in respect of the Property or any part thereof any lien or security interest imposed in connection with any Work Charge, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests created hereby and by the Security Instrument, except for the Permitted Encumbrances.
(b)After prior written notice to Lender, Borrower, at its own expense, may contest (or permit to be contested) by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the validity of any Work Charge, the applicability of any Work Charge to Borrower or to the Property or any alleged non-payment of any Work Charge and defer paying the same, provided that (i) no Event of Default has occurred and is continuing; (ii) such proceeding shall not be prohibited under and be conducted in all material respects in accordance with all applicable Legal Requirements; (iii) neither the applicable Individual Property nor any material part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof pay (or cause to be paid) any such contested Work Charge determined to be valid, applicable or unpaid; (v) such proceeding shall suspend the collection of such contested Work Charge from the Property or Borrower shall have paid the same (or shall have caused the same to be paid) under protest; and (vi) in the event that the amount Borrower is contesting (pursuant to all rights to contest amounts set forth in this Agreement) is greater than $4,000,000.00, Borrower shall furnish (or cause to be furnished) such security as may be required in the proceeding, or as may be reasonably requested by Lender (which security amount shall not exceed 110% of the amount that would be reasonably likely to become due if Borrower loses such contest, together with all interest and penalties payable in connection therewith), to insure payment of such Work Charge. Lender may apply any such security or part thereof, as necessary to pay for such Work Charge at any time when, in the reasonable judgment of Lender, the validity, applicability or non-payment of such Work Charge is finally established pursuant to a final judgment or ruling by the applicable Governmental Authority or the Individual Property (or any material part thereof or interest therein) shall be in present danger of being sold, forfeited, terminated, cancelled or lost.
Section 4.17.Performance of Other Agreements. Borrower shall observe and perform in all material respects each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property, or given by Borrower to Lender for the purpose of further securing the Debt and any amendments, modifications or changes thereto.

Section 4.18.Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.
Section 4.19.ERISA; FIRRMA.
(a)Assuming that no part of the proceeds of the Loan will constitute “plan assets” of one or more plans subject to Title I of ERISA or Section 4975 of the IRS Code within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA or an exemption from the prohibited transaction rules of Section 406 of ERISA and Section 4975 of the IRS Code applies with respect to such assets, Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights hereunder or under the other Loan Documents) to be a non-exempt prohibited transaction under ERISA.
(b)Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Security Instrument, as requested by Lender in its reasonable discretion, that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, or other retirement arrangement, which is subject to Title I of ERISA or Section 4975 of the IRS Code, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) to Borrower’s knowledge, Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:
(A)	Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. § 2510.3-101(b)(2);
(B)	Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R.§ 2510.3-101(f)(2); or
(C)	Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R § 2510.3-101(c) or (e) or an investment company registered under the Investment Company Act of 1940, as amended.
(c)Borrower shall not maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any member of Borrower’s “controlled group of corporations” to maintain, sponsor, contribute to or become obligated to contribute to a “defined benefit plan” or a “multiemployer pension plan”. The terms in quotes above are defined in Section 3.7 of this Agreement.
(d)Within three (3) Business Days of Borrower’s receipt of any FIRRMA Document, Borrower shall provide Lender a copy of the same. Concurrently with Borrower’s delivery of any FIRRMA Document, Borrower shall provide Lender a copy thereof. In the event that Borrower or any of its Affiliates meets with any Governmental Authority for any purpose relating to FIRRMA, Borrower shall provide Lender with a written summary of such meeting within three (3) Business Days thereafter. In the event that any review, investigation or other proceeding is commenced relating to FIRRMA and involving Borrower, the Constituent Owners of Borrower and/or the Property, Borrower shall provide Lender with a written summary of the status of such matters on a monthly, or if requested by Lender, more frequent, basis, including such information as Lender shall reasonably request. Borrower shall (and shall cause its Constituent Owners to) (i) comply with FIRRMA and (ii) respond to, and comply with, all requests, orders, and directives from any Governmental Authority related to FIRRMA; provided, however, the foregoing subsections (i) and (ii) shall not limit any obligation of Borrower to otherwise comply with any other applicable terms and conditions hereof and of the other Loan Documents. Notwithstanding anything contained herein to the contrary, each of any FIRRMA Prohibited Transfer and FIRRMA Prohibited Filing Event shall be deemed prohibited hereunder as a breach hereof and Borrower shall not permit the same to occur without Lender’s prior written consent.
Section 4.20.No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.
Section 4.21.Alterations. Notwithstanding anything contained herein (including, without limitation, Article 8 hereof) to the contrary, Lender’s prior approval shall be required in connection with any alterations to any Improvements (a) that would reasonably be expected to result in an Individual Material Adverse Effect, (b) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the Alteration Threshold or (c) that are structural in nature, which approval shall not be unreasonably withheld, conditioned or delayed (and shall be deemed granted if such alterations are set forth in any Lease entered into in accordance with this Agreement). If the total unpaid amounts incurred and to be incurred with respect to any alterations to the Improvements shall at any time exceed the Alteration Threshold, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (i) cash, (ii) U.S. Obligations, (iii) other security reasonably acceptable to Lender, (provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same), or (iv) a completion bond reasonably acceptable to Lender (provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same). Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements over the Alteration Threshold.
Section 4.22.Property Document Covenants. Without limiting the other provisions of this Agreement and the other Loan Documents, Borrower shall (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under the Property Documents and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Property Documents of which it is aware; (iii) promptly deliver to Lender a copy of any material financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Property Documents; (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed under the Property Documents in a commercially reasonable manner; (v) cause the Property to be operated, in all material respects, in accordance with the Property Documents; and (vi) not, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed), (A) enter into any new Property Document or replace or execute material modifications to any existing Property Documents or renew or extend the same (exclusive of, in each case, any automatic renewal or extension in accordance with its terms), (B) surrender, terminate or cancel the Property Documents, (C) reduce or consent to the reduction of the term of the Property Documents, (D) materially increase or consent to the material increase of the amount of any charges under the Property Documents, (E) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Property Documents in any material respect or (F) following the occurrence and during the continuance of an Event of Default, exercise any rights, make any decisions, grant any approvals or otherwise take any material action under the Property Documents.
Section 4.23.PILOT Leases and PILOT Documents.
(a)Each Individual Borrower that is subject to a PILOT Lease and/or PILOT Documents shall (or shall use commercially reasonable efforts to cause any Tenant to, as applicable; provided, that, if Tenant does not do any of the following then it shall remain Borrower’s obligation):
(i)pay all sums required to be paid by any Individual Borrower under and pursuant to the PILOT Documents, as and when such payment is payable, including any rents or additional rents required to be paid by such Individual Borrower, as tenant under and pursuant to the provisions of the PILOT Leases, as and when such rent or other charge is payable;
(ii)diligently perform and observe all of the terms, covenants and conditions in all material respects of the PILOT Lease and PILOT Documents on the part of such Individual Borrower to be performed and observed, prior to the expiration of any applicable grace period therein, including, without limitation, any minimum investments required with respect to the applicable PILOT Property;
(iii)promptly deliver to Lender a copy of any written notice received by Borrower of any default by any Individual Borrower under any PILOT Document and/or PILOT Lease on the part of any Individual Borrower;
(iv)timely submit, file or deliver all reporting and tax returns required pursuant to the terms of the PILOT Lease and/or PILOT Document, as applicable, and upon request of Lender, promptly deliver a copy of such reporting to Lender;
(v)conduct all leasing at the applicable PILOT Property in accordance with the terms and conditions in the PILOT Lease and/or PILOT Documents in all material respects, as applicable; and
(vi)continue to operate at the applicable PILOT Property and shall not cease operations or “go dark” with respect to such PILOT Property as required pursuant to the terms and conditions of the PILOT Lease and/or PILOT Document, as applicable.

Notwithstanding anything to the contrary contained herein, Lender acknowledges that all payments under any PILOT Bond held by Borrower may be made by Borrower via ledger or book entry only to the extent permitted under the applicable PILOT Documents.

(b)Except in connection with a Borrower’s acquisition of fee title to the fee estate held by a PILOT Lessor in accordance with Section 4.23(e) hereof, Borrower shall not and shall not cause or permit any other Person to, without the prior consent of Lender, transfer, surrender, terminate or cancel any PILOT Lease or PILOT Document, including any PILOT Bond or modify, change, supplement, alter or amend any PILOT Lease or PILOT Document, either orally or in writing.
(c)If any Individual Borrower shall default in the performance or observance of any material term, covenant or condition of any PILOT Lease and/or PILOT Document, as applicable, on the part of any such Individual Borrower to be performed or observed and shall fail to cure the same prior to the expiration of any applicable cure or grace period provided under the PILOT Lease and/or PILOT Document, as applicable, then, without limiting the generality of the other provisions of the Security Instruments, this Agreement and the other Loan Documents, and without waiving or releasing any such Individual Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the material terms, covenants and conditions of the any such PILOT Lease and/or PILOT Document, as applicable, on the part of any such Individual Borrower to be performed or observed or to be promptly performed or observed on behalf of any such Individual Borrower, to the end that the rights of any such Individual Borrower in, to and under any such PILOT Lease and/or PILOT Document, as applicable, shall be kept unimpaired as a result thereof and free from default.  If Lender shall make any payment or perform any act or take action in accordance with the preceding sentence, Lender will notify Borrower of the making of any such payment, the performance of any such act or the taking of any such action.  In any such event, Lender and any Person designated as Lender’s agent by Lender shall have, and are hereby granted, the right to enter upon the applicable PILOT Property at any reasonable time, on reasonable written notice and from time to time for the purpose of taking any such action.  Lender may pay and expend such sums of money as Lender reasonably deems necessary for the purpose of curing any such default and upon so doing shall be subrogated to any and all rights of the PILOT Lessor or other counterparty to the applicable PILOT Document.  Borrower hereby agrees to pay to Lender within five (5) days after demand, all such sums so paid and expended by Lender, together with interest thereon from the day of such payment at the Default Rate.  All sums so paid and expended by Lender and the interest thereon shall be secured by the legal operation and effect of the Security Instruments.
(d)If any PILOT Lessor or other counterparty to a PILOT Document shall deliver to Lender a copy of any notice of default sent by such PILOT Lessor or counterparty to any applicable Individual Borrower under the applicable PILOT Lease and/or PILOT Document, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon.  Borrowers will not subordinate or consent to the subordination of the PILOT Lease and/or PILOT Document, as applicable, to any mortgage, security deed, lease or other interest on or in the PILOT Lessor’s interest in all or any part of any fee interest in the PILOT Properties, unless, in each such case, the written consent of Lender shall have been first obtained.
(e)Each applicable Individual Borrower shall purchase the fee interest held by the applicable PILOT Lessor as and when required pursuant to the applicable PILOT Leases, and in connection therewith, shall pay all amounts due under such PILOT Leases and the PILOT Bonds, including, without limitation, rent payments, attorney’s fees and principal and interest payments on the PILOT Bonds (if any).  If any Individual Borrower shall fail to timely purchase the fee interest held by the applicable PILOT Lessor as and when required pursuant to the applicable PILOT Leases, then, without limiting the generality of the other provisions of the Security Instruments, this Agreement and the other Loan Documents, and without waiving or releasing any such Individual Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to acquire the fee interest held by the applicable PILOT Lessor, and Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.  If Lender shall make any payment or perform any act or take action in accordance with the preceding sentence, Borrower hereby agrees to pay to Lender within five (5) days after day of such payment at the Default Rate.  All sums so paid and expended by Lender and the interest thereon shall be secured by the legal operation and effect of the Security Instruments.
(f)If an Individual Borrower shall become the owner of fee title to any fee title in the PILOT Properties, then the lien of the applicable Security Instruments shall be spread to cover such fee title.  Borrower agrees, at its sole cost and expense, including without limitation, Lender’s reasonable third-party attorney’s fees, to (i) execute any and all documents or instruments necessary to subject the foregoing interest to the lien of the applicable Security Instrument; and (ii) provide a title insurance policy or endorsement which shall insure that the lien of the applicable Security Instrument is a first lien on such interest, subject to the Permitted Encumbrances.  If any portion of the Loan is or will be included in a REMIC Trust, Borrower shall deliver a REMIC Opinion in connection with acquiring such fee title.
(g)Intentionally Omitted.
Section 4.24.Seismic Work.  Borrower shall, at Borrower’s sole cost and expense, perform the seismic retrofit work at the Properties as set forth on Schedule VI hereto.  In connection therewith, (a) within ninety (90) days after the Closing Date Borrower (as such deadline may be extended by Lender in its reasonable discretion) (i) shall have engaged structural engineering firm(s), and other contractors as applicable, to perform such work, and (ii) shall have commenced the process of preparing plans and obtaining permits as applicable in connection with such work, and (b) Borrower shall complete such repairs on or prior to the end of the thirtieth (30th) month after the Closing Date (as such deadline may be extended by Lender in its reasonable discretion).
Section 4.25.Immediate Repairs.  Borrower shall, at Borrower’s sole cost and expense, perform the immediate and year-one deferred maintenance, environmental remediation and repairs (including ADA compliance and/or life safety) at the Property as set forth on Schedule III hereto (all such maintenance, remediation and repairs are hereinafter referred to as “Immediate Repairs”) and shall complete each of the Immediate Repairs identified (a) in the Immediate Repairs and ADA Repairs columns on or before the date that is one (1) year after the Closing Date and (b) in the Life Safety column on or before the date that is six (6) months after the Closing Date (in each case as such deadlines may be extended by Lender in its reasonable discretion).
Section 4.26.Plainfield Tax Incentive Documents. Except in connection with the release of the applicable Individual Property in accordance with the terms of this Agreement, Plainfield Borrower shall not, without the prior written consent of Lender, which consent shall not be unreasonably conditioned, delayed or withheld, terminate or cancel any Plainfield Tax Incentive Documents or modify, change, supplement, alter or amend such Plainfield Tax Incentive Documents, in writing in any material and adverse respect. Any termination, cancellation, modification, change, supplement, alteration or amendment of any Plainfield Tax Incentive Documents in any material and adverse respect without the prior written consent of Lender (to the extent required by this Section 5.1.39) shall be void ab initio and of no force and effect; provided, notwithstanding anything to the contrary herein,  Lender’s consent shall not be required in order for Plainfield Borrower to assign and/or transfer any Plainfield Tax Incentive Documents to any transferee which acquires an Individual Property subject to a Plainfield Tax Incentive Document solely in connection with a Permitted Assumption or an Approved Drop Down and/or New TRS Borrower Transfer (provided that such transferee provides Lender collateral with respect to the Plainfield Tax Incentive Documents that is substantially similar to the collateral provided by the Plainfield Borrower to Lender as of the Closing Date).

ARTICLE 5

ENTITY COVENANTS
Section 5.1.Single Purpose Entity/Separateness.
(a)Borrower has not and will not:
(i)engage in any business or activity other than (A) in the case of each Individual Borrower (other than Parent Borrower),  the ownership, management, operation, maintenance, financing, leasing, development and sale of the applicable Individual Property, and activities incidental thereto, and or (B) in the case of Parent Borrower, acting as the member of each other Individual Borrower that is a limited liability company, acting as the limited partner of each Individual Borrower that is a limited partnership, acting as the member of each SPE Component Entity, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;
(ii)acquire or own any assets other than (A) with respect to an Individual Borrower (other than Parent Borrower), the applicable Individual Property and such incidental Personal Property as may be necessary for the ownership, management, operation, maintenance, financing, leasing and development of the applicable Individual Property, and (B) with respect to Parent Borrower, the equity ownership interests in each other Individual Borrower and SPE Component Entity, as applicable;
(iii)merge into or consolidate with any Person, divide or otherwise engage in or permit any Division or have the power to engage in or permit any Division or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, except as otherwise expressly permitted pursuant to the terms of this Agreement. As used herein, the term “Division” shall mean, as to any Person, such Person dividing and/or otherwise engaging in and/or becoming subject to, in each case, any division (whether pursuant to plan of division or otherwise), including, without limitation and to the extent applicable, pursuant to §18-217 of the Limited Liability Company Act of the State of Delaware or any similar provision of any other applicable Legal Requirements;
(iv)fail to observe all organizational formalities necessary to maintain its separate existence, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the applicable Legal Requirements of the jurisdiction of its organization or formation, or amend, modify, terminate or fail to comply with the “Special Purpose Provisions” (as defined in the applicable organizational documents) without the prior written consent of Lender and the receipt of a Rating Agency Confirmation;
(v)own any subsidiary, or make any investment in, any Person (other than, with respect to Parent Borrower, each other Borrower and each SPE Component Entity and, with respect to any SPE Component Entity, in each applicable Borrower);
(vi)commingle its funds or assets with the funds or assets of any other Person other than any other Borrower in connection with the Loan and other than co-borrowers under prior loans that have been repaid in full or that will be repaid in full upon the closing of the Loan;

(vii)incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation) that it still outstanding, other than (A) the Debt, (B) trade and operational indebtedness incurred in the ordinary course of business with trade creditors, provided such indebtedness is (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4) due not more than ninety (90) days past the date incurred and paid on or prior to such date, and/or (C) Permitted Equipment Leases; provided however, the aggregate amount of the indebtedness described in (B) and (C) shall not exceed at any time five percent (5%) of the outstanding principal amount of the Debt. No Indebtedness other than the Debt may be secured (senior, subordinate or pari passu) by the Property;
(viii)fail to maintain all of its books, records, financial statements and bank accounts separate from those of any other Person (including, without limitation, any Affiliates). Borrower’s assets have not and will not be listed as assets on the financial statement of any other Person; provided, however, that Borrower’s assets may have been and may be included in a consolidated financial statement of its Affiliates provided that (i) appropriate notation has been made and shall be made on such consolidated financial statements to indicate the separateness of Borrower and such Affiliates and to indicate that, except as contemplated by the Loan Documents with respect to the other Borrowers, Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person and (ii) such assets have been and shall be listed on Borrower’s own separate balance sheet. Borrower has maintained and will maintain its books, records, resolutions and agreements as official records;
(ix)except for capital contributions and capital distributions permitted under the terms of its organizational documents and properly reflected on its books and records, enter into any transaction, contract or agreement with any partner, member, principal or Affiliate, except, in each case, upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties;
(x)maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;
(xi)except with respect co-borrowers under prior loans that have been repaid in full or that will be repaid in full upon the closing of the Loan, as contemplated by the Loan Documents with respect to each other Borrower and insofar as an SPE Component Entity may become obligated for the debts or obligations of a Borrower in its capacity as general partner of such Borrower, assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets to secure the obligations of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;
(xii)make any loans or advances to any Person;
(xiii)fail to file its own tax returns unless Borrower is (1) treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable Legal Requirements, or (2) required by applicable Legal Requirements to file consolidated tax returns;

(xiv)fail to (A) hold itself out to the public and identify itself, in each case, as a legal entity separate and distinct from any other Person and not as a division or part of any other Person, (B) conduct its business solely in its own name, (C) hold its assets in its own name or (D) correct any known misunderstanding regarding its separate identity (but Borrower’s treatment of itself as a disregarded entity for tax purposes shall not breach this subsection (xiv));
(xv)fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (to the extent there exists sufficient cash flow from the applicable Individual Property to do so; provided this subsection (xv) shall not require (or prohibit) any equity owner to make additional capital contributions to Borrower);
(xvi)without the prior unanimous written consent of all of its partners or members, as applicable, and the prior unanimous written consent of each Independent Director (which shall be engaged at the Parent Borrower level), take any Material Action with respect to any Borrower or any SPE Component Entity (provided, that, none of any member or partner (as applicable) of Borrower or any SPE Component Entity or any board of directors or managers (as applicable) of Borrower or any SPE Component Entity may authorize the taking of any of the foregoing actions unless, in each case, there are at least two (2) Independent Directors then serving in such capacity at the Parent Borrower level in accordance with the terms of the applicable organizational documents and each of such Independent Directors have consented to such foregoing action);
(xvii)fail to allocate shared expenses (including, without limitation, shared office space) or fail to use separate stationery, invoices and checks;
(xviii)except with respect to joint obligations of the entities constituting the Borrower as contemplated by the Loan Documents and with respect to the joint obligations with co-borrowers under prior loans that have been repaid in full or that will be repaid in full upon the closing of the Loan, fail to pay its own liabilities (including, without limitation, salaries of its own employees) from its own funds or fail to maintain a sufficient number of employees in light of its contemplated business operations (in each case to the extent there exists sufficient cash flow from the applicable Individual Property to do so; provided this subsection (xviii) shall not require (or prohibit) any equity owner to make additional capital contributions to Borrower);
(xix)acquire obligations or securities of its partners, members or other Affiliates, as applicable, other than, (A) in the case of Parent Borrower, its interests in each other Borrower and each SPE Component Entity and (B) in the case of SPE Component Entity, its interests in the applicable Borrower;
(xx)identify its partners, members, or other Affiliates, as applicable, as a division or part of it (but Borrower’s treatment of itself as a disregarded entity for tax purposes shall not breach this subsection (xx)); or
(xxi)violate or cause to be violated the assumptions made with respect to Borrower and its principals in the Non-Consolidation Opinion or in any New Non-Consolidation Opinion.

(b)Each Borrower shall be a limited partnership or limited liability company.  Each Borrower that is a limited partnership shall have a general partner that is an Acceptable LLC (each, an “SPE Component Entity”) whose sole asset is its interest in such Borrower.  Each Borrower that is a limited liability company and each SPE Component Entity shall have Parent Borrower as its sole member.  Parent Borrower shall, at all times, be required to satisfy the requirements of an Acceptable LLC.  Each SPE Component Entity (i) will at all times comply with each of the covenants, terms and provisions contained in Section 5.1(a)(iii) - (vi) (inclusive) and (viii) – (xxi) (inclusive) and Section 5.1(c) and (d) hereof, as if such representation, warranty or covenant was made directly by such SPE Component Entity; (ii) will not engage in any business or activity other than owning an interest in the applicable Borrower and acting as such Borrower’s general partner; (iii) will not acquire or own any assets other than its partnership interest in Borrower; (iv) will at all times continue to own no less than a 0.01% direct partnership interest in Borrower; (v) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), except (A) trade payables in the ordinary course of its business, in amounts not to exceed $20,000.00, in the aggregate, provided that such indebtedness (i) is unsecured, (ii) is not evidenced by a note, (iii) is on commercially reasonable terms and conditions, and (iv) is paid within ninety (90) days of the date incurred and (B) insofar as it may become obligated for the debts or obligations of the applicable Borrower in its capacity as general partner of such Borrower; and (vi) will cause Borrower to comply with the provisions of this Section 5.1.
(c)The limited liability company agreement of Parent Borrower (the “Parent Borrower LLC Agreement”) shall provide that (i) upon the occurrence of any event that causes the last remaining member of Parent Borrower (“Parent Borrower Member”) to cease to be a member of Parent Borrower (other than (A) upon an assignment by Parent Borrower Member of all of its limited liability company interest in Parent Borrower and the admission of the transferee in accordance with the Loan Documents and the Parent Borrower LLC Agreement, or (B) the resignation of Parent Borrower Member and the admission of an additional member of Parent Borrower in accordance with the terms of the Loan Documents and the Parent Borrower LLC Agreement), each person acting as Independent Director of Parent Borrower shall, without any action of any other Person and simultaneously with the Parent Borrower Member ceasing to be the member of Parent Borrower automatically be admitted to Parent Borrower as a member with a 0% economic interest (“Special Member”) and shall continue Parent Borrower without dissolution and (ii) Special Member may not resign from Parent Borrower or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to Parent Borrower as a Special Member in accordance with requirements of Delaware law and (B) after giving effect to such resignation or transfer, there remains at least two (2) Independent Directors of Parent Borrower in accordance with Section 5.2 below. The Parent Borrower LLC Agreement shall further provide that (i) Special Member shall automatically cease to be a member of Parent Borrower upon the admission to Parent Borrower of the first substitute member, (ii) Special Member shall be a member of Parent Borrower that has no interest in the profits, losses and capital of Parent Borrower and has no right to receive any distributions of the assets of Parent Borrower, (iii) pursuant to the applicable provisions of the Limited Liability Company Act of the State of Delaware (the “Act”), Special Member shall not be required to make any capital contributions to Parent Borrower and shall not receive a limited liability company interest in Parent Borrower, (iv) Special Member, in its capacity as Special Member, may not bind Parent Borrower and (v) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Parent Borrower including, without limitation, the merger, consolidation, division or conversion of Parent Borrower; provided, however, such prohibition shall not limit the obligations of the Person acting as Special Member, in its capacity as Independent Director, to vote on such matters required by the Loan Documents or the Parent

Borrower LLC Agreement. In order to implement the admission to Parent Borrower of Special Member, Special Member shall execute a counterpart to the Parent Borrower LLC Agreement. Prior to its admission to Parent Borrower as Special Member, Special Member shall not be a member of Parent Borrower, but Special Member may serve as an Independent Director of Parent Borrower.
(d)The  limited liability company agreement of each Borrower that is a limited liability company and each SPE Component Entity (the “LLC Agreement”) shall further provide that (i) upon the occurrence of any event that causes the last remaining member of such Borrower or SPE Component Entity (the “Member”) to cease to be a member of Borrower or such SPE Component Entity (as applicable) (other than (A) upon an assignment by Member of all of its limited liability company interest in Borrower or such SPE Component Entity (as applicable) and the admission of the transferee, or (B) the resignation of Member and the admission of an additional member of Borrower or such SPE Component Entity (as applicable), in each case, in accordance with the terms of the Loan Documents and the LLC Agreement) to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower or such SPE Component Entity (as applicable) agree in writing (A) to continue Borrower or such SPE Component Entity (as applicable) and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower or such SPE Component Entity (as applicable) effective as of the occurrence of the event that terminated the continued membership of Member in Borrower or such SPE Component Entity (as applicable), (ii) the Bankruptcy (as defined in the LLC Agreement) of Member or Special Member shall not cause Member or Special Member to cease to be a member of Borrower or such SPE Component Entity (as applicable) and upon the occurrence of such an event, the business of Borrower or such SPE Component Entity (as applicable) shall continue without dissolution and (iii) to the fullest extent permitted by law, each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower or such SPE Component Entity (as applicable) upon the Bankruptcy (as defined in the LLC Agreement) of Member or Special Member, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower or such SPE Component Entity (as applicable).
Section 5.2.Independent Director.
(a)The Parent Borrower LLC Agreement shall provide that at all times there shall be at least two duly appointed independent directors or managers of such entity (each, an “Independent Director”) who each shall (I) not have been at the time of each such individual’s initial appointment, and shall not have been at any time during the preceding five years, and shall not be at any time while serving as Independent Director, (i) a shareholder (or other equity owner) of, or an officer, director (other than in its capacity as Independent Director of (A) Parent Borrower or (B) an Affiliate of Parent Borrower that does not own a direct or indirect ownership interest in Parent Borrower and that is required by a creditor to be a special purpose entity, provided that such Independent Director (x) is employed by an Approved ID Provider and (y) the fees that such individual earns from serving as an Independent Director of affiliates of Parent Borrower in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year), partner, member or employee of, Parent Borrower or any of their respective shareholders, partners, members, subsidiaries or Affiliates, (ii) a customer of, or supplier to, or other Person who derives any of its purchases or revenues from its activities with, Parent Borrower or any of their respective shareholders, partners, members, subsidiaries or Affiliates (other than in its capacity as Independent Director of Parent Borrower or any of its respective Affiliates), (iii) a Person who Controls or is under common Control with any such shareholder, officer, director, partner, member, employee supplier, customer or other Person, (iv) a family member of any such shareholder, officer, director, partner, member, employee, supplier, customer or other Person or (v) a trustee or similar Person in any proceeding under Creditors Rights Laws involving Parent Borrower or any of its partners, members, subsidiaries or Affiliates (II) shall have, at the time of their appointment, had at least three (3) years’ experience in serving as an independent director and (III) be employed by, in good standing with and engaged by Parent Borrower in connection with, in each case, an Approved ID Provider. Notwithstanding anything to the contrary contained herein, it shall be an additional covenant and requirement under this Article that Parent Borrower, as the entity housing the Independent Directors, shall be an Acceptable LLC.
(b)The organizational documents of each Borrower and each SPE Component Entity shall further provide that (I) the board of directors or managers of Borrower and each SPE Component Entity and the constituent equity owners of such entities (such constituent equity owners, the “Constituent Members”) shall not take any Material Action unless, in each case, at the time of such Material Action there shall be at least two Independent Directors engaged as provided by the terms hereof at the Parent Borrower level, and such Independent Directors vote in favor of or otherwise consent in advance in writing to such Material Action; (II) any resignation, removal or replacement of any Independent Director shall not be effective without (x)(1) prior written notice to Lender and the Rating Agencies (which such prior written notice must be given on the earlier of five (5) days or three (3) Business Days prior to the applicable resignation, removal or replacement) and (2) evidence that the replacement Independent Director satisfies the applicable terms and conditions hereof and of the applicable organizational documents (which such evidence must accompany the aforementioned notice) and (y) the replacement Independent Director having accepted its appointment as Independent Director by executing a counterpart to the applicable organizational document; (III) to the fullest extent permitted by applicable Legal Requirements, including Section 18-1101(c) of the Act and notwithstanding any duty otherwise existing at law or in equity, the Independent Directors shall consider only the interests of the applicable Borrower or SPE Component Entity (including such Borrower’s or SPE Component Entity’s respective creditors) in acting or otherwise voting on a Material Action with respect to such Borrower or SPE Component Entity; (IV) except for duties to the applicable Borrower or SPE Component Entity as set forth in the foregoing subsection (III), including duties to the applicable Borrower or SPE Component Entity’s Constituent Members and creditors, in each case solely to the extent of their respective economic interests in such Borrower or SPE Component Entity (as applicable), but exclusive of (x) all other interests (including, without limitation, all other interests of the Constituent Members), (y) the interests of other Affiliates of the applicable Borrower or SPE Component Entity and (z) the interests of any group of Affiliates of which the applicable Borrower or SPE Component Entity is a part), the Independent Directors shall not have any fiduciary duties to any Constituent Members, any directors of Borrower or any SPE Component Entity or any other Person; (V) the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing under applicable Legal Requirements; and (VI) to the fullest extent permitted by applicable Legal Requirements, including Section 18-1101(e) of the Act, an Independent Director shall not be liable to Borrower, any SPE Component Entity, any Constituent Member or any other Person for breach of contract or breach of duties (including fiduciary duties), unless the Independent Director acted in bad faith or engaged in willful misconduct.
(c)Notwithstanding anything to the contrary contained in this Agreement, no Independent Director shall be removed or replaced without Cause and unless the Borrower provides Lender with written notice (which such prior written notice must be given on the earlier of five (5) days or three (3) Business Days prior to the applicable removal or replacement) of (x) any proposed removal of such Independent Director, and (y) the identity of the proposed replacement Independent Director, together with a certification that such replacement satisfies the requirements for an Independent Director set forth in this Agreement.

Section 5.3.Change of Name, Identity or Structure. Borrower shall not change (or permit to be changed) Borrower’s or any SPE Component Entity’s (a) name, (b) identity (including its trade name or names), (c) principal place of business set forth on the first page of this Agreement or (d) if not an individual, Borrower’s or any SPE Component Entity’s partnership or other structure or state of formation, without, in each case, notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower’s or any SPE Component Entity’s structure or state of formation, without first obtaining the prior written consent of Lender and, if required by Lender, a Rating Agency Confirmation with respect thereto. Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower or each applicable SPE Component Entity intends to operate the Property, and representing and warranting that Borrower or the SPE Component Entity does business under no other trade name with respect to the Property.
Section 5.4.Business and Operations. Borrower will continue to engage in the businesses now conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property. Borrower will qualify to do business and will remain in good standing under the laws of the State and each other applicable jurisdiction in which the Property is located, in each case, as and to the extent the same are required for the ownership, maintenance, management and operation of the Property.
Section 5.5.Recycled Entity. Borrower hereby represents and warrants to Lender that Borrower and each SPE Component Entity has not, since its formation: (a) failed to be duly formed, validly existing, and in good standing in the applicable jurisdiction(s) of its formation and the State; (b) had any judgments or liens of any nature against it except for (i) tax liens not yet delinquent, (ii) judgments which have been satisfied in full and (iii) liens in connection with the Prior Loan; (c) failed to comply in all material respects with all laws, regulations, and orders applicable to it or failed to receive all Permits necessary for it to operate; (d) been involved in any dispute with any taxing authority which is unresolved as of the Closing Date or failed to pay all taxes owed prior to the delinquency thereof (or, if later, then with all applicable penalties, interest and other sums due in connection therewith); (e) ever been party to any lawsuit, arbitration, summons, or legal proceeding that is still pending or that resulted in a judgment against it that has not been paid in full; (f) failed to comply with all separateness covenants contained in its organizational documents since its formation; (g) had any material contingent or actual obligations not related to, in the case of Borrower (other than Parent Borrower), the Property, in the case of SPE Component Entity, its interest in the applicable Borrower and in the case of Parent Borrower, its interest in the applicable Borrower and SPE Component Entity; (h) except as expressly disclosed to Lender in connection with the closing of the Loan, amended, modified, supplemented, restated, replaced or terminated its organizational documents (or consented to any of the foregoing); or (i) has been the product of, the subject of or otherwise involved in, in each case, any Division.
ARTICLE 6

NO SALE OR ENCUMBRANCE
Section 6.1.Transfer Definitions. As used herein and in the other Loan Documents, “Restricted Party” shall mean Borrower, Sponsor, Guarantor, any SPE Component Entity or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Borrower, Sponsor, Guarantor, any SPE Component Entity or any non-member manager;

and a “Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest.
Section 6.2.No Sale/Encumbrance.
(a)It shall be an Event of Default hereof if, without the prior written consent of Lender, (i) a Sale or Pledge of the Property or any part thereof or any legal or beneficial interest therein (including, without limitation, the Loan and/or Loan Documents) occurs, (ii) a Sale or Pledge of an interest in any Restricted Party occurs, and/or (iii) Borrower shall acquire any real property in addition to the real property owned by Borrower as of the Closing Date (each of the foregoing, collectively, a “Prohibited Transfer”), other than (s) pursuant to Leases of space in the Improvements to Tenants in accordance with the provisions of Section 4.14, (t) pursuant to any PILOT Leases in accordance with the provisions of Section 4.23, (u) as permitted pursuant to the express terms of this Article 6, (v) any Permitted Encumbrances, (w) any Permitted Equipment Leases, (x) if Lender exercises its right to split the Loan into a mortgage and mezzanine loan pursuant to Section 11.6 hereof, (1) the mezzanine loan liens, including, the pledge by any mezzanine borrower of 100% of the limited liability company interests in such Borrower, in each case, to secure the mezzanine loan pursuant to the mezzanine pledge agreement and/or any other mezzanine loan documents, and (2) a foreclosure of the mezzanine pledge agreement (or assignment-in-lieu of foreclosure) or any other mezzanine loan documents by mezzanine lender or its designee or nominee in accordance with the terms of the mezzanine loan documents, (y) a foreclosure of the Security Instrument (or deed-in-lieu of foreclosure) or any other Loan Documents by Lender or its designee or nominee in accordance with the terms of the Loan Documents, and (z) any acquisition, transfer or disposition in Borrower’s ordinary course of business, and in accordance with the terms and conditions of the Loan Documents, of any equipment, fixtures or other tangible personal property (free from the interest of Lender under this Agreement or any other Loan Documents) to the extent such equipment or other tangible personal property is either being replaced with property of equal or greater value and utility, or is no longer necessary in connection with the operation of the Property (included, without limitation, all Permitted Equipment Leases).
(b)A Prohibited Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for anything other than actual occupancy by a Tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any (A) Leases or any Rents, (B) Property Documents, or (C) PILOT Lease and/or PILOT Document, except as expressly permitted in accordance with Section 6.2(a); (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger, Division or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of any member or any profits or proceeds relating to such membership interest; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests in a Restricted Party or the revocation, rescission or termination of a Restricted

Party; (vii) the removal or the resignation of Manager (including, without limitation, an Affiliated Manager) or the engagement of a New Manager, in each case, other than in accordance with Section 4.15; (viii) any action for partition of the Property (or any portion thereof or interest therein) or any similar action instituted or prosecuted by Borrower or by any other Person, pursuant to any contractual agreement or other instrument or under applicable law (including, without limitation, common law) and/or any other action instituted by (or at the behest of) Borrower or its Affiliates or consented to or acquiesced in by Borrower or its Affiliates which results in the breach or violation of any PILOT Lease and/or PILOT Document, and/or (ix) the incurrence of any property-assessed clean energy loans or similar indebtedness with respect to Borrower and/or the Property, including, without limitation, if such loans or indebtedness are made or otherwise provided by any Governmental Authority and/or secured or repaid (directly or indirectly) by any taxes or similar assessments.
Section 6.3.Permitted Equity Transfers. Notwithstanding the restrictions contained in this Article 6, the following transfers shall be permitted without Lender’s consent and without the obligation to pay any transfer or assumption fee or premium or provide any notice to Lender, except as otherwise expressly set forth herein (each, a “Permitted Equity Transfer”): (a) a transfer (but not a pledge, other than a Permitted Pledge) by devise or descent or by operation of law upon the death, or occurring as a result of the death or legal incapacity of a natural person that is of a Restricted Party or any direct or indirect owner, member, partner or shareholder of a Restricted Party, (b) the transfer of the direct or indirect legal or beneficial equity interests in Borrower or direct or indirect interests in any Restricted Party (excluding the direct interests in Borrower or any SPE Component Entity) in one or a series of transactions (including, the transfer (but not the pledge, other than a Permitted Pledge) of shares of stock, partnership interests or membership interests (as the case may be) in a Restricted Party (including, without limitation, any such transfer related to or in connection with the estate planning of such transferor)) other than those transfers described in clause (c) or (d) hereof, which transfers shall be governed by such applicable clause, (c) the sale, transfer, redemption, or issuance of common or preferred stock, shares, units, limited partnership interests, membership interests, or other equity interests or securities in any direct or indirect equity owner of Parent Borrower (including, without limitation, the direct or indirect interests in AREIT, or AREIT OP and any Permitted Pledge); provided, that, such equity interests or securities are publicly listed on the New York Stock Exchange or another nationally recognized stock exchange (provided, further, that, the foregoing provisions of this clause (c) shall not be deemed to waive, qualify or otherwise limit Borrower’s obligation to comply with (or to cause the compliance with) the other covenants set forth herein and in the other Loan Documents), (d) the sale, transfer, redemption, or issuance of non-Controlling interests in the form of common or preferred stock, shares, units, limited partnership interests, membership interests, or other non-Controlling equity interests or securities in any direct or indirect equity owner of Parent Borrower (including, without limitation, the direct or indirect interests in AREIT, or AREIT OP and any Permitted Pledge, but excluding transfers described in clause (c)); provided, that, such transfer shall comply with clause (ii) and (iii) below (provided, further, that, the foregoing provisions of this clause (d) shall not be deemed to waive, qualify or otherwise limit Borrower’s obligation to comply with (or to cause the compliance with) the other covenants set forth herein and in the other Loan Documents), (e) the issuance of preferred shares or units, by AREIT, or AREIT OP, or any direct or indirect owner of AREIT, or AREIT OP, of up to 125 shares or units at not more than $1,000.00 per share or unit, solely in order to comply with applicable real estate investment trust requirements under the code, and any subsequent Transfers of such preferred shares or units by the holders  thereof, (f) any Permitted Pledge and the exercise of any remedies under a Permitted Pledge, and (g) the transfer of any direct or indirect interests in Sponsor whether through a merger, consolidation or similar transaction, or whereby any other Person acquires, directly or indirectly, all or substantially all of the assets of Sponsor in one or a series of transactions, provided that the Sponsor or applicable surviving entity following such merger or other transaction continues to satisfy Eligibility Requirements and meets the definition of a Qualified Transferee; provided, further, that, in each case:
(i)with respect to the transfers listed in clauses (a), (b), (d), (f) and (g) above, Lender shall receive not less than ten (10) days prior written notice of such transfers (provided, that, for purposes of clarification, with respect to the transfers contemplated in subsection (a) above, the aforesaid notice shall only be deemed to be required ten (10) days prior to the consummation of the applicable transfers made as a result of probate or similar process following such death (as opposed to prior notice of the applicable death)); provided, further, that Borrower shall not be obligated to provide notice of any such sale or transfer which (A) does not (1) result in any change in Control of Borrower, Guarantor or Sponsor, or (2) require Lender to run “known your client” searches with respect to the applicable transferee pursuant to  subsection (z) of the last paragraph hereof, (B) does not violate or cause to be violated the assumptions made with respect to Borrower and its principals in the Non-Consolidation Opinion or in any New Non-Consolidation Opinion, and (C) otherwise satisfies the applicable conditions and requirements set forth in this Section 6.3;
(ii)with respect to the transfers listed in clauses (a), (b), (d), (e), and (f) above, no such transfers shall result in a change in Control of Sponsor or Guarantor (except as expressly permitted in accordance with clause (iii), below);
(iii)after giving effect to such transfers, either: (I) if the Guarantor Control Condition shall continue to be satisfied, and Sponsor (which shall include, for purposes hereof, a successor to either Sponsor by operation of law, whether through merger, consolidation or similar transaction, or any other Person who acquires, directly or indirectly, all or substantially all of the assets of either Sponsor (and which person may replace one or both Sponsors as a result of such transaction), in each case subject to the satisfaction of the other applicable conditions and requirements set forth in this Section 6.3) shall continue to Control Borrower and any SPE Component Entity and control the day-to-day operation of the Property, then Sponsor shall continue to own at least a five percent (5%) direct or indirect interest (in the aggregate) in Borrower and the Property, or (II) if the Guarantor Control Condition is not satisfied, or Sponsor no longer Controls Borrower and any SPE Component Entity and no longer control the day-to-day operation of the Property, then Sponsor shall continue to own at least a fifteen percent (15%) direct or indirect interest (in the aggregate) in Borrower and the Property, and the Borrower and any SPE Component Entity shall, after giving effect to such transfer, be controlled by a Qualified Transferee;
(iv)after giving effect to such transfers, the Property shall continue to be managed by Manager or a New Manager approved in accordance with the applicable terms and conditions hereof;
(v)in the case of the transfer of any direct equity ownership interests in Borrower or in any SPE Component Entity, such transfers shall be conditioned upon continued compliance with the relevant provisions of Article 5 hereof;
(vi)in the case of (1) the transfer of the management of the Property to a new Affiliated Manager in accordance with the applicable terms and conditions hereof, (2) the addition and/or replacement of a Guarantor and/or Sponsor in accordance with the applicable terms and conditions hereof and of the Guaranty or (3) the transfer of any equity ownership interests (I) directly in Borrower or in any SPE Component Entity, or (II) in any Restricted

Party whose sole asset is a direct or indirect equity ownership interest in Borrower or in any SPE Component Entity, such transfers shall be conditioned upon delivery to Lender of a New Non-Consolidation Opinion addressing such transfer, addition and/or replacement;
(vii)with respect to the transfers listed in clauses (a), (b), (d), (e), (f) and (g), such transfers shall be conditioned upon Borrower’s ability to, after giving effect to the transfer in question (I) remake the representations contained herein relating to ERISA and FIRRMA matters (and, upon Lender’s request, Borrower shall deliver to Lender an Officer’s Certificate containing such updated representations effective as of the date of the consummation of the applicable transfer) and (II) continue to comply with the covenants contained herein relating to ERISA and FIRRMA matters; and
(viii)such transfers shall be permitted pursuant to the terms of the Property Documents and, if applicable, the PILOT Lease and/or PILOT Document.

Upon request from Lender, Borrower shall promptly provide Lender with:  (y) a revised version of the organizational chart delivered to Lender in connection with the Loan reflecting any transfer consummated in accordance with this Section 6.3 (to the extent such transferee would have been reflected on the organizational chart delivered in connection with the closing of the Loan, if such Transfer had occurred prior to the Closing Date), and (z) “know your client” searches (in form, scope and substance and from a provider, in each case, reasonably acceptable to Lender) with respect to any transferee (I) that has any direct and/or indirect Control rights with respect to Borrower, any SPE Component Entity, and/or any Guarantor and did not possess said Control rights prior to the applicable transfer or (II) owning (when aggregated with all Affiliates of said Person) twenty percent (20%) (or ten percent (10%) for any portion of the Loan held by JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, MORGAN STANLEY BANK, N.A. or NATIXIS REAL ESTATE CAPITAL LLC (such entities, collectively, the “Original Lender”), which has not been included in a Securitization) or more of the direct and/or indirect interests in Borrower, any SPE Component Entity and/or any Guarantor and who did not own said twenty percent (20%) (or ten percent (10%) for any portion of the Loan held by an Original Lender which has not been included in a Securitization) direct or indirect interest prior to such transfer (provided, that, notwithstanding the foregoing provisions of this Section, satisfaction of this subsection (z) shall, at Lender’s option, be a condition precedent to any such transfer).

Section 6.4.Permitted Property Transfer (Assumption). Notwithstanding the foregoing provisions of this Article 6, at any time other than the sixty (60) days prior to and following any Secondary Market Transaction the transfer of all (but not less than all) of the Properties, and the related assumptions of the Loan by, any Person (a “Transferee”) shall be permitted without Lender’s consent; provided that each of the following terms and conditions are satisfied:
(a)no Default or Event of Default has occurred and is continuing;
(b)Borrower shall have (i) delivered written notice to Lender of the terms of such prospective transfer not less than sixty (60) days before the date on which such transfer is scheduled to close and, concurrently therewith, all such information concerning the proposed Transferee as Lender shall reasonably require, and (ii) paid to Lender a non-refundable processing fee in the amount of $25,000; provided, that, in connection with the closing of the applicable transfer, the $25,000 fee shall be applied as a credit against the $250,000 fee, described in clause (c) below;

(c)Borrower shall have paid to Lender, concurrently with the closing of such prospective transfer, (i) a non-refundable assumption fee in an amount equal to $250,000 for the first prospective transfer pursuant to this Section 6.4, (ii) all reasonable out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred by Lender in connection therewith and (iii) all reasonable out-of-pocket fees, costs and expenses of all third parties and the Rating Agencies incurred in connection therewith;
(d)after giving effect to the assumption in question, a Permitted Assumption Party which satisfies the net worth, liquidity and other similar covenants in the Guaranty (unless otherwise agreed to by Lender) shall own at least a fifteen percent (15%) direct or indirect interest (in the aggregate) in Transferee and the Property, and shall Control the Transferee, any SPE Component Entity and the Property;
(e)Transferee assumes and agrees to pay the Debt as and when due subject to the provisions of Article 13 hereof and, prior to or concurrently with the closing of such transfer, Transferee and its constituent partners, members, shareholders, Affiliates or sponsors as Lender may require, shall execute, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption, and the applicable Permitted Assumption Party which Controls the Transferee and any new SPE Component Entity, shall execute and deliver (as a condition to the closing of such transfer) a recourse guaranty and an environmental indemnity in form and substance substantially identical to the Guaranty and Environmental Indemnity, respectively, with such changes to each of the foregoing as may be reasonably required by Lender to reflect the structure of the Permitted Assumption Party;
(f)Borrower and Transferee, without any cost to Lender, shall furnish any information reasonably requested by Lender for the preparation of, and shall authorize Lender to file, new financing statements and financing statement amendments and other documents to the fullest extent permitted by applicable Legal Requirements, and shall execute any additional documents reasonably requested by Lender;
(g)if such assignment and assumption is accomplished by deed, then Borrower shall have delivered to Lender, without any cost or expense to Lender, such endorsements to Lender’s Title Insurance Policy insuring that fee simple or leasehold title to the Property, as applicable, is vested in Transferee (subject to Permitted Encumbrances), hazard insurance endorsements or certificates and other similar materials as Lender may deem reasonably necessary at the time of the transfer, all in form and substance reasonably satisfactory to Lender, in each case, to the extent such endorsements are commercially available in the applicable jurisdiction;
(h)Transferee shall have furnished to Lender all appropriate papers evidencing Transferee’s organization and good standing, and the qualification of the signers to execute the assumption of the Debt, which papers shall include copies of all documents relating to the organization and formation of Transferee and of the entities, if any, which are partners or members of Transferee. Transferee and such constituent partners, members or shareholders of Transferee (as the case may be), as Lender shall reasonably require, shall comply with the covenants set forth in Article 5 hereof, and shall have furnished to Lender all appropriate “know your client” searches (in form, scope and substance and from a provider, in each case, reasonably acceptable to Lender) with respect to Transferee and any other Person (I) that has any direct and/or indirect Control rights with respect to Transferee, any SPE Component Entity, and/or any Guarantor and did not possess said Control rights prior to the applicable assumption or (II) owning (when aggregated with all Affiliates of said Person) twenty percent (20%) (or ten percent (10%) for any portion of the Loan held by an Original Lender which has not been included in a Securitization) or more of the direct and/or indirect interests in Transferee, any SPE Component Entity and/or any Guarantor and who did not own said twenty percent (20%) (or ten percent (10%) for any portion of the Loan held by an Original Lender which has not been included in a Securitization) direct or indirect interest prior to such assumption;
(i)Transferee shall assume the obligations of Borrower under any Management Agreement or provide a new management agreement with a new manager which meets the requirements of the Assignment of Management Agreement and Section 4.15 hereof and assign to Lender as additional security such new management agreement;
(j)Transferee shall furnish to Lender a New Non-Consolidation Opinion and, if any portion of the Loan is or will be included in a REMIC Trust, a REMIC Opinion, with respect to the transfer and the transactions related thereto and an additional opinion of counsel reasonably satisfactory to Lender and its counsel (A) that Transferee’s formation documents provide for the matters described in subparagraph (g) above, (B) that the assumption of the Debt has been duly authorized, executed and delivered, and that the assumption agreement and the other Loan Documents are valid, binding and enforceable against Transferee in accordance with their terms, (C) that Transferee and any entity which is a controlling stockholder, member or general partner of Transferee, have been duly organized, and are in existence and good standing and (D) with respect to such other matters as Lender may reasonably request and are customarily provided in such types of opinions;
(k)if required by Lender, Lender shall have received (A) a Rating Agency Confirmation with respect to such transfer and (B) evidence that the proposed transfer will not result in, if applicable, a breach or violation of any PILOT Lease and/or PILOT Document; and
(l)such assumption shall be conditioned upon Transferee’s ability to, after giving effect to the assumption in question (I) remake the representations contained herein relating to ERISA and FIRRMA matters (and, upon Lender’s request, Transferee shall deliver to Lender an Officer’s Certificate containing such updated representations effective as of the date of the consummation of the applicable transfer) and (II) comply with the covenants contained herein relating to ERISA and FIRRMA matters.
Section 6.5.Lender’s Rights. Lender reserves the right to condition the consent to a Prohibited Transfer requested hereunder upon (a) a modification of the terms hereof and on assumption of this Agreement and the other Loan Documents as so modified by the proposed Prohibited Transfer, (b) payment of all of Lender’s reasonable out-of-pocket expenses incurred in connection with such Prohibited Transfer, (c) receipt of a Rating Agency Confirmation with respect to the Prohibited Transfer, (d) the proposed transferee’s continued compliance with the covenants set forth in this Agreement, including, without limitation, the covenants in Article 5, (e) receipt of a New Non-Consolidation Opinion with respect to the Prohibited Transfer and/or (f) such other conditions and/or legal opinions as Lender shall reasonably determine are necessary. All reasonable, out-of-pocket expenses incurred by Lender shall be payable by Borrower whether or not Lender consents to the Prohibited Transfer. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Prohibited Transfer without Lender’s consent. This provision shall apply to every Prohibited Transfer, whether or not Lender has consented to any previous Prohibited Transfer.
Section 6.6.Economic Sanctions, Anti-Money Laundering and Transfers. Borrower shall (and shall cause its Constituent Owners and Affiliates to) (a) at all times comply with the representations and covenants contained in Section 3.30 such that the same remain true, correct and not violated or breached and (b) not permit a Prohibited Transfer to occur and shall cause the ownership and Control requirements specified in this Article 6 (including, without limitation, those stipulated in Section 6.3 hereof) to be complied with at all times. Borrower hereby represents that, other than in connection with the Loan, the Loan Documents and any Permitted Encumbrances, as of the date hereof, there exists no Sale or Pledge of (i) the Property or any part thereof or any legal or beneficial interest therein or (ii) any interest in any Restricted Party. For purposes of clarification, references hereunder and/or under the other Loan Documents to “equity ownership interest” (or words of similar import) shall be deemed to refer to the legal and/or beneficial interests in a Person (as applicable); provided, that, when hereunder or under the other Loan Documents a specified percentage of the aforesaid “equity ownership interest” (or words of similar import) in a Person is required to be held, the same shall be deemed to refer to both the legal and beneficial interest in such Person. Notwithstanding anything to the contrary contained herein or in any other Loan Document (including, without limitation Sections 6.3 and 6.4 hereof), in no event shall Borrower or any SPE Component Entity be (I) a Prohibited Entity, (II) Controlled (directly or indirectly) by any Prohibited Entity or (III) more than 49% owned (directly or indirectly) by any Prohibited Entities (whether individually or in the aggregate), unless, in the case of each of the foregoing, Lender’s prior written consent is first obtained (which such consent shall be given or withheld in Lender’s sole discretion and may be conditioned on, among other things, Lender’s receipt of a Rating Agency Confirmation).
ARTICLE 7

INSURANCE; CASUALTY; CONDEMNATION; RESTORATION
Section 7.1.Insurance.
(a)Borrower shall obtain and maintain, or cause to be obtained and maintained, insurance for Borrower and the Property providing at least the following coverages:
(i)insurance with respect to the Improvements and the Personal Property insuring against any peril now or hereafter included within the classification “All Risk” or “Special Perils” (including, without limitation, fire, lightning, windstorm / named storms, hail, terrorism and similar acts of sabotage, explosion, riot, riot attending a strike, civil commotion, vandalism, aircraft, vehicles and smoke), in each case (A) in an amount equal to 100% of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value exclusive of costs of excavations, foundations, underground utilities and footings, with a waiver of depreciation; (B) containing an agreed amount endorsement waiving all coinsurance provisions or shall be written on a no coinsurance form; (C) providing for no deductible in excess of $100,000 except with respect to windstorm/named storms or earthquake, which such insurance shall provide for no deductible in excess of 5% of the total insurable value of the Individual Property; (D) at all times insuring against at least those hazards that are commonly insured against under a “special causes of loss” form of policy, as the same shall exist on the date hereof, and together with any increase in the scope of coverage provided under such form after the date hereof; (E) providing coverage for Loss to the Undamaged Portion of the Building, Demolition Costs and Increased Cost of Construction, where coverage for the undamaged portion of the building has a limit equal to or greater than each Property and limits for demolition costs and increased cost of construction will be in amounts reasonably acceptable to Lender. The Full Replacement Cost shall be re-determined from time to time (but not more frequently than once in any twelve (12) calendar months) at the request of Lender by an appraiser or contractor designated and paid by Borrower and approved by Lender, or by an engineer or appraiser in the regular employ of the insurer; and (F) sinkhole insurance with a sublimit acceptable to Lender and shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i). After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade. No omission on the part of Lender to request any such ascertainment shall relieve Borrower of any of its obligations under this Subsection;
(ii)commercial general liability insurance against all claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, including “Dram Shop” or other liquor liability coverage if alcoholic beverages are sold, manufactured or distributed from the Property, such insurance (A) to be on the so-called “occurrence” form with a general aggregate limit of not less than $2,000,000 and a per occurrence limit of not less than $1,000,000, with no deductible or self-insured retention; (B) to continue at not less than the aforesaid limit until reasonably required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) contractual liability for all insured contracts; (5) contractual liability covering the indemnities contained in Article 13 hereof to the extent the same is available; and (6) acts of terrorism and similar acts of sabotage;
(iii)loss of rents and/or business interruption insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in Subsection 7.1(a)(i), (iv) and (vi) through (viii); (C) in an amount equal to 100% of the projected gross income from the Individual Property (on an actual loss sustained basis) for a period continuing until the Restoration of the Property is completed; the amount of such business interruption/loss of rents insurance shall be determined prior to the Closing Date and at least once each year thereafter based on Lender’s determination of the projected gross income from the Individual Property (on an actual loss sustained basis) for a period continuing until Restoration of the Property is completed; the amount of such business interruption/loss of rents insurance shall be determined prior to the Closing Date and at least once each year thereafter based on Lender’s determination of the projected gross income from the Property for a twenty-four (24) month period; and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and the Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. Notwithstanding anything to the contrary contained herein or in any other Loan Documents, to the extent that insurance proceeds are payable to Lender pursuant to this Subsection (the “Rent Loss Proceeds”) and Borrower is entitled to disbursement of Net Proceeds for Restoration in accordance with the terms hereof, such Rent Loss Proceeds shall be deposited by Lender in the Cash Management Account and disbursed as provided in Article 9 hereof; provided, however, that (I) nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Note except to the extent such amounts are actually paid out of the Rent Loss Proceeds and (II) in the event the Rent Loss Proceeds are paid in a lump sum in advance and Borrower is entitled to disbursement of such Rent Loss Proceeds in accordance with the terms hereof, Lender or Servicer shall hold such Rent Loss Proceeds in a segregated interest-bearing Eligible Account (which shall deemed to be included within the definition of the “Accounts” hereunder) and Lender or Servicer shall estimate the number of months required for Borrower to restore the damage caused by the applicable Casualty, shall divide the applicable aggregate Rent Loss Proceeds by such number of months and shall disburse such monthly installment of Rent Loss Proceeds from such Eligible Account into the Cash Management Account each month during the performance of such Restoration;
(iv)at all times during which structural construction, repairs or alterations are being made with respect to the Improvements (and only if the existing property and/or liability coverage forms do not otherwise apply) (A) commercial general liability and umbrella liability insurance covering claims related to the construction, repairs or alterations being made at the Property which are not covered by or under the terms or provisions of the commercial general liability and umbrella insurance policies required hereunder; and (B) the insurance provided for in Subsection 7.1(a)(i) written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against and on terms consistent with the coverages required pursuant to Subsections 7.1(a)(i), (iii) and (vi) through (viii), (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;
(v)in the event Borrower has any employees, workers’ compensation, subject to the statutory limits of the state in which the Property is located, and employer’s liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);
(vi)comprehensive boiler and machinery insurance and equipment breakdown coverage, in each case, covering all mechanical and electrical equipment and pressure vessels and boilers in an amount not less than their replacement cost or in such other amount as shall be reasonably required by Lender;
(vii)if any portion of the Improvements is currently or at any time in the future located in an area identified by (A) the Federal Emergency Management Agency in the Federal Register as an area having special flood hazards and/or (B) the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the “Flood Insurance Acts”), flood hazard insurance (1) in an amount equal to the maximum limit of coverage available for the Property under the Flood Insurance Acts plus (2) such additional amounts or other related and/or excess coverage as Lender may reasonably require with deductibles no greater than the maximum limit of coverage available under the Flood Insurance Acts;
(viii)earthquake, if the Individual Property is in seismic zone 3 or 4, sinkhole and mine subsidence insurance, if required, in amounts equal to the greater of 1.0x scenario upper loss (SUL) and one and one half times (1.5x) the probable maximum loss (PML)/scenario expected loss (SEL) multiplied by the Full Replacement Cost of the building plus business income/rental value as required in Section 7.1(a)(iii) and provided further that the insurance amounts for the coverages set forth in subclause (viii) hereof, to the extent insured under a blanket policy, shall not be less than the 475-year annual aggregate probable maximum loss as indicated in a portfolio seismic risk analysis for a 475-year return period, including the Individual Property located in seismic zone 3 or 4, covered by such earthquake limit, with a separate assessment for California to the extent there is a separate sublimit for California under the Policy (such analysis to be approved by Lender and secured by the applicable

Borrower utilizing a third-party engineering firm qualified to perform such seismic risk analysis using the most current RMS software, or its equivalent, to include consideration of loss amplification, at the expense of the applicable Individual Borrower); provided that the insurance pursuant to subsection (viii) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i);
(ix)umbrella liability insurance in an amount not less than $100,000,000 per occurrence and in the aggregate on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;
(x)intentionally omitted;
(xi)if applicable, commercial auto/motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of One Million and No/100 Dollars ($1,000,000); and
(xii)pollution legal liability insurance against claims for pollution remediation and legal liability resulting from existing conditions and new pollution events related to any Property in form and substance acceptable to Lender (“PLL Policy”), such insurance: (A) to be a claims made and reported policy which shall be maintained, either by renewal, extension or replacement, for a period commencing no later than the Closing Date and continuing through the date that is thirty-six (36) months beyond the fully extended Maturity Date (the “Required PLL Period”); (B) with a minimum limit of liability of Ten Million Dollars ($10,000,000) for each incident and Twenty Million Dollars ($20,000,000) in the aggregate, (C) with a self-insured retention not to exceed Fifty Thousand Dollars ($50,000) for each incident; (D) shall name Lender as an additional named insured with its successors and/or assigns as their interests may appear; and (E) shall, throughout the PLL Policy period, include the same coverages, terms, conditions and endorsements as the PLL Policy approved at Closing. In the event the limits which are in place as of the Closing Date are eroded by fifty percent (50%) or more due to claims, Borrower shall reinstate the available environmental coverage limits within sixty (60) days to the limits in place as of the Closing Date; and
(xiii)such other insurance and in such amounts as (A) may be required pursuant to the terms of the Property Documents, PILOT Lease and/or PILOT Document, and (B) Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.
(b)All insurance provided for in Subsection 7.1(a) hereof shall be obtained under valid and enforceable policies (the “Policies” or in the singular, the “Policy”), in such forms, amounts, coverages, deductibles, loss payees and insureds, in each case, as may be satisfactory to Lender, issued by financially sound and responsible insurance companies authorized to do business in the State and having a rating of (y) A or better by S&P “A2” or better by Moody’s, if Moody’s rates the insurance company and is rating the Securities and “A” or better by Fitch, if Fitch rates the insurance company and is rating the Securities, (provided, however for multi-layered policies, (A) if four (4) or less insurance companies issue the Policies, then at least 75% of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P, “A2” or better by Moody’s, if Moody’s rates the insurance company and is rating the Securities, “A” or better by Fitch, if Fitch rates the insurance company and is rating the Securities, with no remaining carrier below “BBB” by S&P, “Baa2” by Moody’s, if Moody’s rates the insurance company and is rating the Securities, and “BBB” or better by Fitch, if Fitch rates the insurance company and is rating the Securities or (B) if five (5) or more insurance companies issue the Policies, then at least sixty percent (60%) of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P, “A2” or better by Moody’s, if Moody’s rates the insurance company and is rating the Securities and “A” or better by Fitch, if Fitch rates the insurance company and is rating the Securities with no remaining carrier below “BBB” by S&P, “Baa2” by Moody’s, if Moody’s rates the insurance company and is rating the Securities and “BBB” by Fitch, if Fitch rates the insurance company and is rating the Securities) and (z) a rating of “A-VIII” or better in the current Best’s Insurance Reports.  Notwithstanding anything to the contrary, Borrower shall be permitted to maintain a portion of the coverage required hereunder with insurance companies which do not meet the foregoing requirements (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate provided that (1) Borrower shall replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth hereinabove and (2) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, Borrower shall replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth hereinabove.  Not less than fifteen (15) days prior to the expiration dates of the Policies theretofore furnished to Lender pursuant to Subsection 7.1(a), Borrower shall deliver complete copies of the Policies marked “premium paid” or accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”), provided, however, that in the case of renewal Policies, Borrower may furnish Lender with binders and Acord Form 27 or 28 and Acord Form 25, as applicable, Certificates therefor to be followed by the original Policies when issued. At least once per calendar year, Borrower shall provide Lender with updated flood zone certifications for the Property (in form and substance acceptable to Lender), which such flood zone certifications shall be delivered to Lender upon the earlier to occur of (i) December 1 of each calendar year or (ii) the renewal of the applicable Policy providing flood insurance coverage during the applicable calendar year.
(c)Any blanket insurance Policy shall be subject to Lender approval and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 7.1 hereof, subject to review and approval by Lender based on the schedule of locations and values, and such. Further, to the extent the Policies are maintained pursuant to a blanket insurance Policy that covers more than one location within a one thousand foot radius of the Property (the “Radius”), the limits of such blanket insurance Policy must be sufficient to maintain coverage as set forth in this Section 7.1(vi) for the Property and any and all other locations combined within the Radius that are covered by such blanket insurance policy calculated on a total insured value basis. Such Policies may be “blanket policies” covering multiple locations so long as the coverages for the Property provide the protections listed above and, provided further that, any material changes to such blanket policies or an aggregation of the insured values covered under such blanket policies, including the reduction or erosion of flood, windstorm / named storm and earthquake limits or the addition of locations that are subject to the perils of flood, windstorm / named storm and earthquake, shall be subject to Lender’s review and reasonable approval by Lender based on the portfolio PML report(s) for the catastrophic perils and such other information as requested by Lender. Further, any such material changes, changes to the limits under the policy as of Closing Date or an aggregation of the insured values covered under the blanket policy, including the reduction or erosion of flood, windstorm / named storm and earthquake limits or the addition of locations that are subject to the perils of flood, windstorm / named storm and earthquake, shall be subject to Lender’s approval and Rating Agency Confirmation (which shall be provided at the Rating Agency’s sole discretion).

(d)All property Policies provided for or contemplated by Subsection 7.1(a) shall name Borrower as a named insured and, in the case of liability Policies, shall name Lender as an additional insured, as their respective interests may appear, and, in the case of property Policies (including, but not limited to, terrorism, rent loss, business interruption, boiler and machinery/equipment breakdown, earthquake and flood insurance), such Policies shall contain a standard noncontributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.
(e)All property Policies provided for in Subsection 7.1(a) shall contain clauses or endorsements to the effect that:
(i)with respect to the property Policies, (1) the following shall in no way affect the validity or enforceability of the Policy insofar as Lender is concerned: (A) any act or negligence of Borrower or of any other Person named as an insured, (B) any foreclosure or other similar exercise of remedies and (C) the failure to comply with the provisions of the Policy which might otherwise result in a forfeiture of the insurance or any part thereof and (2) the property Policies shall not be cancelled without at least thirty (30) days’ written notice to Lender, except ten (10) days’ notice for non-payment of premium;
(ii)with respect to the liability Policies, the Policy shall not be materially changed (other than to increase the coverage provided thereby), terminated or cancelled without at least thirty (30) days’ written notice to Lender and any other party named therein as an insured, except ten (10) days’ notice for non-payment of premium;
(iii)the issuer(s) of the Policy shall give written notice to Lender if the issuers elect not to renew the Policy prior to its expiration;
(iv)Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments or commissions thereunder and that the related issuer(s) waive any related claims to the contrary;
(v)Lender shall, at its option and with no obligation to do so, have the right to directly pay Insurance Premiums in order to avoid cancellation, expiration and/or termination of the Policy due to non-payment of Insurance Premiums; and
(vi)the Policies shall include coverage for acts of terror or similar acts of sabotage in an amount equal to one hundred percent (100%) of the “Full Replacement Cost” of each Individual Property including the rental loss and/or business interruption coverage under subsection (a)(iii) above; provided that such coverage is available.  In the event that such coverage with respect to terrorist acts is not included as part of the “all risk” property policy required by subsection (a)(i) above, Borrower shall, nevertheless be required to obtain coverage for terrorism (as standalone coverage) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost” of the Property including the rental loss and/or business interruption coverage under subsection (a)(iii) above; provided that such coverage is available.  Borrower shall obtain the coverage required under this clause (i) from a Qualified Insurer or in the event that such coverage is not available from a Qualified Carrier, Borrower shall obtain such coverage from the highest rated insurance company providing such coverage.

Borrower shall promptly forward to Lender a copy of each written notice received by Borrower of any modification, reduction or cancellation of any of the Policies or of any of the coverages afforded under any of the Policies.

(f)By no later than five (5) days following the expiration date of any Policies, Borrower shall furnish to Lender a statement certified by Borrower or a Responsible Officer of Borrower of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance and, if requested by Lender, verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to Lender. Without limitation of the foregoing, Borrower shall also comply with the foregoing within ten (10) days of written request of Lender. Borrower shall promptly forward to Lender a copy of each written notice received by any Borrower Party of any modification, reduction or cancellation of any of the Policies or of any of the coverages afforded under any of the Policies.
(g)If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate, and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Security Instrument and shall bear interest at the Default Rate.
(h)In the event of a foreclosure of the Security Instrument or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest exclusively in Lender or the purchaser at such foreclosure or other transferee in the event of such other transfer of title.
(i)As an alternative to the Policies required to be maintained pursuant to the preceding provisions of this Section 7.1, Borrower will not be in default under this Section 7.1 if Borrower maintains (or causes to be maintained) Policies which (i) have coverages, deductibles and/or other related provisions other than those specified above and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth above (any such Policy, a “Non-Conforming Policy”), provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), Borrower shall have (1) received Lender’s prior written consent thereto and (2) confirmed that Lender has received a Rating Agency Confirmation with respect to any such Non-Conforming Policy. Notwithstanding the foregoing, Lender hereby reserves the right to deny its consent to any Non-Conforming Policy regardless of whether or not Lender has consented to the same on any prior occasion.
(j)Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or insurance proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable, actual attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of a Casualty or Condemnation affecting the Property or any part thereto) out of such Awards or insurance proceeds. Any Net Proceeds related to such Awards or insurance proceeds shall be deposited with Lender and held and applied in accordance with the applicable terms and conditions hereof.
(k)Borrower hereby represents that the physical address for each Individual Property for all purposes (including, without limitation, insurance purposes) is as set forth on Schedule II attached hereto.
Section 7.2.Casualty. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”) of which Borrower has knowledge or has received written notice and the Net Proceeds relating to such Casualty and the cost of completing the Restoration relating to such Casualty is greater than $250,000, Borrower shall give prompt notice of such damage to Lender and shall in a reasonably prompt manner proceed to commence and diligently prosecute the completion of the Restoration of the Property and otherwise comply with the provisions of Section 7.4. Borrower shall pay all costs of Restoration (including, without limitation, any applicable deductibles under the Policies) whether or not such costs are covered by the Net Proceeds. Lender may, but shall not be obligated to, make proof of loss if not made promptly by Borrower.
Section 7.3.Condemnation. Borrower shall promptly give Lender notice of the actual or threatened (in writing) commencement of any proceeding for the Condemnation of the Property of which Borrower has knowledge and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of reasonable out-of-pocket expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 7.4 in all material respects. Borrower shall pay all costs of Restoration whether or not such costs are covered by the Net Proceeds. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt. Notwithstanding the foregoing or anything to the contrary contained herein, if any portion of the Loan is or will be included in a REMIC Trust, and if, in connection with any Casualty or Condemnation, a prepayment of the Debt (in whole or in part) is required under REMIC Requirements, (a) the applicable Net Proceeds shall be applied to the Debt in accordance with Section 7.4(c) hereof and (b) to the extent that the amount of the applicable Net Proceeds actually applied to the Debt in connection therewith is insufficient under REMIC Requirements, Borrower shall, within ten (10) Business Days of demand by Lender, prepay the principal amount of the Debt in accordance with the applicable terms and conditions hereof in an amount equal to such insufficiency plus the amount of any then applicable Interest Shortfall (such prepayment, together with any related Interest Shortfall payment, collectively, the “REMIC Payment”). If any portion of the Loan is or will be included in a REMIC Trust, Lender may require Borrower to deliver a REMIC Opinion in connection with each of the foregoing.
Section 7.4.Restoration. The following provisions shall apply in connection with the Restoration of the Property:
(a)If the Net Proceeds shall be less than the Restoration Threshold and the costs of completing the Restoration shall be less than the Restoration Threshold, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 7.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement. Notwithstanding the foregoing or anything herein to the contrary, in the event the Net Proceeds or the estimated cost of Restoration are equal to or less than the Restoration Threshold, such Net Proceeds shall be disbursed by Lender to Borrower upon receipt.
(b)If the Net Proceeds are equal to or greater than the Restoration Threshold or the costs of completing the Restoration are equal to or greater than the Restoration Threshold, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 7.4.
(i)The Net Proceeds shall be made available for Restoration provided that each of the following conditions are met:
(A)no Event of Default shall have occurred and be continuing;
(B)(1) in the event the Net Proceeds are insurance proceeds, less than thirty percent (30%) of each of (i) fair market value of the applicable Individual Property as reasonably determined by Lender, and (ii) rentable area of the applicable Individual Property has been damaged, destroyed or rendered unusable as a result of a Casualty or (2) in the event the Net Proceeds are condemnation proceeds, less than ten percent (10%) of each of (i) the fair market value of the applicable Individual Property as reasonably determined by Lender and (ii) rentable area of the applicable Individual Property is taken, such land is located along the perimeter or periphery of the applicable Individual Property, no portion of the Improvements (other than ancillary, non-material, non-structural Improvements (including, but not limited to, landscaping, signs, and sidewalks)) is located on such land and such taking does not materially impair the existing access to the applicable Individual Property;

(C)Leases demising in the aggregate a percentage amount equal to or greater than seventy-five percent (75%) of the total rentable space in the applicable Individual Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such fire or other casualty or taking, whichever the case may be, shall remain in full force and effect during and after the completion of the Restoration, notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be, and Borrower furnishes to Lender evidence satisfactory to Lender that all Tenants under Major Leases shall continue to operate their respective space at the applicable Individual Property after the completion of the Restoration;

(D)Borrower shall commence (or shall cause the commencement of) the Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after the issuance of a building permit with respect thereto) and shall diligently pursue the same to satisfactory completion in compliance with all applicable Legal Requirements, in all material respects, including, without limitation, all applicable Environmental Laws, and the applicable requirements of the Property Documents, PILOT Lease and/or PILOT Document (as applicable);

(E)Lender shall be satisfied, in its reasonable discretion, that any operating deficits which will be incurred with respect to the applicable Individual Property as a result of the occurrence of any such fire or other casualty or taking will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 7.1(a)(iii) above, or (3) by other funds of Borrower;

(F)Lender shall be satisfied, in its reasonable discretion, that the Net Proceeds, together with any cash or cash equivalent deposited by Borrower with Lender, are sufficient to cover the cost of the Restoration;

(G)Lender shall be satisfied, in its reasonable discretion, that (I) upon the completion of the Restoration, the fair market value and cash flow of the applicable Individual Property will not be less than the fair market value and cash flow of the applicable Individual Property as the same existed immediately prior to the applicable Casualty or Condemnation and (II) Restoration of the Improvements on the Land (as each existed immediately prior to the applicable casualty or condemnation (with such changes to the Improvements as may be reasonably acceptable to Lender (taking into account subsection (I) above))) is permitted under applicable Legal Requirements and the Property Documents, PILOT Lease and/or PILOT Document (as applicable);

(H)Lender shall be satisfied, in its reasonable discretion, that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) such time as may be required under applicable Legal Requirements or (3) the expiration of the insurance coverage referred to in Section 7.1(a)(iii) above;

(I)[intentionally omitted];

(J)the applicable Individual Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements and the Property Documents, PILOT Lease and/or PILOT Document (as applicable);

(K)the Restoration shall be done and completed in an expeditious and diligent fashion and in compliance in all material respects with all applicable Legal Requirements and the Property Documents, PILOT Lease and/or PILOT Document (as applicable);

(L)the Property Documents, PILOT Lease and/or PILOT Document (as applicable) will remain in full force and effect during and after the Restoration; and

(M)if any portion of the Loan is or will be included in a REMIC Trust, Lender shall be satisfied, in its reasonable discretion, that making the Net Proceeds available for Restoration shall be permitted pursuant to REMIC Requirements and, in that regard, Lender may require Borrower to deliver a REMIC Opinion in connection therewith.

(ii)The Net Proceeds shall be held by Lender and, until disbursed in accordance with the provisions of this Section 7.4(b), shall constitute additional security for the Debt and other obligations under this Agreement, the Security Instrument, the Note and the other Loan Documents. The Net Proceeds (other than the Rent Loss Proceeds) shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Lender that (A) all materials installed and work and labor performed in connection with the related Restoration item have been paid for in full (except to the extent that they are to be paid for out of the requested disbursement), and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy or are otherwise being contested as expressly permitted under, and in accordance with, this Agreement.
(iii)All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration shall be subject to prior review and acceptance by Lender and the Casualty Consultant, each in their reasonable discretion. All reasonable out-of-pocket costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower. Borrower shall have the right to settle all claims under the Policies jointly with Lender, provided that (a) no Event of Default exists, (b) Borrower promptly and with commercially reasonable diligence negotiates a settlement of any such claims and (c) the insurer with respect to the Policy under which such claim is brought has not raised any act of the insured as a defense to the payment of such claim. If an Event of Default exists, Lender shall, at its election, have the exclusive right to settle or adjust any claims made under the Policies in the event of a Casualty.  Notwithstanding the foregoing or anything herein to the contrary, Borrower shall have the exclusive right to settle all claims under the Policies equal to or less than $500,000.
(iv)In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Restoration Retainage. The term “Restoration Retainage” as used in this Section 7.4(b) shall mean an amount equal to 10% of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until such time as the Casualty Consultant certifies to Lender that Net Proceeds representing 50% of the required Restoration have been disbursed. There shall be no Restoration Retainage with respect to costs actually incurred by Borrower for work in place in completing the last 50% of the required Restoration. The Restoration Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 7.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Restoration Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 7.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Restoration Retainage, provided, however, that Lender will release the portion of the Restoration Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, and the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company insuring the lien of the Security Instrument. If required by Lender, the release of any such portion of the Restoration Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.
(v)Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.
(vi)If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 7.4(b) shall constitute additional security for the Debt and other obligations under this Agreement, the Security Instrument, the Note and the other Loan Documents.
(vii)The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 7.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under this Agreement, the Security Instrument, the Note or any of the other Loan Documents.
(c)All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 7.4(b)(vii) shall be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its discretion shall deem proper. If Lender shall receive and retain Net Proceeds, the lien of the Security Instrument shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt; provided, however, notwithstanding anything herein to the contrary, no Prepayment Premium, shall be due and payable in connection with such reduction.
ARTICLE 8

RESERVE FUNDS
Section 8.1.Required Repairs.
(a)Deposits. Borrower shall perform the Immediate Repairs on or before the deadline described in Section 4.25 hereof. On the Closing Date, Borrower shall deposit with Lender the amount for each Individual Property set forth on Schedule III hereto in the ADA Repairs column.  Amounts so deposited with Lender shall be held by Lender in accordance with Section 8.7 hereof.  Amounts so deposited shall hereinafter be referred to as Borrower’s “Required Repair Fund” and the account in which such amounts are held shall hereinafter be referred to as Borrower’s “Required Repair Account”.

(b)Release of Required Repair Funds.  Lender shall disburse to Borrower the Required Repair Funds from the Required Repair Account from time to time upon satisfaction by Borrower of each of the following conditions:  (a) Borrower shall submit a written request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the Immediate Repairs to be paid, (b) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, and (c) Lender shall have received an Officers’ Certificate (i) stating that, to Borrower’s knowledge, all Immediate Repairs at the applicable Individual Property to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete the Immediate Repairs, (ii) identifying each Person that supplied materials or labor in connection with the Immediate Repairs performed at such Individual Property to be funded by the requested disbursement, and (iii) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such Officers’ Certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender.  Lender shall not be required to make disbursements from the Required Repair Account with respect to the any Individual Property more than once a month and in an amount less than the Minimum Disbursement Amount (or a lesser amount if the total amount of Required Repair Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made unless such requested disbursement is in an amount greater than $25,000.00 (or a lesser amount if the total amount in the Required Repair Account is less than $25,000.00), in which case only one disbursement of the amount remaining in the account shall be made) and such disbursement shall be made only upon satisfaction of each condition contained in this Section 8.1.
Section 8.2.Intentionally Omitted.
Section 8.3.Leasing Reserve Funds.
(a) On the Closing Date, Borrower shall deposit into an Eligible Account held by Servicer (the “Leasing Reserve Account”) an amount equal to $103,556.00 for outstanding tenant improvements and leasing commissions owed to Tenants pursuant to existing Leases with respect to existing Tenants as of the Closing Date. Amounts deposited pursuant to this Section 8.3 are referred to herein as the “Leasing Reserve Funds”.
(b)Lender shall disburse to Borrower the Leasing Reserve Funds from time to time promptly upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the tenant improvement costs and leasing commissions to be paid; (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured; (iii) Lender shall have reviewed and approved the Lease and related leasing commissions in respect of which Borrower is obligated to pay or reimburse certain tenant improvement costs and leasing commissions; (iv) Lender shall have received and approved (which approval shall not be unreasonably withheld, conditioned or delayed) a budget for tenant improvement costs and a schedule of leasing commissions payments and the requested disbursement will be used to pay all or a portion of such costs and payments; (v) Lender shall have received a certificate from Borrower (A) stating that, to Borrower’s knowledge, all tenant improvements at the Property to be funded by the requested disbursement have been or will be completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required in connection with the tenant improvements, (B) identifying each Person that supplied materials or labor in connection with the tenant improvements to be funded by the requested disbursement and (C) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers, invoices and/or other evidence of payment satisfactory to Lender; and (vi) at Lender’s option, if the cost of any individual tenant improvement exceeds $250,000, a title search for the Property indicating that the Property is free from all liens, claims and other encumbrances other than Permitted Encumbrances. Lender shall not be required to disburse Leasing Reserve Funds more frequently than once each calendar month nor in an amount less than the Minimum Disbursement Amount (or a lesser amount if the total amount of Leasing Reserve Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made).
Section 8.4.Operating Expense Funds.  On the first Monthly Payment Date occurring after each occurrence of a Trigger Period, Borrower shall make a True Up Payment into the Operating Expense Account (provided that, for the avoidance of doubt, and without in any way limiting Borrower’s obligation to make any such True Up Payment as and when due hereunder or in any way limiting Lender’s rights and remedies in connection with any failure to may any such True Up Payment as and when due hereunder, in no event shall this Section 8.4 require any equity owner to make additional capital contributions or return distributions to Borrower).  On each Monthly Payment Date occurring on and after the occurrence and continuance of a Trigger Period, Borrower shall deposit (or shall cause there to be deposited) into an Eligible Account held by Servicer (the “Operating Expense Account”) an amount equal to the aggregate amount of Approved Operating Expenses and Approved Extraordinary Expenses to be incurred by Borrower for the then current Interest Accrual Period (such amount, the “Op Ex Monthly Deposit”). Amounts deposited pursuant to this Section 8.4 are referred to herein as the “Operating Expense Funds”. Provided no Event of Default has occurred and is continuing, Lender shall disburse the Operating Expense Funds to Borrower to pay Approved Operating Expenses and/or Approved Extraordinary Expenses promptly upon Borrower’s request (which such request shall be accompanied by an Officer’s Certificate detailing the applicable expenses to which the requested disbursement relates and attesting that such expense shall be paid with the requested disbursement).
Section 8.5.Excess Cash Flow Funds.
(a)On each Monthly Payment Date occurring on and after the occurrence and during the continuance of a Trigger Period, Borrower shall deposit (or cause to be deposited) into an Eligible Account with Servicer (the “Excess Cash Flow Account”) an amount equal to the Excess Cash Flow generated by the Property for the immediately preceding Interest Accrual Period (each such monthly deposit being herein referred to as the “Monthly Excess Cash Flow Deposits” and the amounts on deposit in the Excess Cash Flow Account being herein referred to as the “Excess Cash Flow Funds”). If and to the extent that Excess Cash Flow shall fail to be collected in the Excess Cash Flow Account on any Monthly Payment Date due to: (w) any election by Lender (in its sole and absolute discretion exercised in good faith) not to deliver a Restricted Account Notice (despite the fact that a Trigger Period is ongoing), (x) any delay in the creation of the Cash Management Account pursuant to Section 9.1 hereof, (y) any delay by Lender or Servicer in declaring the occurrence of a Trigger Period, and/or (z) any violation of or failure to comply with, in each case, the Cash Management Provisions (including, without limitation, the Cash Management Provisions related to the timing of required deposits into the Restricted Account) on the part of Borrower, Borrower shall, within ten (10) Business Days of the applicable Monthly Payment Date, be required to make a True Up Payment into the Excess Cash Flow Account (to be held and disbursed pursuant to this Section 8.5) in the amount reasonably determined by Lender as would have been collected in the Excess Cash Flow Account but for the occurrence of the events contemplated by the foregoing clauses (w), (x), (y) and/or (z).
(b)Provided no Event of Default has occurred and is continuing, any Excess Cash Flow Funds remaining in the Excess Cash Flow Account shall be disbursed to Borrower (i) upon the expiration of any Trigger Period in accordance with the applicable terms and conditions hereof, provided no other Trigger Period is then ongoing and (ii) upon written request of Borrower, Lender shall disburse within three (3) Business Days of Borrower’s request but no more frequently than monthly, in the event of a shortfall in approved Operating Expenses at the Properties, in order to pay such amounts (to the extent not previously paid from funds in the Cash Management Account).
Section 8.6.Tax and Insurance Funds.  On the first Monthly Payment Date occurring after each occurrence and during the continuance of a Trigger Period, Borrower shall make a True Up Payment into Eligible Accounts held by Servicer and hereinafter respectively referred to as the “Tax Account” and the “Insurance Account”.  On each Monthly Payment Date occurring on and after the occurrence and during the continuance of a Trigger Period, Borrower shall deposit (or shall cause there to be deposited): (a) one-twelfth of an amount which would be sufficient to pay the Taxes payable, or reasonably estimated by Lender to be payable, during the next ensuing twelve (12) months assuming that said Taxes are to be paid in full on the Tax Payment Date (the “Monthly Tax Deposit”), each of which such deposits shall be held in the Tax Account, and (b) at the option of Lender, if the liability or casualty Policy maintained by Borrower covering the Property shall not constitute an approved blanket or umbrella Policy pursuant to Subsection 7.1(c) hereof, or Lender shall require Borrower to obtain a separate Policy pursuant to Subsection 7.1(c) hereof, one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the “Monthly Insurance Deposit”), each of which such deposits shall be held in the Insurance Account (amounts held in the Tax Account and the Insurance Account are collectively herein referred to as the “Tax and Insurance Funds”).  If, at any time, after the occurrence and during the continuance of a Trigger Period, Lender reasonably determines that amounts on deposit or scheduled to be deposited in (i) the Tax Account will be insufficient to pay all applicable Taxes in full on the Tax Payment Date and/or (ii) the Insurance Account will be insufficient to pay all applicable Insurance Premiums in full on the Insurance Payment Date, Borrower shall make a True Up Payment with respect to such insufficiency into the applicable Reserve Account. Borrower agrees to notify Lender promptly of any material changes to the amounts, schedules and instructions for payment of any Taxes and Insurance Premiums of which it has or obtains knowledge and authorizes Lender or its agent to obtain the bills for Taxes directly from the appropriate taxing authority. Provided there are sufficient amounts in the Tax Account and Insurance Account, respectively, and no Event of Default exists, Lender shall be obligated to pay the Taxes and Insurance Premiums as they become due on their respective due dates on behalf of Borrower by applying the Tax and Insurance Funds to the payment of such Taxes and Insurance Premiums. If the amount of the Tax and Insurance Funds shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 4.5 and 7.1 hereof, Lender shall, in its reasonable discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Funds.
Section 8.7.The Accounts Generally.
(a)All Reserve Funds shall be held in Eligible Accounts. Borrower grants to Lender a first-priority perfected security interest in each of the Accounts and any and all sums now or hereafter deposited in the Accounts as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Accounts and the funds deposited therein shall constitute additional security for the Debt. The provisions of this Section 8.7 (together with the other related provisions of the other Loan Documents) are intended to give Lender and/or Servicer “control” of the Accounts and the Account Collateral and serve as a “security agreement” and a “control agreement” with respect to the same, in each case, within the meaning of the UCC. Borrower acknowledges and agrees that the Accounts are subject to the sole dominion, control and discretion of Lender, its authorized agents or designees, subject to the terms hereof, and Borrower shall have no right of withdrawal with respect to any Account except with the prior written consent of Lender or as otherwise provided herein. The funds on deposit in the Accounts shall not constitute trust funds and may be commingled with other monies held by Lender. Notwithstanding anything to the contrary contained herein, unless otherwise consented to in writing by Lender (which consent shall not be unreasonably withheld, conditioned or delayed), Borrower shall only be permitted to request (and Lender shall only be required to disburse) Reserve Funds on account of the liabilities, costs, work and other matters (as applicable) for which said sums were originally reserved hereunder, in each case, as reasonably determined by Lender.
(b)Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Accounts or the sums deposited therein or permit any lien to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. Borrower hereby authorizes Lender to file a financing statement or statements under the UCC in connection with any of the Accounts and the Account Collateral in the form required to properly perfect Lender’s security interest therein. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby (including, without limitation, any security interest in and to any Permitted Investments) or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Account or Account Collateral.
(c)Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon the occurrence and during the continuance of an Event of Default, without notice from Lender or Servicer (i) Borrower shall have no rights in respect of the Accounts, (ii) Lender may liquidate and transfer any amounts then invested in Permitted Investments pursuant to the applicable terms hereof to the Accounts or reinvest such amounts in other Permitted Investments as Lender may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or pursuant to the other Loan Documents or to enable Lender to exercise and enforce Lender’s rights and remedies hereunder or under any other Loan Document with respect to any Account or any Account Collateral, and (iii) Lender shall have all rights and remedies with respect to the Accounts and the amounts on deposit therein and the Account Collateral as described in this Agreement and in the Security Instrument, in addition to all of the rights and remedies available to a secured party under the UCC, and, notwithstanding anything to the contrary contained in this Agreement or in the Security Instrument, may apply the amounts of such Accounts as Lender determines in its sole discretion including, but not limited to, payment of the Debt.
(d)The insufficiency of funds on deposit in the Accounts shall not absolve Borrower of the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.
(e)Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, actual losses, damages, obligations and out-of-pocket costs and expenses (including litigation costs and reasonable attorneys fees and expenses)

arising from or in any way connected with the Accounts, the sums deposited therein or the performance of the obligations for which the Accounts were established, except to the extent arising from the gross negligence, illegal acts, fraud, or willful misconduct of Lender, its agents or employees. Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Accounts; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.
(f)Borrower and Lender (or Servicer on behalf of Lender) shall maintain each applicable Account as an Eligible Account, except as otherwise expressly agreed to in writing by Lender. In the event that Lender or Servicer no longer satisfies the criteria for an Eligible Institution, Borrower shall cooperate with Lender in transferring the applicable Accounts to an institution that satisfies such criteria. Borrower hereby grants Lender power of attorney (irrevocable for so long as the Loan is outstanding) with respect to any such transfers and the establishment of accounts with a successor institution.
(g)Interest accrued on any Account other than an Interest Bearing Account shall not be required to be remitted either to Borrower or to any Account and may instead be retained by Lender. Funds deposited in the Interest Bearing Accounts shall be invested in Permitted Investments as provided for in Section 8.7(h) hereof. Interest accrued, if any, on sums on deposit in the Interest Bearing Accounts shall be remitted to and become part of the applicable Account. All such interest that so becomes part of the applicable Account shall be disbursed in accordance with the disbursement procedures contained herein applicable to such Account; provided, however, that Lender may, at its election, retain any such interest for its own account upon the occurrence and during the continuance of an Event of Default.
(h)Sums on deposit in the Interest Bearing Accounts shall, upon Borrower’s written request, be invested in Permitted Investments selected by Lender or Servicer provided (i) such investments are then regularly offered by Lender (or Servicer on behalf of Lender) for accounts of this size, category and type (Borrower acknowledges that the Servicer or Lender may only offer as an investment opportunity the right to place funds on deposit in the applicable Accounts in an interest bearing account (bearing interest at the money market rate)), (ii) such investments are permitted by applicable federal, State and local rules, regulations and laws, (iii) the maturity date of the Permitted Investment is not later than the date on which sums in the Interest Bearing Accounts are required to be disbursed pursuant to the terms hereof, and (iv) no Event of Default shall have occurred and be continuing. All income earned from the aforementioned Permitted Investments shall be property of Borrower and Borrower hereby irrevocably authorizes and directs Lender (or Servicer on behalf of Lender) to hold any income earned from the aforementioned Permitted Investments as part of the applicable Interest Bearing Account. Borrower shall be responsible for payment of any federal, State or local income or other tax applicable to income earned from Permitted Investments. No other investments of the sums on deposit in the Interest Bearing Accounts shall be permitted. Lender shall not be liable for any loss sustained on the investment of any funds in the Interest Bearing Accounts.
(i)Borrower acknowledges and agrees that it solely shall be, and shall at all times remain, liable to Lender or Servicer for all fees, charges, reasonable, out-of-pocket costs and expenses in connection with the Accounts, this Agreement and the enforcement hereof, including, without limitation, any monthly or annual fees or charges as may be assessed by Lender or Servicer in connection with the administration of the Accounts and the reasonable fees and expenses of legal counsel to Lender and Servicer as needed to enforce, protect or preserve the rights and remedies of Lender and/or Servicer under this Agreement.  Notwithstanding anything to the contrary contained herein, promptly after the Debt has been indefeasibly paid in full by Borrower, Borrower shall be entitled to all remaining Reserve Funds if any, unless the same have been credited towards the payment of the Debt.
Section 8.8.Letters of Credit.
(a)This Section shall apply to any Letters of Credit which are permitted to be delivered pursuant to the express terms and conditions hereof. Other than in connection with any Letters of Credit delivered in connection with the closing of the Loan, Borrower shall give Lender no less than ten (10) days written notice of Borrower’s election to deliver a Letter of Credit together with a draft of the proposed Letter of Credit and Borrower shall pay to Lender all of Lender’s reasonable out-of-pocket costs and expenses in connection therewith. No party other than Lender shall be entitled to draw on any such Letter of Credit. Upon ten (10) days prior written notice to Lender, Borrower may replace a Letter of Credit with a cash deposit to the applicable Reserve Fund. Prior to the return of a Letter of Credit, Borrower shall deposit an amount equal to the amount that would have accumulated in the applicable Reserve Fund and not been disbursed in accordance with the terms of this Agreement if such Letter of Credit had not been delivered. In the event that any disbursement of any Reserve Funds relates to a portion thereof provided through a Letter of Credit, any “disbursement” of said funds as provided above shall be deemed to refer to (i) Borrower providing Lender a replacement Letter of Credit in an amount equal to the original Letter of Credit posted less the amount of the applicable disbursement provided hereunder and (ii) Lender, after receiving such replacement Letter of Credit, returning such original Letter of Credit to Borrower; provided, that, no replacement Letter of Credit shall be required with respect to the final disbursement of the applicable Reserve Funds such that no further sums are required to be deposited in the applicable Reserve Funds.
(b)Each Letter of Credit delivered hereunder shall be additional security for the payment of the Debt. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Debt in such order, proportion or priority as Lender may determine. Any such application to the Debt shall be subject to the terms and conditions hereof relating to application of sums to the Debt. Lender shall have the additional rights to draw in full any Letter of Credit: (i) if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least forty five (45) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (ii) if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least forty five (45) days prior to the date on which such Letter of Credit is scheduled to expire and a substitute Letter of Credit is not provided at least forty five (45) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (iii) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions hereof or a substitute Letter of Credit is provided by no later than forty five (45) days prior to such termination); (iv) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Approved Bank and Borrower has not substituted a Letter of Credit from an Approved Bank within fifteen (15) days after notice; and/or (v) if the bank issuing the Letter of Credit shall fail to (A) issue a replacement Letter of Credit in the event the original Letter of Credit has been lost, mutilated, stolen and/or destroyed or (B) consent to the transfer of the Letter of Credit to any Person designated by Lender. If Lender draws upon a Letter of Credit pursuant to the terms and conditions of this Agreement, provided no Event of Default exists, Lender shall apply all or any part thereof for the purposes for which such Letter of Credit was established. Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the happening of an event specified in (i), (ii), (iii), (iv) or (v) above and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the Letter of Credit.

ARTICLE 9

CASH MANAGEMENT
Section 9.1.Establishment of Certain Accounts.
(a)Borrower shall, simultaneously herewith, establish an Eligible Account (the “Restricted Account”) pursuant to the Restricted Account Agreement in the name of Borrower for the sole and exclusive benefit of Lender into which Borrower shall deposit, or cause to be deposited, all revenue generated by the Property. Pursuant to the Restricted Account Agreement, funds on deposit in the Restricted Account shall be transferred on each Business Day to or at the direction of Borrower unless a Trigger Period exists and Lender elects (in its sole and absolute discretion) to deliver a Restricted Account Notice, in which case such funds shall be transferred on each Business Day to the Cash Management Account.
(b)Simultaneously herewith, Lender, on Borrower’s behalf, shall establish an Eligible Account (the “Cash Management Account”) with Lender or Servicer, as applicable, in the name of Borrower for the sole and exclusive benefit of Lender. Simultaneously herewith, Lender, on Borrower’s behalf, shall also establish with Lender or Servicer an Eligible Account into which Borrower shall deposit, or cause to be deposited the amounts required for the payment of debt service under the Loan (the “Debt Service Account”).
Section 9.2.Deposits into the Restricted Account; Maintenance of Restricted Account.
(a)Borrower represents, warrants and covenants that, so long as the Debt remains outstanding, (i) Borrower shall, or shall cause Manager (or cause Manager to cause Sub-Manager) to, as applicable, immediately deposit all revenue derived from the Property and received by Borrower, Manager or Sub-Manager, as the case may be, into the Restricted Account; (ii) Borrower shall instruct Manager and Sub-Manager to immediately deposit (A) all revenue derived from the Property collected by Manager and Sub-Manager, as applicable, if any, pursuant to the Management Agreement and Sub-Management Agreement, as applicable, (or otherwise) into the Restricted Account and (B) all funds otherwise payable to Borrower by Manager or Sub-Manager pursuant to the Management Agreement and Sub-Management Agreement, as applicable (or otherwise in connection with the Property) into the Restricted Account; (iii) (A) on or before the Closing Date, Borrower shall have sent (and hereby represents that it has sent) a notice, substantially in the form of Exhibit A attached hereto, to all Tenants now occupying space at the Property directing them to pay all rent and other sums due under the Lease to which they are a party into the Restricted Account (such notice, the “Tenant Direction Notice”), (B) simultaneously with the execution of any Lease entered into on or after the date hereof in accordance with the applicable terms and conditions hereof, Borrower shall furnish each Tenant under each such Lease the Tenant Direction Notice and (C) Borrower shall continue to send the aforesaid Tenant Direction Notices until each addressee thereof complies with the terms thereof; (iv) there shall be no other accounts maintained by Borrower or any other Person into which revenues from the ownership and operation of the Property are directly deposited; and (v) neither Borrower nor any other Person shall open any other such account with respect to the direct deposit of income in connection with the Property. Until deposited into the

Restricted Account, any Rents and other revenues from the Property held by Borrower shall be deemed to be collateral and shall be held in trust by it for the benefit, and as the property, of Lender pursuant to the Security Instrument and shall not be commingled with any other funds or property of Borrower. Borrower warrants and covenants that it shall not rescind, withdraw or change any notices or instructions required to be sent by it pursuant to this Section 9.2 without Lender’s prior written consent.
(b)Borrower shall maintain the Restricted Account for so long as the Debt remains outstanding, which Restricted Account shall be under the sole dominion and control of Lender (subject to the terms hereof and of the Restricted Account Agreement). The Restricted Account shall have a title evidencing the foregoing in a manner reasonably acceptable to Lender. Borrower hereby grants to Lender a first-priority security interest in the Restricted Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Restricted Account. Borrower hereby authorizes Lender to file UCC Financing Statements and continuations thereof to perfect Lender’s security interest in the Restricted Account and all deposits at any time contained therein and the proceeds thereof. All reasonable out-of-pocket costs and expenses for establishing and maintaining the Restricted Account (or any successor thereto) shall be paid by Borrower. All monies now or hereafter deposited into the Restricted Account shall be deemed additional security for the Debt. Borrower shall pay all sums due under and otherwise comply with the Restricted Account Agreement. Borrower shall not materially alter or modify either the Restricted Account or the Restricted Account Agreement, in each case without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed). The Restricted Account Agreement shall provide (and Borrower shall provide) Lender online access to bank and other financial statements relating to the Restricted Account (including, without limitation, a listing of the receipts being collected therein). In connection with any Secondary Market Transaction, Lender shall have the right to cause the Restricted Account to be entitled with such other designation as Lender may select to reflect an assignment or transfer of Lender’s rights and/or interests with respect to the Restricted Account. Lender shall provide Borrower with prompt written notice of any such renaming of the Restricted Account. Borrower shall not further pledge, assign or grant any security interest in the Restricted Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. The Restricted Account (i) shall be an Eligible Account and (ii) shall not be commingled with other monies held by Borrower or Bank. Upon (A) Bank ceasing to be an Eligible Institution, (B) the Restricted Account ceasing to be an Eligible Account, (C) any resignation by Bank or termination of the Restricted Account Agreement by Bank or Lender and/or (D) the occurrence and continuance of an Event of Default, Borrower shall, within fifteen (15) Business Days of Lender’s request, (1) terminate the existing Restricted Account Agreement, (2) appoint a new Bank (which such Bank shall (I) be an Eligible Institution, (II) other than during the continuance of an Event of Default, be selected by Borrower and approved by Lender and (III) during the continuance of an Event of Default, be selected by Lender), (3) cause such Bank to open a new Restricted Account (which such account shall be an Eligible Account) and enter into a new Restricted Account Agreement with Lender on substantially the same terms and conditions as the previous Restricted Account Agreement and (4) send new Tenant Direction Notices and the other notices required pursuant to the terms hereof relating to such new Restricted Account Agreement and Restricted Account. Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake any action required of Borrower under this Section 9.2, upon the occurrence and during the continuance of an Event of Default, in the name of Borrower in the event Borrower fails to do the same. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked.
Section 9.3.Disbursements from the Cash Management Account. On each Monthly Payment Date, Lender or Servicer, as applicable, shall allocate all funds, if any, on deposit in the Cash Management Account and disburse such funds in the following amounts and order of priority:
(a)First, funds sufficient to pay the Monthly Tax Deposit due for the then applicable Monthly Payment Date, if any, shall be deposited in the Tax Account;
(b)Second, funds sufficient to pay the Monthly Insurance Deposit due for the then applicable Monthly Payment Date, if any, shall be deposited in the Insurance Account;
(c)Third, funds sufficient to pay the Debt Service due on the then applicable Monthly Payment Date shall be deposited in the Debt Service Account;
(d)Fourth, funds sufficient to pay the fees and expenses of the cash management bank then due and payable pursuant to the Cash Management Agreement shall be deposited in the Cash Management Account;
(e)Fifth, (without duplication of any portion thereof already deposited therein under subsection (c) above), funds sufficient to pay any interest accruing at the Default Rate and late payment charges, if any, shall be deposited into the Debt Service Account;
(f)Intentionally Omitted;
(g)Sixth, funds sufficient to pay any other amounts due and owing to Lender and/or Servicer pursuant to the terms hereof and/or of the other Loan Documents, if any, shall be deposited with or as directed by Lender; and
(h)Seventh, to the extent that a Trigger Period has occurred and is continuing, funds sufficient to pay the Op Ex Monthly Deposit for the then applicable Monthly Payment Date, if any, shall be deposited in the Operating Expense Account;
(i)Eighth, all amounts remaining in the Cash Management Account after deposits for items (a) through (h) above (“Excess Cash Flow”) shall (i) to the extent that a Trigger Period has occurred and is continuing, be deposited into the Excess Cash Flow Account and (ii) to the extent that no Trigger Period exists, be disbursed to Borrower.
Section 9.4.Withdrawals from the Debt Service Account. Prior to the occurrence and continuance of an Event of Default, funds on deposit in the Debt Service Account, if any, shall be used to pay Debt Service when due, together with any late payment charges.
Section 9.5.Payments Received Under this Agreement. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, provided no Event of Default has occurred and is continuing, Borrower’s obligations with respect to the monthly payment of Debt Service and amounts due for the Reserve Accounts shall (provided Lender is not prohibited from withdrawing or applying any funds in the applicable Accounts by operation of law or otherwise) be deemed satisfied to the extent sufficient amounts are deposited in applicable Accounts to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

ARTICLE 10

EVENTS OF DEFAULT; REMEDIES
Section 10.1.Event of Default.

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a)if (A) any monthly Debt Service payment or the payment due on the Maturity Date is not paid when due, (B) any deposit to any of the Accounts required hereunder or under the other Loan Documents is not paid when due or (C) any other portion of the Debt is not paid when due and such non-payment continues for five (5) days following notice to Borrower that the same is due and payable, except to the extent (i) sums sufficient to pay such Debt Service or other Debt in question had been reserved hereunder for the express purpose of paying the same prior to the applicable due date for the Debt Service or other Debt in question and Lender failed to pay the Debt Service or other Debt in question when required hereunder, (ii) Lender’s access to such sums was not restricted or constrained in any manner and (iii) no Event of Default was continuing;
(b)subject to Borrower’s right to contest Taxes and Other Charges pursuant to Section 4.5(b) hereof, if any of the Taxes or Other Charges are not paid on or before the latest date on which the same may be paid without penalty or lien, except to the extent (A) sums sufficient to pay the Taxes or Other Charges in question had been reserved hereunder prior to the applicable due date for the Taxes or Other Charges in question for the express purpose of paying the Taxes or Other Charges in question and Lender failed to pay the Taxes or Other Charges in question when required hereunder, (B) Lender’s access to such sums was not restricted or constrained in any manner and (C) no Event of Default was continuing;
(c)if the Policies are not kept in full force and effect or if evidence of the same is not delivered to Lender as provided in Section 7.1 hereof and, with respect to a failure to deliver evidence, such failure to deliver evidence is not cured within five (5) Business Days after Borrower’s receipt of written notice thereof from Lender; except to the extent (A) sums sufficient to pay the premium for such Policies have been reserved hereunder prior to the applicable due date for the payment of the premium for such Policies in question for the express purpose of paying the premium for such Policies in question and Lender failed to pay the premium for such Policies in question when required hereunder, (B) Lender’s access to such sums was not restricted or constrained in any manner, and (C) no Event of Default was continuing;
(d)if any of the representations or covenants:  (i) contained in Article 5 are breached or violated; provided, however, that to the extent such breach is inadvertent and non-recurring, then such  breach shall not constitute an Event of Default, if (A) to the extent such breach is curable, Borrower shall promptly cure such breach within thirty (30) days after Borrower obtains knowledge of such breach, and (B) to the extent reasonably requested by Lender, Borrower delivers a new or updated Non-Consolidation Opinion in connection therewith; (ii) contained in Article 6 are breached beyond any applicable notice and cure period; or (iii) contained in Section 4.23 are breached or violated in any material respect beyond any applicable notice and cure periods and such breach or violation causes an Individual Material Adverse Effect;
(e)if any representation or warranty made herein, in the Guaranty or in the Environmental Indemnity or in any other guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Lender in connection with the Loan by any Borrower

Party shall have been false or misleading in any material adverse respect when made; provided, Borrower may cure unintentional and immaterial misrepresentations within thirty (30) days after Borrower becomes aware in any manner and/or from any source whatsoever; provided, however, that if such default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period, and Borrower (or Guarantor, if applicable) shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for an additional period of time as is reasonably necessary for Borrower (or Guarantor, if applicable) in the exercise of due diligence to cure such default, such additional period not to exceed ninety (90) days; provided, further that, with respect to Guarantor, if an Event of Default is reasonably expected to occur or does occur under the Guaranty or under the Loan Agreement with respect to a representation or warranty made by Borrower on behalf of Guarantor under this clause (e) then it shall not be an Event of Default under this clause (e) so long as (A) no other monetary or material non-monetary Default or Event of Default is then continuing, (B) there are no amounts then outstanding under the Guaranty for which Lender has made demand (unless such amounts are paid in full to Lender no later than the date that the Approved Replacement Guarantor Condition is satisfied) (Lender reserving the right to make a demand at the time that this proviso is applicable, and not waiving the right to make a demand thereafter) and (C) within fifteen (15) Business Days of the occurrence of such Event of Default the Approved Replacement Guarantor Condition is satisfied;
(f)if (i) Borrower, any SPE Component Entity, any Affiliated Manager, Sponsor or Guarantor shall commence any case, proceeding or other action (A) under any Creditors Rights Laws seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, liquidation or dissolution, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Borrower or any managing member or general partner of Borrower, any SPE Component Entity, any Affiliated Manager, Sponsor or Guarantor shall make a general assignment for the benefit of its creditors; (ii) there shall be commenced against Borrower or any managing member or general partner of Borrower, any SPE Component Entity, any Affiliated Manager, Sponsor or Guarantor any case, proceeding or other action of a nature referred to in clause (i) above (other than any case, action or proceeding already constituting an Event of Default by operation of the other provisions of this subsection) which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; (iii) there shall be commenced against Borrower, any SPE Component Entity, any Affiliated Manager, Sponsor or Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets (other than any case, action or proceeding already constituting an Event of Default by operation of the other provisions of this subsection) which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; (iv) Borrower, any SPE Component Entity, any Affiliated Manager, Sponsor or Guarantor shall take any action in furtherance of, in collusion with respect to, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; (v) Borrower, any SPE Component Entity, any Affiliated Manager, Sponsor or Guarantor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; (vi) any Restricted Party is substantively consolidated with any other entity in connection with any proceeding under the Bankruptcy Code or any other Creditors Rights Laws involving Sponsor or its subsidiaries; or (vii) a Bankruptcy Event occurs; provided, that, with respect to Guarantor, if an Event of Default is reasonably expected to occur or does occur under this clause (f) then it shall not be an Event of Default under this clause (f) so long as (i) no other monetary or material non-monetary Default or Event of Default is then continuing, (ii) there are no amounts then outstanding under the Guaranty for which Lender has made demand (unless such amounts are paid in full to Lender no later than the date that the Approved Replacement Guarantor Condition is satisfied) (Lender reserving the right to make a demand at the time that this proviso is applicable, and not waiving the right to make a demand thereafter) and (iii) within fifteen (15) Business Days of the occurrence of such Event of Default, the Approved Replacement Guarantor Condition is satisfied;
(g)if Borrower shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property whether it be superior or junior in lien to the Security Instrument;
(h)subject to Borrower’s right to contest pursuant to Sections 4.5(b) and 4.16(b) hereof, if the Property becomes subject to any mechanic’s, materialman’s or other lien other than a lien for any Taxes not then due and payable and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of forty-five (45) days;
(i)if any federal tax lien is filed against Borrower, any SPE Component Entity, Sponsor, Guarantor or the Property and same is not discharged of record (by payment, bonding or otherwise) within thirty (30) days after same is filed; provided, that, with respect to Guarantor, if an Event of Default is reasonably expected to occur or does occur under this clause (i) then it shall not be an Event of Default under this clause (i)so long as (i) no other monetary or material non-monetary Default or Event of Default is then continuing, (ii) there are no amounts then outstanding under the Guaranty for which Lender has made demand (unless such amounts are paid in full to Lender no later than the date that the Approved Replacement Guarantor Condition is satisfied) (Lender reserving the right to make a demand at the time that this proviso is applicable, and not waiving the right to make a demand thereafter) and (iii) within fifteen (15) Business Days of the occurrence of such Event of Default, the Approved Replacement Guarantor Condition is satisfied;
(j)if Borrower shall fail to deliver to Lender, within ten (10) days after request by Lender, the estoppel certificates required by Section 4.13(a) or (c) hereof;
(k)if any default beyond any applicable notice and cure periods occurs under any guaranty or indemnity executed in connection herewith (including, without limitation, the Environmental Indemnity and/or the Guaranty) and such default continues after the expiration of applicable grace periods, if any; provided, that, with respect to Guarantor, if an Event of Default is reasonably expected to occur or does occur under this clause (k) then it shall not be an Event of Default under this clause (k) so long as  (i) no other monetary or material non-monetary Default or Event of Default is then continuing, (ii) there are no amounts then outstanding under the Guaranty for which Lender has made demand (unless such amounts are paid in full to Lender no later than the date that the Approved Replacement Guarantor Condition is satisfied) (Lender reserving the right to make a demand at the time that this proviso is applicable, and not waiving the right to make a demand thereafter) and (iii) within fifteen (15) Business Days of the occurrence of such Event of Default, the Approved Replacement Guarantor Condition is satisfied;
(l)if any of the assumptions contained in the Non-Consolidation Opinion, or in any New Non-Consolidation Opinion (including, without limitation, in any schedules thereto and/or certificates delivered in connection therewith) are untrue or shall become untrue in any material respect; provided, however, that any such breach shall not constitute an Event of Default (A) (i) such breach is inadvertent and nonrecurring and (ii) if such breach is curable, if Borrower shall promptly cure such breach within thirty (30) days after Borrower obtains knowledge of such breach, and (B) Borrower promptly delivers to Lender a modification or replacement of the Non-Consolidation

Opinion to the effect that such breach shall not alter the conclusions set forth in the opinions rendered in the Non-Consolidation Opinion, which opinion or modification and the counsel delivering such opinion or modification shall be acceptable to Lender in its sole discretion;
(m)if Borrower defaults under the Management Agreement beyond the expiration of applicable notice and grace periods, if any, thereunder or if the Management Agreement is canceled, terminated or surrendered, expires pursuant to its terms or otherwise ceased to be in full force and effect, unless, in each such case, Borrower, contemporaneously with such cancellation, termination, surrender, expiration or cessation, enters into a Qualified Management Agreement with a Qualified Manager in accordance with the applicable terms and provisions hereof;
(n)if Borrower fails to appoint a New Manager upon the request of Lender and/or fails to comply with any limitations on instructing the Manager as required by and in accordance with, as applicable, the terms and provisions of, this Agreement, the Assignment of Management Agreement, and the Security Instrument;
(o)if (A) any representation and/or covenant herein relating to ERISA or Section 4975 of the IRS Code is breached in a manner which results in any obligation or action taken or to be taken hereunder (or the exercise by Lender of any of its rights hereunder or under the other Loan Documents) to be a non-exempt prohibited transaction under ERISA or Section 4975 of  the IRS Code or (B) any representation and/or covenant herein relating to FIRRMA matters is breached;
(p)if (A) Borrower shall fail (beyond any applicable notice or grace period) to pay any rent, additional rent or other charges payable under any Property Document as and when payable thereunder, (B) Borrower defaults in any material respect under the Property Documents beyond the expiration of applicable notice and grace periods, if any, thereunder, (C) any of the Property Documents are amended, supplemented, replaced, restated or otherwise modified in any material respect without Lender’s prior written consent or if Borrower consents to a transfer of any party’s interest thereunder without Lender’s prior written consent, or (D) any Property Document and/or the estate created thereunder is canceled, rejected, terminated, surrendered or expires pursuant to its terms, unless in such case Borrower enters into a replacement thereof in accordance with the applicable terms and provisions hereof, (E) [intentionally omitted], or (F) the leasehold estate created by any PILOT Lease shall be surrendered, or any PILOT Lease or PILOT Document shall be terminated or cancelled for any reason or circumstance without the prior written consent of Lender (except if in connection with such surrender or termination, Borrower acquires the fee estate from the applicable PILOT Lessor in accordance with the terms hereof);
(q)if Borrower shall fail to observe, perform or discharge any of Borrower’s obligations, covenants, conditions or agreements under the Interest Rate Cap Agreement and otherwise comply with the covenants set forth in Section 2.8 hereof (subject to any notice and cure periods under the Interest Rate Cap Agreement);
(r)if Borrower shall continue to be in default under or breach of any term, covenant or condition of this Agreement not specified in subsections (a) through (q) above or not otherwise specifically specified as an Event of Default in this Agreement, if the same is not cured (i) within ten (10) days after written notice from Lender (in the case of any default which can be cured by the payment of a sum of money) or (ii) for thirty (30) days after written notice from Lender (in the case of any other default or breach); provided, that, with respect to any default or breach specified in subsection (ii), if the same cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure the same within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure the same, it being agreed that no such extension shall be for a period in excess of ninety (90) days; or
(s)if any default shall exist under any of the other Loan Documents beyond any applicable cure periods contained in such Loan Documents or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.
Section 10.2.Remedies.
(a)Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in Section 10.1(f) above with respect to Borrower or any SPE Component Entity only) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement, the Security Instrument, the Note and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in this Agreement, the Security Instrument, the Note and the other Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity. Upon any Event of Default described in Section 10.1(f) above with respect to Borrower or any SPE Component Entity only, the Debt and all other obligations of Borrower under this Agreement, the Security Instrument, the Note and the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in the Security Instrument, the Note and the other Loan Documents to the contrary notwithstanding.
(b)Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement, the Security Instrument, the Note or the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under this Agreement, the Security Instrument, the Note or the other Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender has determined in its sole discretion, to the fullest extent permitted by applicable Legal Requirements, without impairing or otherwise affecting the other rights and remedies of Lender permitted by applicable Legal Requirements, equity or contract or as set forth herein or in the Security Instrument, the Note or the other Loan Documents. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.
(c)Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right from time to time to partially foreclose the Security Instrument in any manner and for any amounts secured by the Security Instrument then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event

Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Security Instrument to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose the Security Instrument to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Security Instrument as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Security Instrument to secure payment of sums secured by the Security Instrument and not previously recovered.
(d)Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, security instruments and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder; provided, that, the aggregate principal balance, weighted average interest rates, amortization, if any, the Maturity Date, and all the other material economic terms immediately following the consummation of any such transaction (and thereafter) shall be the same as immediately prior thereto and the same shall not otherwise impose additional material obligations or liabilities on any Borrower Party or otherwise be adverse to any Borrower Party in any other material respect. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, upon the occurrence and during the continuance of an Event of Default, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents and the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.
(e)Notwithstanding anything to the contrary contained herein or in any other Loan Document, any amounts recovered from the Property or any other collateral for the Loan and/or paid to or received by Lender may, after the occurrence and during the continuance of an Event of Default, be applied by Lender toward the Debt in such order, priority and proportions as Lender in its sole discretion shall determine.
(f)Upon the occurrence and during the continuance of an Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder or being deemed to have cured any Event of Default hereunder, make, do or perform any obligation of Borrower hereunder in such manner and to such extent as Lender may deem necessary. Upon the occurrence and during the continuance of an Event of Default, Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect Lender’s interest in the Property for such purposes, and the reasonable out-of-pocket cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by applicable Legal Requirements), with interest as provided in this Section, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any action or proceeding shall bear interest at the Default Rate, for the period after such cost or expense was incurred through and including the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by the liens, claims and security interests provided to Lender under the Loan Documents and shall be immediately due and payable upon demand by Lender therefore.
ARTICLE 11

SECONDARY MARKET
Section 11.1.Securitization.
(a)Lender shall have the right (i) to sell or otherwise transfer the Loan (or any portion thereof and/or interest therein), (ii) to sell participation interests in the Loan (or any portion thereof and/or interest therein) or (iii) to securitize the Loan (or any portion thereof and/or interest therein) in a single asset securitization or a pooled asset securitization. The transactions referred to in clauses (i), (ii) and (iii) above shall hereinafter be referred to collectively as “Secondary Market Transactions” and the transactions referred to in clause (iii) shall hereinafter be referred to as a “Securitization”. Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as “Securities”.
(b)If requested by Lender, Borrower shall assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any Secondary Market Transactions, including, without limitation, to:
(i)provide (A) updated financial and other information with respect to the Property, the business operated at the Property, Borrower, Guarantor, Sponsor, SPE Component Entity and Manager, (B) updated budgets relating to the Property, (C) updated appraisals, market studies, environmental reviews (Phase I’s and, if appropriate, Phase II’s), property condition reports and other due diligence investigations of the Property (the “Updated Information”), together, if customary, with appropriate verification of the Updated Information through letters of auditors or opinions of counsel reasonably acceptable to Lender and the Rating Agencies and (D) revisions to and other agreements with respect to the Property Documents, PILOT Lease and/or PILOT Document (as applicable), in form and substance reasonably acceptable to Lender and the Rating Agencies;
(ii)provide new and/or updated opinions of counsel, which may be relied upon by Lender, the Rating Agencies and their respective counsel, agents and representatives, as to substantive non-consolidation, fraudulent conveyance, matters of Delaware and federal bankruptcy law relating to limited liability companies, true sale, true lease and any other opinion customary in Secondary Market Transactions or required by the Rating Agencies with respect to the Property, Property Documents, PILOT Lease and/or PILOT Document, Borrower and Borrower’s Affiliates, which counsel and opinions shall be reasonably satisfactory in form and substance to Lender and the Rating Agencies;
(iii)provide updated, as of the closing date of the Secondary Market Transaction, representations and warranties made in the Loan Documents and such additional representations and warranties as the Rating Agencies may require; provided that such additional representations and warranties do not materially increase the obligations and liabilities of any Borrower Party under the Loan Documents; and
(iv)execute such amendments to the Loan Documents, the Property Documents, PILOT Lease and/or PILOT Document, and Borrower’s or any SPE Component Entity’s organizational documents as may be reasonably requested by Lender or requested by the Rating Agencies or otherwise to effect any Secondary Market Transaction, including, without limitation, (A) to amend and/or supplement the Independent Director provisions provided herein and therein, in each case, in accordance with the applicable requirements of the Rating Agencies, (B) bifurcating the Loan into two or more components and/or additional separate notes and/or creating additional senior/subordinate note structure(s) (any of the foregoing, a “Loan Bifurcation”) and (C) to modify all operative dates (including but not limited to payment dates, interest period start dates and end dates, etc.) under the Loan Documents, by up to ten (10) days; provided, however, that Borrower shall not be required to so modify or amend any Loan Document if such modification or amendment would change the rights and/or obligations of Borrower or Guarantor in any adverse manner, change the interest rate, the stated maturity (except as provided in subclause (C) above) or the amortization of principal set forth herein or change recourse obligations, except in connection with a Loan Bifurcation which may result in varying fixed interest rates and amortization schedules, but which shall have the same initial weighted average coupon of the original Note.

Notwithstanding anything herein to the contrary and except as otherwise provided in the immediately succeeding sentence, with respect to any compliance by any Borrower Party with requests made pursuant to this Section 11.1(b) with respect to any Secondary Market Transaction, each Borrower Party shall pay their own costs and expenses incurred prior to the consummation of the corresponding Secondary Market Transaction in connection therewith (including, without limitation, attorneys’ fees and expenses) and Lender shall pay its owns costs and expenses in connection therewith (including, without limitation, attorneys’ fees and expenses). Notwithstanding the foregoing, and except as otherwise expressly set forth in this Agreement, Lender shall reimburse Borrower for any reasonable, out-of-pocket, third-party costs incurred by Borrower relating to the consummation of the corresponding Secondary Market Transaction in Borrower’s complying with requests made pursuant to this Section 11.1(b), other than the attorney’s fees of the Borrower Parties (which shall be borne by Borrower, and not reimbursed by Lender).

(c)If, at the time a Disclosure Document is being prepared for a Securitization, Lender reasonably expects that Borrower alone or Borrower and one or more Affiliates of Borrower collectively, or the Property alone or the Property and Related Properties collectively, will be a Significant Obligor, Borrower shall furnish to Lender upon request (i) the selected financial data or, if applicable, net operating income, required under Item 1112(b)(1) of Regulation AB, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan and any Related Loans are included in a Securitization does, equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization, or (ii) the financial statements required under Item 1112(b)(2) of Regulation AB, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan and any Related Loans are included in a Securitization does, equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization. Such financial data or financial statements shall be furnished to Lender (A) within ten (10) Business Days after notice from Lender in connection with the preparation of Disclosure Documents for the Securitization, (B) not later than thirty (30) days after the end of each fiscal quarter of Borrower and (C) not later than seventy-five (75) days after the end of each fiscal year of Borrower; provided, however, that Borrower shall not be obligated to furnish financial data or financial statements pursuant to clauses (B) or (C) of this sentence with respect to any period for which a filing pursuant to the Exchange Act in connection with or relating to the Securitization (an “Exchange Act Filing”) is not required. If requested by Lender, Borrower shall furnish to Lender financial data and/or financial statements for any tenant of the Property if, in connection with a Securitization, Lender expects there to be, with respect to such tenant or group of Affiliated tenants, a concentration within all of the mortgage loans included or expected to be included, as applicable, in the Securitization such that such tenant or group of Affiliated tenants would constitute a Significant Obligor.
(d)All financial data and statements provided by Borrower hereunder shall be prepared in accordance with GAAP, and shall meet the requirements of Regulation AB and other applicable legal requirements. All financial statements referred to in this Section shall be audited by independent accountants of Borrower acceptable to Lender in accordance with Regulation AB and all other applicable legal requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation AB and all other applicable legal requirements, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as “experts” in any Disclosure Document and Exchange Act Filing, all of which shall be provided at the same time as the related financial statements are required to be provided. All financial data and statements (audited or unaudited) provided by Borrower under this Section shall be accompanied by an Officer’s Certificate, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this subsection (d).
(e)If reasonably requested by Lender, Borrower shall provide Lender, promptly upon request, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall determine to be reasonably required pursuant to Regulation AB or any amendment, modification or replacement thereto or other legal requirements in connection with any Disclosure Document or any Exchange Act Filing or as shall otherwise be reasonably requested by Lender.
(f)In the event Lender determines, in connection with a Securitization, that the financial data and financial statements required in order to comply with Regulation AB or any amendment, modification or replacement thereto or other legal requirements are other than as provided herein, then notwithstanding the provisions of this Section, Lender may request, and Borrower shall promptly provide, such other financial data and financial statements as Lender determines to be reasonably necessary or appropriate for such compliance.
Section 11.2. Disclosure.
(a)Borrower (on its own behalf and on behalf of each other Borrower Party) understands that information provided to Lender by Borrower, any other Borrower Party and/or their respective agents, counsel and representatives may be (i) included in (A) the Disclosure Documents and (B) filings under the Securities Act and/or the Exchange Act and (ii) made available to Investors, the

Rating Agencies and service providers, in each case, in connection with any Secondary Market Transaction.
(b)Borrower shall indemnify Lender and its officers, directors, partners, employees, representatives, agents and affiliates against any losses, claims, damages or liabilities (collectively, the “Liabilities”) to which Lender and/or its officers, directors, partners, employees, representatives, agents and/or affiliates may become subject in connection with any Disclosure Document and/or any Covered Rating Agency Information, in each case, insofar as such Liabilities arise out of or are based upon any untrue statement of any material fact in the Provided Information and/or arise out of or are based upon the omission to state a material fact in the Provided Information required to be stated therein or necessary in order to make the statements in the applicable Disclosure Document and/or Covered Rating Agency Information, in light of the circumstances under which they were made, not misleading.
(c)Borrower shall provide in connection with each of (i) a preliminary and a final private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, an agreement (A) certifying that Borrower has examined such Disclosure Documents specified by Lender and that each such Disclosure Document, as it relates to Borrower, Borrower Affiliates, the Property, Manager, Sub-Manager, Sponsor, Guarantor and all other aspects of the Loan, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 11.2, Lender hereunder shall include its officers and directors), the Affiliate of Lender (“Lender Affiliate”) that has filed the registration statement relating to the Securitization (the “Registration Statement”), each of its directors, each of its officers who have signed the Registration Statement and each Person that controls the Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Lender Group”), and Lender Affiliate, and any other placement agent or underwriter with respect to the Securitization, each of their respective directors and each Person who controls Lender Affiliate or any other placement agent or underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any Liabilities to which Lender, the Lender Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such sections or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections, in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender, the Lender Group and/or the Underwriter Group for any reasonable legal or other out-of-pocket expenses reasonably incurred by Lender, the Lender Group and the Underwriter Group in connection with investigating or defending the Liabilities; provided, however, that Borrower will not be liable in any such case under clauses (B) or (C) above with respect to information (including financial information or forecasted information) solely contained in any report commissioned or accepted by Lender and prepared by a third-party unrelated to Borrower, and Borrower shall not be liable for Liabilities arising solely from Lender’s failure to revise any Disclosure Document and/or Covered Rating Agency Information to reflect any Borrower comments that were delivered, in writing, to Lender, or for any Liabilities caused solely by the gross negligence, willful misconduct, illegal acts, or fraud of the applicable indemnified parties. The indemnification provided for in clauses (B) and (C) above shall be effective whether or not the indemnification agreement described above is provided. The aforesaid indemnity will be in addition to any liability which Borrower may otherwise have.

(d)In connection with filings under Exchange Act and/or the Securities Act, Borrower shall (i) indemnify Lender, the Lender Group and the Underwriter Group for Liabilities to which Lender, the Lender Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Disclosure Document a material fact required to be stated in the Disclosure Document in order to make the statements in the Disclosure Document, in light of the circumstances under which they were made, not misleading and (ii) reimburse Lender, the Lender Group or the Underwriter Group for any reasonable legal or other out-of-pocket expenses reasonably incurred by Lender, the Lender Group or the Underwriter Group in connection with defending or investigating the Liabilities.
(e)Promptly after receipt by an indemnified party under this Section 11.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 11.2, notify the indemnifying party in writing of the commencement thereof (but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party). In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 11.2, such indemnifying party shall pay for any reasonable legal or other out-of-pocket expenses subsequently incurred by such indemnifying party in connection with the defense thereof; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the indemnifying party.
(f)The liabilities and obligations of both Borrower and Lender under this Section 11.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt. Failure by Borrower and/or any Borrower Party to comply with the provisions of Section 11.1 and/or Section 11.2 within the timeframes specified therein and/or as otherwise required by Lender shall, at Lender’s option, constitute a breach of the terms thereof and/or the occurrence and continuance of an Event of Default. Borrower (on its own behalf and on behalf of each Borrower Party) hereby expressly authorizes and appoints Lender its attorney-in-fact to take any actions required of any Borrower Party under Sections 11.1, 11.2 and/or 11.6 in the event any Borrower Party fails to do the same, upon the occurrence and during the continuance of an Event of Default, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. Notwithstanding anything to the contrary contained herein, (i) except as may otherwise expressly provided to the contrary in this Article 11, each Borrower Party shall bear its own cost of compliance with this Article (including, without limitation, the costs of any ongoing financial reporting or similar provisions contained herein) and (ii) to the extent that the timeframes for compliance with such ongoing financial reporting and similar provisions are shorter than the timeframes allowed for comparable reporting obligations under Section 4.12 hereof (if any), the timeframes under this Article 11 shall control.

Section 11.3.Reserves/Escrows. In the event that Securities are issued in connection with the Loan, all funds held by Lender in escrow or pursuant to reserves in accordance with this Agreement and the other Loan Documents shall be deposited in “eligible accounts” at “eligible institutions” and, to the extent applicable, invested in “permitted investments” as then defined and required by the Rating Agencies.
Section 11.4.Servicer. At the option of Lender, the Loan may be serviced by a servicer/special servicer/trustee selected by Lender (collectively, the “Servicer”) and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such Servicer pursuant to a servicing agreement between Lender and such Servicer.  Borrower shall not be responsible for the payment of any set up or ongoing regular monthly master servicing fee or any other fees under the servicing agreement. Notwithstanding the foregoing, Borrower shall promptly reimburse Lender within ten (10) Business Days of receipt of written notice for (a) all actual out-of-pocket reasonable costs and expenses incurred for enforcement of the Loan, liquidation fees, workout fees, special servicing fees, operating advisor fees (if incurred in connection with the enforcement, workout or special servicing of the Loan), certificate administrator fees (if incurred in connection with the enforcement, workout or special servicing of the Loan), or any other similar fees incurred in connection with the enforcement, workout or special servicing of the Loan, (b) to the extent late charges and default interest under the Loan Documents paid by Borrower are insufficient to pay the same, interest payable on advances made by Servicer or the trustee with respect to (i) delinquent Debt Service payments or expenses related to curing an Event of Default, payable by Lender to Servicer or a trustee and provided for under any servicing agreement or actual out of pocket reasonable expenses paid by Servicer or a trustee in respect of the protection and preservation of any Property (including, without limitation, payments of Taxes and Insurance Premiums), or (ii) as a result of an Event of Default under the Loan or the Loan becoming specially serviced, an enforcement, refinancing or restructuring of the credit arrangements provided for under the Loan Documents in the nature of a “work-out” of the Loan Documents or any insolvency or bankruptcy of Borrower, and (c) during the continuance of an Event of Default, the costs of all property inspections and/or appraisals of the Properties (or any updates to any existing inspection or appraisal) that Servicer may be required to obtain (other than the cost of regular annual inspections required to be borne by Servicer under any servicing agreement). Additionally, Borrower shall pay the customary and reasonable review and servicing fees in connection with any consent requests or other special requests made by Borrower during the term of the Loan, provided that such review and servicing fees, excluding any reasonable out-of-pocket third party fees and expenses, in connection with routine and customary consent requests shall not exceed $5,000 in the aggregate for any such consent or special request except as expressly set forth herein for Partial Releases.  Notwithstanding anything to the contrary contained herein, provided that, (1) such special servicing, liquidation and/or workout fees in the aggregate (a) shall be in an amount no greater than 1.0% of the payments or collections of interest and principal on the Loan during such time period that the Loan is in special servicing and (b) such special servicing fees shall not exceed a rate equal to the greater of (x) 0.25% per annum on the then-outstanding principal balance of the Loan and (y) a rate per annum equaling $5,000 per month and (c) such workout fees shall not exceed a rate equal to 0.25% per annum on the then-outstanding principal balance of the Loan and (2) liquidation fees that may be due servicer in connection with the exercise of any or all remedies permitted under the loan documents shall be in an amount no greater than 0.25% of the liquidation proceeds.
Section 11.5.Rating Agency Costs and REMIC Savings Clause.
(a)In connection with any Rating Agency Confirmation or other Rating Agency consent, approval or review required hereunder (other than the initial review of the Loan by the Rating Agencies in connection with a Securitization), Borrower shall pay all of the reasonable out-of-pocket costs and expenses of Lender, Servicer and each Rating Agency in connection therewith, and, if applicable, shall pay any out-of-pocket fees reasonably imposed by any Rating Agency in connection therewith.
(b)Notwithstanding anything to the contrary contained herein, if any portion of the Loan is or will be included in a REMIC Trust, and if, in connection with any release of any portion of the Property constituting real property, a prepayment of the Debt (in whole or in part) is required under REMIC Requirements, Borrower shall make the applicable REMIC Payment (if any) as and when set forth herein (or, if not otherwise set forth herein, as and when required in order to satisfy REMIC Requirements). If any portion of the Loan is or will be included in a REMIC Trust, Lender may require Borrower to deliver a REMIC Opinion in connection with each of the foregoing.
Section 11.6.Mezzanine Option. Subject to the immediately succeeding sentence, Lender shall have the option (the “Mezzanine Option”) at any time to divide the Loan into two parts, a mortgage loan and a mezzanine loan, provided, that (i) the total loan amounts for such mortgage loan and such mezzanine loan shall equal the then outstanding amount of the Loan immediately prior to Lender’s exercise of the Mezzanine Option, and (ii) the weighted average interest rate of such mortgage loan and mezzanine loan shall equal the Interest Rate (other than due to “rate creep” (i) with respect to a prepayment of the Loan (other than the Free Prepayment Amount), (ii) due to an Event of Default that has occurred and is continuing, or (iii) with respect to application of proceeds to the prepayment of the Loan in connection with a Casualty or Condemnation). Borrower shall, at Lender’s sole cost and expense (except that Borrower shall be responsible for, and shall not be entitled to any reimbursement for, Borrower’s attorney’s fees and expenses), cooperate with Lender in Lender’s exercise of the Mezzanine Option in good faith and in a timely manner, which such cooperation shall include, but not be limited to, (i) executing such amendments to the Loan Documents and Borrower or any SPE Component Entity’s organizational documents as may be reasonably requested by Lender or requested by the Rating Agencies, (ii) creating one or more Single Purpose Entities (the “Mezzanine Borrower”), which such Mezzanine Borrower shall (A) own, directly or indirectly, 100% of the equity ownership interests in Borrower (the “Equity Collateral”), and (B) together with such constituent equity owners of such Mezzanine Borrower as may be designated by Lender, execute such agreements, instruments and other documents as may be reasonably required by Lender in connection with the mezzanine loan (including, without limitation, a promissory note evidencing the mezzanine loan and a pledge and security agreement pledging the Equity Collateral to Lender as security for the mezzanine loan); and (iii) delivering such opinions, title endorsements, UCC title insurance policies, documents and/or instruments relating to the Property Documents, PILOT Lease and/or PILOT Document (as applicable), and other materials as may be reasonably required by Lender or the Rating Agencies.  Notwithstanding the foregoing, Lender shall not create any mezzanine loan without the prior written consent of Borrower.
Section 11.7.Conversion to Registered Form. At the request of Lender, Borrower shall appoint, as its agent, a registrar and transfer agent (the “Registrar”) reasonably acceptable to Lender which shall maintain, subject to such reasonable regulations as it shall provide, such books and records as are necessary for the registration and transfer of the Note in a manner that shall cause the Note to be considered to be in registered form for purposes of Section 163(f) of the IRS Code. The option to convert the Note into registered form once exercised may not be revoked. Any agreement setting out the rights and obligation of the Registrar shall be subject to the reasonable approval of Lender. Borrower may revoke the appointment of any particular person as Registrar, effective upon the effectiveness of the appointment of a replacement Registrar. The Registrar shall not be entitled to any fee from Borrower or Lender or any other lender in respect of transfers of the Note and other Loan Documents.

Section 11.8.Syndication. Without limiting Lender’s rights under Section 11.1, the provisions of this Section 11.8 shall only apply in the event that the Loan is syndicated in accordance with the provisions of this Section 11.8 set forth below.
(a)Sale of Loan, Co-Lenders, Participations and Servicing.
(i)Lender and any Co-Lender may, at their option, without Borrower’s consent (but with written notice to Borrower), sell with novation all or any part of their right, title and interest in, and to, and under the Loan (the “Syndication”), to one or more additional lenders (each a “Co-Lender”). Each additional Co-Lender shall enter into an assignment and assumption agreement (the “Assignment and Assumption”) assigning a portion of Lender’s or Co-Lender’s rights and obligations under the Loan, and pursuant to which the additional Co-Lender accepts such assignment and assumes the assigned obligations. From and after the effective date specified in the Assignment and Assumption (i) each Co-Lender shall be a party hereto and to each Loan Document to the extent of the applicable percentage or percentages set forth in the Assignment and Assumption and, except as specified otherwise herein, shall succeed to the rights and obligations of Lender and the Co-Lenders hereunder and thereunder in respect of the Loan, and (ii) Lender, as lender and each Co-Lender, as applicable, shall, to the extent such rights and obligations have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations hereunder and under the Loan Documents.
(ii)The liabilities of Lender and each of the Co-Lenders shall be several and not joint, and Lender’s and each Co-Lender’s obligations to Borrower under this Agreement shall be reduced by the amount of each such Assignment and Assumption. Neither Lender nor any Co-Lender shall be responsible for the obligations of any other Co-Lender. Lender and each Co-Lender shall be liable to Borrower only for their respective proportionate shares of the Loan.
(iii)Borrower agrees that it shall, in connection with any sale of all or any portion of the Loan, whether in whole or to an additional Co-Lender or Participant, within ten (10) Business Days after receipt of written requested by Agent (as hereinafter defined), furnish Agent with the certificates required under Sections 4.12 and 4.13 hereof and such other information as reasonably requested by any additional Co-Lender or Participant in performing its due diligence in connection with its purchase of an interest in the Loan.
(iv)Lender (or an Affiliate of Lender) shall act as administrative agent for itself and the Co-Lenders (together with any successor administrative agent, the “Agent”) pursuant to this Section 11.8. Borrower acknowledges that Lender, as Agent, shall have the sole and exclusive authority to execute and perform this Agreement and each Loan Document on behalf of itself, as Lender and as agent for itself and the Co-Lenders subject to the terms of the Co-Lending Agreement. Lender acknowledges that Lender, as Agent, shall retain the exclusive right to grant approvals and give consents with respect to all matters requiring consent hereunder. Except as otherwise provided herein, Borrower shall have no obligation to recognize or deal directly with any Co-Lender, and no Co-Lender shall have any right to deal directly with Borrower with respect to the rights, benefits and obligations of Borrower under this Agreement, the Loan Documents or any one or more documents or instruments in respect thereof. Borrower may rely conclusively on the actions of Lender as Agent to bind Lender and the Co-Lenders, notwithstanding that the particular action in question may, pursuant to this Agreement or the Co-Lending Agreement be subject to the consent or direction of some or all of the Co-Lenders. Lender may resign as Agent of the

Co-Lenders, in its sole discretion, or if required to by the Co-Lenders in accordance with the term of the Co-Lending Agreement, in each case without the consent of but upon prior written notice to Borrower. Upon any such resignation, a successor Agent shall be determined pursuant to the terms of the Co-Lending Agreement. The term “Agent” shall include any successor Agent.
(v)Notwithstanding any provision to the contrary in this Agreement, the Agent shall not have any duties or responsibilities except those expressly set forth herein (and in the Co-Lending Agreement) and no covenants, functions, responsibilities, duties, obligations or liabilities of Agent shall be implied by or inferred from this Agreement, the Co-Lending Agreement, or any other Loan Document, or otherwise exist against Agent.
(vi)Except to the extent its obligations hereunder and its interest in the Loan have been assigned pursuant to one or more Assignments and Assumption, Lender, as Agent, shall have the same rights and powers under this Agreement as any other Co-Lender and may exercise the same as though it were not Agent, respectively. The term “Co-Lender” or “Co-Lenders” shall, unless otherwise expressly indicated, include Lender in its individual capacity. Lender and the other Co-Lenders and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, or any Affiliate of Borrower and any Person who may do business with or own securities of Borrower or any Affiliate of Borrower, all as if they were not serving in such capacities hereunder and without any duty to account therefor to each other.
(vii)If required by any Co-Lender, Borrower hereby agrees to execute supplemental notes in the principal amount of such Co-Lender’s pro rata share of the Loan substantially in the form of the Note, and such supplemental note shall (i) be payable to order of such Co-Lender, (ii) be dated as of the Closing Date, and (iii) mature on the Maturity Date. Such supplemental note shall provide that it evidences a portion of the existing indebtedness hereunder and under the Note and not any new or additional indebtedness of Borrower. The term “Note” as used in this Agreement and in all the other Loan Documents shall include all such supplemental notes.
(viii)Lender, as Agent, shall maintain at its domestic lending office or at such other location as Lender, as Agent, shall designate in writing to each Co-Lender and Borrower a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Co-Lenders, the amount of each Co-Lender’s proportionate share of the Loan and the name and address of each Co-Lender’s agent for service of process (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Lender, as Agent, and the Co-Lenders may treat each person or entity whose name is recorded in the Register as a Co-Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection and copying by Borrower or any Co-Lender during normal business hours upon reasonable prior notice to the Agent. A Co-Lender may change its address and its agent for service of process upon written notice to Lender, as Agent, which notice shall only be effective upon actual receipt by Lender, as Agent, which receipt will be acknowledged by Lender, as Agent, upon request.
(ix)Notwithstanding anything herein to the contrary, any financial institution or other entity may be sold a participation interest in the Loan by Lender or any Co-Lender without Borrower’s consent (such financial institution or entity, a “Participant”). No

Participant shall have any rights under this Agreement, the Note or any of the Loan Documents and the Participant’s rights in respect of such participation shall be solely against Lender or Co-Lender, as the case may be, as set forth in the participation agreement executed by and between Lender or Co-Lender, as the case may be, and such Participant. Borrower may rely conclusively on the actions of Lender as Agent to bind Lender and any Participant, notwithstanding that the particular action in question may, pursuant to this Agreement or any participation agreement be subject to the consent or direction of some or all of the Participants. No participation shall relieve Lender or Co-Lender, as the case may be, from its obligations hereunder or under the Note or the Loan Documents and Lender or Co- Lender, as the case may be, shall remain solely responsible for the performance of its obligations hereunder.
(x)Notwithstanding any other provision set forth in this Agreement, Lender or any Co-Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, amounts owing to it in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System).
(b)Cooperation in Syndication.
(i)Borrower agrees to assist Lender in completing a Syndication reasonably satisfactory to Lender. Such assistance shall include (i) direct contact between senior management and advisors of Borrower and Guarantor and the proposed Co-Lenders, (ii) assistance in the preparation of a confidential information memorandum and other marketing materials to be used in connection with the Syndication, (iii) the hosting, with Lender, of one or more meetings of prospective Co-Lenders or with the Rating Agencies, (iv) the delivery of appraisals satisfactory to Lender if required, and (v) working with Lender to procure a rating for the Loan by the Rating Agencies.
(ii)Lender shall manage all aspects of the Syndication of the Loan, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Co-Lenders and the amount and distribution of fees among the Co-Lenders. To assist Lender in its Syndication efforts, Borrower agrees promptly to prepare and provide to Lender all information with respect to Borrower, Affiliated Manager, Guarantor, any SPE Component Entity (if any) and the Property contemplated hereby, including all financial information and projections (the “Projections”), as Lender may reasonably request in connection with the Syndication of the Loan. Borrower hereby represents and covenants that (i) all information other than the Projections (the “Information”) that has been or will be made available to Lender by Borrower or any of their representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (ii) the Projections that have been or will be made available to Lender by Borrower or any of their representatives have been or will be prepared in good faith based upon reasonable assumptions. Borrower understands that in arranging and syndicating the Loan, Lender, the Co-Lenders and, if applicable, the Rating Agencies, may use and rely on the Information and Projections without independent verification thereof.
(iii)If required in connection with the Syndication, Borrower hereby agrees to:

(A)amend the Loan Documents to give Lender the right, at Lender’s sole cost and expense, to have the Property reappraised on an annual basis;
(B)deliver updated financial and operating statements and other information reasonably required by Lender to facilitate the Syndication;
(C)deliver reliance letters reasonably satisfactory to Lender with respect to the environmental assessments and reports delivered to Lender prior to the Closing Date, which will run to Lender, any Co-Lender and their respective successors and assigns;
(D)execute modifications to the Loan Documents required by the Co- Lenders, provided that such modification will not (except as set forth in clause (E) below), change any material or economic terms of the Loan Documents, or otherwise materially increase the obligations or materially decrease the rights of Borrower pursuant to the Loan Documents; and
(E)if Lender elects, in its sole discretion, prior to or upon a Syndication, to split the Loan into two or more parts, or the Note into multiple component notes or tranches which may have different interest rates, principal amounts, and payment priorities, Borrower agrees to cooperate with Lender in connection with the foregoing and to execute the required modifications and amendments to the Note, this Agreement and the Loan Documents and to provide opinions necessary to effectuate the same. Such Notes or components may be assigned different interest rates, so long as the initial weighted average of such interest rates does not exceed the applicable Interest Rate.

Borrower shall be responsible for payments of its legal fees incurred in connection with compliance with the requests made under this Section. All other reasonable third party costs and expenses incurred by Borrower in connection with Borrower’s complying with requests made under this Section shall be paid by Lender. The costs and expenses incurred by Lender in connection with a Syndication shall be paid by Lender.

(c)Limitation of Liability. No claim may be made by Borrower, or any other Person against Agent, Lender or any Co-Lenders or the Affiliates, directors, officers, employees, attorneys or agent of any of such Persons for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any act, omission or event occurring in connection therewith; and Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
(d)No Joint Venture. Notwithstanding anything to the contrary herein contained, neither Agent, Lender nor any Co-Lender by entering into this Agreement or by taking any action pursuant hereto, will be deemed a partner or joint venturer with Borrower.
(e)Voting Rights of Co-Lenders. Borrower acknowledges that the Co-Lending Agreement may contain provisions which require that amendments, waivers, extensions, modifications, and other decisions with respect to the Loan Documents shall require the approval of all or a number of the Co-Lenders holding in the aggregate a specified percentage of the Loan or any one or more Co-Lenders that are specifically affected by such amendment, waiver, extension, modification or other decision.
ARTICLE 12

INDEMNIFICATIONS
Section 12.1.General Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all actual Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following except to the extent caused solely by the illegal acts, fraud, gross negligence or willful misconduct of any Indemnified Party: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (d) any failure of the Property to be in compliance with any applicable Legal Requirements; (e) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease, Management Agreement or any Property Document, PILOT Lease and/or PILOT Document (as applicable); (f) the payment of any commission, charge or brokerage fee to anyone (other than a broker or other agent retained by Lender) which may be payable in connection with the funding of the Loan evidenced by the Note and secured by the Security Instrument; and/or (g) the holding or investing of the funds on deposit in the Accounts or the performance of any work or the disbursement of funds in each case in connection with the Accounts. Any amounts payable to Lender by reason of the application of this Section 12.1 shall be due and payable within ten (10) Business Days after demand, and if not timely paid, thereafter shall bear interest at the Default Rate until paid.
Section 12.2.Mortgage and Intangible Tax Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all actual Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of the Security Instrument, the Note or any of the other Loan Documents.
Section 12.3.ERISA and FIRRMA Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan (other than a prohibited transaction or prohibited loan resulting solely from Lender’s failure to comply with an exemption from the prohibited transaction rules of Section 406 of ERISA and Section 4975 of the IRS Code in connection with Lender’s use of “plan assets” within the meaning of 29 C.F.R. Section 2510.3- 101, as modified by Section 3(42) of ERISA), and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 3.7 or 4.19 of this Agreement.
Section 12.4.Duty to Defend, Legal Fees and Other Fees and Expenses. Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably acceptable to the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding. Within ten (10) Business Days following demand therefor, Borrower shall pay or, in the sole discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals actually reasonably incurred in connection therewith.
Section 12.5.Survival. The obligations and liabilities of Borrower under this Article 12 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument.
Section 12.6.Environmental Indemnity. Simultaneously herewith, Borrower and Guarantor have executed and delivered the Environmental Indemnity to Lender, which Environmental Indemnity is not secured by the Security Instrument.
ARTICLE 13

EXCULPATION
Section 13.1.Exculpation.
(a)Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Security Instrument or the other Loan Documents by any action or proceeding wherein a money judgment or any deficiency judgment or other judgment establishing personal liability shall be sought against Borrower or any principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent, or Affiliate of Borrower or any legal representatives, successors or assigns of any of the foregoing (collectively, the “Exculpated Parties”), except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Security Instrument and the other Loan Documents, or in the Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Security Instrument and the other Loan Documents, shall not sue for, seek or demand any deficiency judgment against Borrower or any of the Exculpated Parties in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Security Instrument or the other Loan Documents. The provisions of this Section shall not, however, (1) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (2) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Security Instrument; (3) affect the validity or enforceability of any indemnity, guaranty or similar instrument (including, without limitation, indemnities set forth in Article 12 hereof, Section 11.2 hereof, in the Guaranty and the Environmental Indemnity) made in connection with the Loan or any of the rights and remedies of Lender thereunder (including, without limitation, Lender’s right to enforce said rights and remedies against Borrower and/or Guarantor (as applicable) personally and without the effect of the exculpatory provisions of this Article 13 as to Borrower and/or Guarantor) (provided, that the foregoing shall not modify the effect of the exculpatory provisions of this Article 13 with respect to any principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent, or other Affiliate of Borrower or any legal representatives, successors or assigns of any of the foregoing, and provided further that Guarantor’s liability shall be as more particularly set forth in the Guaranty); (4) impair the rights of Lender to (A) obtain the appointment of a receiver and/or (B) enforce its rights and remedies provided in Articles 8 and 9 hereof; (5) impair the enforcement of the assignment of leases and rents contained in the Security Instrument and in any other Loan Documents; (6) impair the right of Lender to enforce Section 4.12(e) of this Agreement; or (7) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Security Instrument or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property (or any portion thereof).
(b)Notwithstanding the foregoing, nothing herein shall in any manner or way release, affect or impair the right of Lender to recover, and Borrower shall be fully and personally liable and subject to legal action, for any Loss actually incurred by Lender (including reasonable attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:
(i)fraud or intentional misrepresentation by any Borrower Party in connection with the Loan;
(ii)the willful misconduct of any Borrower Party;
(iii)any litigation or other legal proceeding related to the Debt filed by any Borrower Party or any other action of any Borrower Party that is filed with the intention of delaying, opposing, impeding, obstructing, hindering, enjoining or  otherwise interfering with or frustrating the efforts of Lender to exercise any rights and remedies available to Lender as provided herein and in the other Loan Documents;
(iv)material physical waste to the Property caused by the intentional acts or intentional omissions of any Borrower Party; provided, that, the foregoing shall not include a Borrower’s failure to maintain the Property to the extent the Property did not generate sufficient cash flow during the period in question (or such cash flow was not made available by Lender to Borrower for Borrower’s use) to pay all of the Borrower’s current and/or past due liabilities (including the cost of maintenance) with respect to the Property after paying Taxes and Insurance Premiums;
(v)the misappropriation or conversion by any Borrower Party of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Property (or any portion thereof), (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of the Property, (C) any Rents, (D) any Security Deposits or Rents collected in advance or (E) any other monetary collateral for the Loan (including, without limitation, any Reserve Funds and/or any portion thereof disbursed to (or at the direction of) Borrower);
(vi)failure to pay Taxes, charges for labor or materials or other charges that can create liens on any portion of the Property in accordance with the terms and provisions hereof; provided, that, Borrower shall not be liable to the extent (i) with respect to Taxes, funds to pay such amounts were deposited with Lender as Tax and Insurance Funds for Taxes or Other Charges at the time payment was due, (ii)with respect to Taxes, such Taxes or Other Charges owed or lien on the Property, as applicable, are being contested strictly in accordance with the terms of the Loan Documents, or (iii) the Property did not generate sufficient cash flow at the time in question (or such cash flow was not made available by Lender to Borrower as, and when, required hereunder for

Borrower’s use) to pay such Taxes prior to paying any other current and/or past due liabilities with respect to the Property;
(vii)failure to pay Insurance Premiums, to maintain the Policies in full force and effect, in each case, as expressly provided herein; provided, that, Borrower shall not be liable to the extent funds to pay such amounts were deposited with Lender as Tax and Insurance Funds for Insurance Premiums at the time payment was due; provided, further, that the foregoing shall not include Borrower’s failure to pay Insurance Premiums or maintain the Policies to the extent that the Property did not generate sufficient cash flow during the period in question (or such cash flow was not made available to Borrower by Lender as, and when, required hereunder for Borrower’s use) to pay such Insurance Premiums after paying Taxes but prior to paying any other current and/or past due liabilities with respect to the Property;
(viii)any Security Deposits which are not delivered to Lender within the timeframe required hereunder except to the extent any such Security Deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the applicable Event of Default. For purposes of clarification, for a Security Deposit to be deemed “delivered to Lender” in connection with the foregoing, the same must be in the form of cash or in a letter of credit solely in Lender’s name;
(ix)[intentionally omitted];
(x)any breach of any applicable Legal Requirement mandating the forfeiture by any Borrower of any of the Properties, or any portion thereof, because of the conduct or purported conduct of criminal activity by a Borrower Party in connection therewith;
(xi)the failure to make any REMIC Payment and/or any True Up Payment as and when required herein; provided that such failure shall not result in recourse liability hereunder unless Borrower fails to cure such failure within fifteen (15) days of receipt of written notice from Lender of such failure;
(xii)(A) any voluntary termination of any PILOT Lease and/or PILOT Document or transfer or surrender of any PILOT Lease and/or PILOT Document by Borrower without Lender’s prior written consent other than in connection with Borrower acquiring the fee estate from the applicable PILOT Lessor or as otherwise expressly permitted under this Agreement, (B) any termination of  any PILOT Lease and/or PILOT Document as a result of a foreclosure of the applicable Security Instrument or deed in lieu thereof or (C) Borrower’s failure to comply with, or Borrower’s breach of, any PILOT Lease and/or PILOT Document that results in (x) a reduction of any tax abatement and/or mandatory repayment of any past or current tax abatement under such PILOT Lease and/or PILOT Document, as applicable, (y) termination of such PILOT Lease and/or PILOT Document, as applicable, and the benefits thereunder in favor of Borrower or Tenant or (z) a default by such Borrower under the applicable Lease for such PILOT Property;
(xiii)the failure by Borrower to purchase or replace (as applicable) any Interest Rate Cap Agreement or Replacement Interest Rate Cap Agreement (as applicable), in each case, as and when required by the terms hereof; provided that (A) such failure shall not result in recourse liability hereunder unless Borrower fails to cure such failure within fifteen (15) days of receipt of written notice from Lender of such failure and (B) the recourse liability hereunder shall be limited to the actual costs incurred by Lender in purchasing such Interest Rate Cap Agreement;

(xiv)any representation, warranty or covenant contained in Article 5 hereof is violated or breached; and/or
(xv)any representation, warranty or covenant contained in Article 6 hereof is violated or breached.
(c)Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower in the event that a Bankruptcy Event occurs.
ARTICLE 14

NOTICES
Section 14.1.Notices. All notices or other written communications hereunder shall be deemed to have been properly given (a) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (b) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, (c) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, and (d) if transmitted by e-mail, (x) if such e-mail was sent prior to 5 P.M. EST on a Business Day, then on the date such e-mail was sent, or (y) if such e-mail was sent on a day that is not a Business Day or after 5 P.M. EST on a Business Day, then on the Business Day immediately succeeding the date such e-mail was sent, in each case addressed as follows:
Attention: AREG Legal Department; Stefanie Sommers
If to Borrower:	c/o Ares Management LLC Tabor Center 1200 17th Street, Suite 2900 Denver, Colorado 80202 Attention: AREG Legal Department; Stefanie Sommers Email: ssommers@aresmgmt.com
With a copy to:

c/o Ares Management LLC

Tabor Center
1200 17th Street, Suite 2900

Denver, Colorado 80202
Attention: Josh Widoff, Esq.

Email: jwidoff@aresmgmt.com

c/o Ares Management LLC
Tabor Center
1200 17th Street, Suite 2900

Denver, Colorado 80202
Attention: Scott Seager

Email: sseager@aresmgmt.com

Hogan Lovells US LLP

1601 Wewatta Street, Suite 900

Denver, Colorado 80202

Attention: Scott Campbell, Esq.

Email: scott.campbell@hoganlovells.com

With a copy to (which shall not constitute notice):
If to Lender:

JPMorgan Chase Bank, National Association
383 Madison Avenue, 8th Floor
New York, New York 10179-00010
Attention:  Simon B. Burce
Email: simon.burce@jpmchase.com

JPMorgan Chase Bank, National Association
SPG Middle Office/CIB
383 Madison Avenue, 8th Floor
New York, New York 10179-0001
Attention:  Gisella Leonardis
Email: cmbs.loans.mo@jpmorgan.com

With a copy to:

Morgan Stanley Mortgage Capital Holdings LLC

1585 Broadway, 25th Floor

New York, New York 10036

Attention: John Maurer

and by email to: crelamnotices@morganstanley.com

and by email to: crelamfinreport@morganstanley.com

With a copy to:	Natixis Real Estate Capital LLC 1251 Avenue of the Americas New York, New York 10020 Attention: Real Estate Administration Email: USCIBSnDAssetManagementTeam@natixis.com
With a copy to:	Cadwalader, Wickersham & Taft LLP 200 Liberty Street New York, New York 10281 Attention: Bonnie A. Neuman, Esq. Email: bonnie.neuman@cwt.com or addressed as such party may from time to time designate by written notice to the other parties.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications. Without limitation of any of the requirements of this Article 14, from and after Securitization of the entire Loan (or any other Secondary Market Transaction involving a transfer of the Loan by the initial Lender), in no event shall any notice delivered to JPMorgan Chase Bank, National Association or any Affiliate thereof be deemed an effective notice to “Lender” for purposes of this Agreement or any other Loan Document.

ARTICLE 15

FURTHER ASSURANCES

Section 15.1.Replacement Documents. Upon receipt of a customary affidavit of an officer of Lender, on Lender’s then standard form, as to the loss, theft, destruction or mutilation of the Note, this Agreement or any of the other Loan Documents which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of the Note, this Agreement or such other Loan Document, Borrower will issue, in lieu thereof, a replacement thereof, dated the date of the Note, this Agreement or such other Loan Document, as applicable, in the same principal amount thereof and otherwise of like tenor; provided, that, such affidavit shall state that (A) Lender was the last holder of the Note in due course, (B) Lender has not given, pledged, sold, endorsed, assigned, transferred, or otherwise disposed of the Note and, if the Note is lost, that Lender is unable to locate the Note, and (C) if the original Note comes into the possession or control of Lender, it will promptly deliver and surrender the same to Borrower.
Section 15.2.Recording of Security Instrument, etc. Borrower forthwith upon the execution and delivery of the Security Instrument and thereafter, from time to time, will cause the Security Instrument and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Except as otherwise expressly provided in this Agreement, Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, the Security Instrument, this Agreement, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Security Instrument, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by applicable Legal Requirements so to do.
Section 15.3.Further Acts, etc. Except as otherwise expressly provided in this Agreement, Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording the Security Instrument, or for complying with all Legal Requirements. Borrower, on demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements to evidence more effectively the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation, such rights and remedies available to Lender pursuant to this Section 15.3. Notwithstanding the foregoing, no such documents, agreements or instruments shall (x) materially modify any of the economic and material business terms and provisions of the Loan Documents, (y) materially increase any obligation of the Borrower under the Loan Documents, or (z) materially modify any right of the Borrower under the Loan Documents.

Section 15.4.Changes in Tax, Debt, Credit and Documentary Stamp Laws.
(a)If any law is enacted or adopted or amended after the date of this Agreement which deducts the Debt from the value of the Property for the purpose of taxation and which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury then Lender shall have the option by written notice of not less than ninety (90) days to declare the Debt immediately due and payable (without any Prepayment Premium).
(b)Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of the Security Instrument or the Debt. If such claim, credit or deduction shall be required by applicable Legal Requirements, Lender shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable (without any Prepayment Premium).
(c)If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, the Security Instrument, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.
ARTICLE 16

WAIVERS
Section 16.1.Remedies Cumulative; Waivers.

The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement, the Security Instrument, the Note or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

Section 16.2.Modification, Waiver in Writing.

No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Security Instrument, the Note and the other Loan Documents, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 16.3.Delay Not a Waiver.

Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege under this Agreement, the Security Instrument, the Note or the other Loan Documents, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Security Instrument, the Note or the other Loan Documents, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Security Instrument, the Note and the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 16.4.Waiver of Trial by Jury.

BORROWER AND LENDER, BY ACCEPTANCE OF THIS AGREEMENT, HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE APPLICATION FOR THE LOAN, THIS AGREEMENT, THE NOTE, THE SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER OR BORROWER.

Section 16.5.Waiver of Notice.

Borrower shall not be entitled to any notices of any nature whatsoever from Lender except (a) with respect to matters for which this Agreement specifically and expressly provides for the giving of notice by Lender to Borrower and (b) with respect to matters for which Lender is required by applicable Legal Requirements to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement does not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 16.6.Remedies of Borrower.

In the event that a claim or adjudication is made that Lender or any of its agents have acted unreasonably or unreasonably delayed acting in any case where by applicable Legal Requirements or under this Agreement, the Security Instrument, the Note and the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Lender agrees that, in such event, it shall cooperate in expediting any action seeking injunctive relief or declaratory judgment.

Section 16.7.Marshalling and Other Matters.

Borrower hereby waives, to the extent permitted by applicable Legal Requirements, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale under the Security Instrument of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of the Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of the Security Instrument and on behalf of all persons to the extent permitted by applicable Legal Requirements.

Section 16.8.Waiver of Statute of Limitations.

To the extent permitted by applicable Legal Requirements, Borrower hereby expressly waives and releases to the fullest extent permitted by applicable Legal Requirements, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its obligations hereunder, under the Note, Security Instrument or other Loan Documents.

Section 16.9.Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.
Section 16.10.Sole Discretion of Lender. Wherever pursuant to this Agreement (a) Lender exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Lender, or (c) any other decision or determination is to be made by Lender, the decision to approve or disapprove all decisions that arrangements or terms are satisfactory or not satisfactory, and all other decisions and determinations made by Lender, shall be in the sole discretion of Lender, except as may be otherwise expressly and specifically provided herein.
ARTICLE 17

MISCELLANEOUS
Section 17.1.Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth in this Agreement, the Security Instrument, the Note or the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.
Section 17.2.Governing Law. THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF

CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS IN REAL PROPERTY (INCLUDING ALL IMPROVEMENTS AND FIXTURES THEREON) CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS WILL, AT LENDER’S OPTION, BE INSTITUTED IN (OR, IF PREVIOUSLY INSTITUTED, MOVED TO) ANY FEDERAL OR STATE COURT DESIGNATED BY LENDER IN THE CITY OF NEW YORK, COUNTY OF NEW YORK. BORROWER HEREBY (I) WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING AND (II) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER AND LENDER HEREBY ACKNOWLEDGE AND AGREE THAT THE FOREGOING AGREEMENT, WAIVER AND SUBMISSION ARE MADE PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

BORROWER DOES HEREBY DESIGNATE AND APPOINT:

CORPORATION TRUST COMPANY

1209 ORANGE STREET

WILMINGTON, DELAWARE 19801

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE

DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 17.3.Headings. Notwithstanding anything to the contrary contained herein, (i) the Article and/or Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose and (ii) covenants contained in Articles and/or Sections hereof labeled or otherwise primarily containing representations (and vice versa) shall, in each case, be deemed fully effective hereunder and shall not be otherwise affected by virtue of the foregoing.
Section 17.4.Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Agreement shall be prohibited by or invalid under applicable Legal Requirements, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 17.5.Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Creditors Rights Laws, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.
Section 17.6.Expenses. Except as otherwise expressly provided in this Agreement, Borrower covenants and agrees to pay its own costs and expenses and pay, or, if Borrower fails to pay, to reimburse, Lender, upon receipt of written notice from Lender, for Lender’s reasonable out-of-pocket costs and expenses (including reasonable, actual attorneys’ fees and disbursements) in each case, incurred by Lender in accordance with this Agreement in connection with (i) the preparation, negotiation, execution and delivery of this Agreement, the Security Instrument, the Note and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement, the Security Instrument, the Note and the other Loan Documents with respect to the Property); (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement, the Security Instrument, the Note and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement, the Security Instrument, the Note and the other Loan Documents on its part to be performed or complied with after the Closing Date (including, without limitation, those contained in Articles 8 and 9 hereof); (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers, extensions, releases or other modifications to this Agreement, the Security Instrument, the Note and the other Loan Documents and any other documents or matters reasonably requested by Lender; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance, survey charges, and reasonable fees and out-of-pocket expenses of counsel for providing to Lender all required legal opinions, and other similar reasonable, out-of-

pocket expenses incurred in creating and perfecting the lien in favor of Lender pursuant to this Agreement, the Security Instrument, the Note and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the Security Instrument, the Note, the other Loan Documents, the Property, or any other security given for the Loan; (viii) servicing the Loan (including, without limitation, enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the Security Instrument, the Note and the other Loan Documents or with respect to the Property) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; (ix) a conversion of the Benchmark, the Benchmark Replacement, the Benchmark Replacement Condition, the Benchmark Replacement Adjustment, the Benchmark Unavailability Period and the Conforming Changes; and (x) the preparation, negotiation, execution, delivery, review, filing, recording or administration of any documentation associated with the exercise of any of Borrower’s rights hereunder and/or under the other Loan Documents regardless of whether or not any such right is consummated (including, without limitation, Borrower’s rights hereunder to (i) defease the Loan and to permit or undertake transfers (including under Sections 6.3 and 6.4 hereof), (ii) any extension option and (iii) any property releases, in each case, in accordance with the applicable terms and conditions hereof); provided, however, that, with respect to each of subsections (i) through (x) above, (A) none of the foregoing subsections shall be deemed to be mutually exclusive or limit any other subsection, (B) the same shall be deemed to (I) include, without limitation and in each case, any related special servicing fees, liquidation fees, modification fees, work-out fees and other similar costs or expenses payable to any Servicer, trustee and/or special servicer of the Loan (or any portion thereof and/or interest therein) and (II) exclude any requirement that Borrower directly pay the base monthly servicing fees due to any master servicer on account of the day to day, routine servicing of the Loan (provided, further, that the foregoing subsection (II) shall not be deemed to otherwise limit any fees, costs, expenses or other sums required to be paid to Lender under this Section, the other terms and conditions hereof and/or of the other Loan Documents) and (C) Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.
Section 17.7.Cost of Enforcement. In the event (a) that the Security Instrument is foreclosed in whole or in part, (b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, or (c) Lender exercises any of its other remedies under this Agreement, the Security Instrument, the Note and the other Loan Documents, Borrower shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable, out-of-pocket attorneys’ fees and costs, actually incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post judgment action involved therein, together with all required service or use taxes.
Section 17.8.Schedules and Exhibits Incorporated. The schedules and exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.
Section 17.9.Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Security Instrument, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.
Section 17.10.No Joint Venture or Partnership; No Third Party Beneficiaries.
(a)Borrower and Lender intend that the relationships created under this Agreement, the Security Instrument, the Note and the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.
(b)This Agreement, the Security Instrument, the Note and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement, the Security Instrument, the Note or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person (other than Lender) shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions (other than Lender), any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.
(c)The general partners, members, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Borrower is not relying on Lender’s expertise, business acumen or advice in connection with the Property.
(d)Notwithstanding anything to the contrary contained herein, Lender is not undertaking the performance of (i) any obligations related to the Property (including, without limitation, under the Leases); or (ii) any obligations with respect to any agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents to which any Borrower Party and/or the Property is subject.
(e)By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Agreement, the Security Instrument, the Note or the other Loan Documents, including, without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.
(f)Borrower recognizes and acknowledges that in accepting this Agreement, the Note, the Security Instrument and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the representations and warranties set forth in Article 3 of this Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept this Agreement, the Note, the Security

Instrument and the other Loan Documents in the absence of the warranties and representations as set forth in Article 3 of this Agreement.
Section 17.11.Publicity. All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to this Agreement, the Note, the Security Instrument or the other Loan Documents or the financing evidenced by this Agreement, the Note, the Security Instrument or the other Loan Documents, to Lender or any of its Affiliates shall, except to the extent such release is required by applicable Legal Requirements, be subject to the prior written approval of Lender, not to be unreasonably withheld. Without limitation of any other term or provision hereof, nothing contained herein or in the other Loan Documents shall be deemed to restrict Lender and/or Servicer from (and Lender and/or Servicer shall be authorized to) disseminate to any Person any and all information it obtains in connection with the Loan as Lender and/or Servicer deems necessary or appropriate.
Section 17.12.Limitation of Liability. No claim may be made by Borrower, or any other Person against Lender or its Affiliates, directors, officers, employees, attorneys or agents of any of such Persons for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any act, omission or event occurring in connection therewith; and Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
Section 17.13.Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and the Security Instrument, the Note or any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of this Agreement, the Note, the Security Instrument and the other Loan Documents and this Agreement, the Note, the Security Instrument and the other Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under this Agreement, the Note, the Security Instrument and the other Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse-to or competitive with the business of Borrower or its Affiliates.
Section 17.14.Entire Agreement. This Agreement, the Note, the Security Instrument and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written between Borrower and Lender are superseded by the terms of this Agreement, the Note, the Security Instrument and the other Loan Documents.
Section 17.15.Liability. If Borrower consists of more than one Person, the obligations and liabilities of each such Person hereunder shall be joint and several. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.
Section 17.16.Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
Section 17.17.Brokers. Borrower agrees (i) to pay any and all fees imposed or charged by all brokers, mortgage bankers and advisors (each a “Broker”) hired or contracted by any Borrower Party or their Affiliates in connection with the transactions contemplated by this Agreement and (ii) to indemnify and hold Lender harmless from and against any and all claims, demands and liabilities for brokerage commissions, assignment fees, finder’s fees or other compensation whatsoever arising from this Agreement or the making of the Loan which may be asserted against Lender by any Person. The foregoing indemnity shall survive the termination of this Agreement and the payment of the Debt. Borrower hereby represents and warrants that the only Broker engaged by any Borrower Party in connection with the transactions contemplated by this Agreement respect hereto is Cushman & Wakefield. Lender hereby agrees to pay any and all fees imposed or charged by any Broker hired solely by Lender. Borrower acknowledges and agrees that (a) any Broker is not an agent of Lender and has no power or authority to bind Lender, (b) Lender is not responsible for any recommendations or advice given to any Borrower Party by any Broker, (c) Lender and the Borrower Parties have dealt at arms-length with each other in connection with the Loan, (d) no fiduciary or other special relationship exists or shall be deemed or construed to exist among Lender and the Borrower Parties and (e) none of the Borrower Parties shall be entitled to rely on any assurances or waivers given, or statements made or actions taken, by any Broker which purport to bind Lender or modify or otherwise affect this Agreement or the Loan, unless Lender has, in its sole discretion, agreed in writing with any such Borrower Party to such assurances, waivers, statements, actions or modifications. Borrower acknowledges and agrees that Lender may, in its sole discretion, pay fees or compensation to any Broker in connection with or arising out of the closing and funding of the Loan. Such fees and compensation, if any, (i) shall be in addition to any fees which may be paid by any Borrower Party to such Broker and (ii) create a potential conflict of interest for Broker in its relationship with the Borrower Parties. Such fees and compensation, if applicable, may include a direct, one-time payment, servicing fees and/or incentive payments based on volume and size of financings involving Lender and such Broker.
Section 17.18.Set-Off. In addition to any rights and remedies of Lender provided by this Agreement and by law, Lender shall have the right in its sole discretion, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable Legal Requirements, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower; provided however, Lender may only exercise such right during the continuance of an Event of Default. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 17.19.Unintended Payments.
(a)If JPMorgan Chase Bank, National Association, any Affiliate of the foregoing, or any agent thereof (including, without limitation, any Servicer or administrative agent acting on said Person’s behalf) (individually and/or collectively, the “Payor Party”) notifies Borrower, any Lender or any Person who has received funds on behalf of said Borrower or Lender (any such Borrower, Lender or other recipient, a “Payment Recipient”) that the Payor Party has determined in its reasonable discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Payor Party or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Borrower, Lender, or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Payor Party and shall be segregated by the Payment Recipient and held in trust for the benefit of the Payor Party, and such Borrower or Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Payor Party the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Payor Party in same day funds at the greater of the Federal Funds Rate and a rate determined by the Payor Party in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Payor Party to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting the immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Payor Party (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Payor Party (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Payor Party (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Payor Party to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of such error) notify the Payor Party of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Payor Party pursuant to this Section 17.19(b).
(c)Each Lender hereby authorizes the Payor Party to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Payor Party to such Lender from any source, against any amount due to the Payor Party under immediately preceding clause (a) or under the indemnification provisions of this Agreement or any co-lender agreement entered into by and among any such Lender and any Payor Party.
(d)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations pursuant to the Loan Documents by the Borrower, Guarantor, or any Affiliate thereof, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Payor Party from the Borrower for the purpose of making such Erroneous Payment.
(e)To the extent permitted by applicable Legal Requirements, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Payor Party for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(f)Each party’s obligations, agreements and waivers under this Section 17.19 shall survive the resignation or replacement of any Payor Party hereunder, any transfer of rights or obligations by, or the replacement of, a Lender and/or the repayment, satisfaction or discharge of the Debt and all other obligations (or any portion thereof) under any Loan Document.
Section 17.20.Contributions and Waivers.
(a)As a result of the transactions contemplated by this Agreement and the other Loan Documents, each Borrower will benefit, directly and indirectly, from each Borrower’s obligation to pay the Debt and perform its obligations hereunder and under the other Loan Documents (collectively, the “Obligations”) and in consideration therefore each Borrower desires to enter into an allocation and contribution agreement among themselves as set forth in this Section to allocate such benefits among themselves and to provide a fair and equitable agreement to make contributions among each of Borrowers in the event any payment is made by any individual Borrower hereunder to Lender (such payment being referred to herein as a “Contribution,” and for purposes of this Section, includes any exercise of recourse by Lender against any Property of a Borrower and application of proceeds of such Property in satisfaction of such Borrower’s obligations, to Lender under the Loan Documents).
(b)Each Borrower shall be liable hereunder with respect to the Obligations only for such total maximum amount (if any) that would not render its Obligations hereunder or under any of the Loan Documents subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of applicable Legal Requirements.
(c)In order to provide for a fair and equitable contribution among Borrowers in the event that any Contribution is made by an individual Borrower (a “Funding Borrower”), such Funding Borrower shall be entitled to a reimbursement Contribution (“Reimbursement Contribution”) from all other Borrowers for all payments, damages and expenses incurred by that Funding Borrower in discharging any of the Obligations, in the manner and to the extent set forth in this Section.
(d)For purposes hereof, the “Benefit Amount” of any individual Borrower as of any date of determination shall be the net value of the benefits to such Borrower and its Affiliates from extensions of credit made by Lender to (i) such Borrower and (ii) to the other Borrowers hereunder and the Loan Documents to the extent such other Borrowers have guaranteed or mortgaged their property to secure the Obligations of such Borrower to Lender.
(e)Each Borrower shall be liable to a Funding Borrower in an amount equal to the greater of (i) the (A) ratio of the Benefit Amount of such Borrower to the total amount of Obligations, multiplied by (B) the amount of Obligations paid by such Funding Borrower, or (ii) ninety-five percent (95%) of the excess of the fair saleable value of the property of such Borrower over the total liabilities of such Borrower (including the maximum amount reasonably expected to become due in respect of contingent liabilities) determined as of the date on which the payment made by a Funding Borrower is deemed made for purposes hereof (giving effect to all payments made by other Funding Borrowers as of such date in a manner to maximize the amount of such Contributions).
(f)In the event that at any time there exists more than one Funding Borrower with respect to any Contribution (in any such case, the “Applicable Contribution”), then Reimbursement Contributions from other Borrowers pursuant hereto shall be allocated among such Funding Borrowers in proportion to the total amount of the Contribution made for or on account of the other Borrowers by each such Funding Borrower pursuant to the Applicable Contribution. In the event that at any time any Borrower pays an amount hereunder in excess of the amount calculated pursuant to this Section above, that Borrower shall be deemed to be a Funding Borrower to the extent of such excess and shall be entitled to a Reimbursement Contribution from the other Borrowers in accordance with the provisions of this Section.
(g)Each Borrower acknowledges that the right to Reimbursement Contribution hereunder shall constitute an asset in favor of Borrower to which such Reimbursement Contribution is owing.
(h)No Reimbursement Contribution payments payable by a Borrower pursuant to the terms of this Section shall be paid until all amounts then due and payable by all of Borrowers to Lender, pursuant to the terms of the Loan Documents, are paid in full in cash. Nothing contained in this Section shall limit or affect in any way the Obligations of any Borrower to Lender under the Loan Documents.
(i)To the extent permitted by applicable Legal Requirements, each Borrower waives:
(i)any right to require Lender to proceed against any other Borrower or any other Person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender’s power before proceeding against Borrower;
(ii)any defense based upon any legal disability or other defense of any other Borrower, any guarantor of any other Person or by reason of the cessation or limitation of the liability of any other Borrower or any guarantor from any cause other than full payment of all sums payable under the Loan Documents;
(iii)any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of any other Borrower or any principal of any other Borrower or any defect in the formation of any other Borrower or any principal of any other Borrower;

(iv)any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;
(v)any defense based upon any failure by Lender to obtain collateral for the indebtedness or failure by Lender to perfect a lien on any collateral;
(vi)presentment, demand, protest and notice of any kind;
(vii)any defense based upon any failure of Lender to give notice of sale or other disposition of any collateral to any other Borrower or to any other Person or any defect in any notice that may be given in connection with any sale or disposition of any collateral;
(viii)any defense based upon any failure of Lender to comply with applicable laws in connection with the sale or other disposition of any collateral, including any failure of Lender to conduct a commercially reasonable sale or other disposition of any collateral;
(ix)any defense based upon any use of cash collateral under Section 363 of the Bankruptcy Code;
(x)any defense based upon any agreement or stipulation entered into by Lender with respect to the provision of adequate protection in any bankruptcy proceeding;
(xi)any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code;
(xii)any defense based upon the avoidance of any security interest in favor of Lender for any reason;
(xiii)any defense based upon any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding, including any discharge of, or bar or stay against collecting, all or any of the obligations evidenced by the Note or owing under any of the Loan Documents;
(xiv)any defense or benefit based upon Borrower’s, or any other party’s, resignation of the portion of any obligation secured by the Security Instrument to be satisfied by any payment from any other Borrower or any such party;
(xv)all rights and defenses arising out of an election of remedies by Lender even though the election of remedies, such as non-judicial foreclosure with respect to security for the Loan or any other amounts owing under the Loan Documents, has destroyed Borrower’s rights of subrogation and reimbursement against any other Borrower; and
(xvi)all rights and defenses that Borrower may have because any of the Debt is secured by real property. This means, among other things (subject to the other terms and conditions of the Loan Documents): (1) Lender may collect from Borrower without first foreclosing on any real or personal property collateral pledged by any other Borrower, and (2) if Lender forecloses on any real property collateral pledged by any other Borrower, (I) the amount of the Debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price and (II) Lender may collect from Borrower even if any other Borrower, by foreclosing on the real property collateral, has destroyed any right Borrower may have to collect from any other Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses Borrower may have because any of the Debt is secured by real property; and except as may be expressly and specifically permitted herein, any claim or other right which Borrower might now have or hereafter acquire against any other Borrower or any other Person that arises from the existence or performance of any obligations under the Loan Documents, including any of the following: (i) any right of subrogation, reimbursement, exoneration, contribution, or indemnification; or (ii) any right to participate in any claim or remedy of Lender against any other Borrower or any collateral security therefor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law.
(j)Each Borrower hereby restates and makes the waivers made by Guarantor in the Guaranty for the benefit of Lender. Such waivers are hereby incorporated by reference as if fully set forth herein (and as if applicable to each Borrower) and shall be effective for all purposes under the Loan (including, without limitation, in the event that any Borrower is deemed to be a surety or guarantor of the Debt (by virtue of each Borrower being co-obligors and jointly and severally liable hereunder, by virtue of each Borrower encumbering its interest in the Property for the benefit or debts of the other Borrowers in connection herewith or otherwise)).
Section 17.21.Cross-Default; Cross-Collateralization; Waiver of Marshalling Assets.
(a)Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of each Individual Property taken separately. Each Borrower agrees that each of the Loan Documents (including, without limitation, the Security Instruments) are and will be cross collateralized and cross defaulted with each other so that (i) an Event of Default under any of the Loan Documents shall constitute an Event of Default under each of the other Loan Documents; (ii) an Event of Default hereunder shall constitute an Event of Default under each Security Instrument; (iii) each Security Instrument shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note; and (iv) such cross collateralization shall in no event be deemed to constitute a fraudulent conveyance and Borrower waives any claims related thereto.
(b)To the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners, and others with interests in Borrower, and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Security Instruments, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever. In addition, each Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Security Instruments, any equitable right otherwise available to Borrower which would require the separate sale of the Properties or require Lender to exhaust its remedies against any Individual Property or any combination of the Properties before proceeding against any other Individual Property or combination of Properties; and further in the event of such foreclosure each Borrower does hereby expressly consent to and authorize, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Properties.

Section 17.22.Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

AREIT EAST COLUMBIA IC LLC, a Delaware limited liability company

By: AREIT 2024 Pl LLC, a Delaware limited liability company, its Sole Member

By: AREIT Real Estate Holdco LLC, a Delaware limited liability company, its Sole Member

By: AREIT Operating Partnership LP, a Delaware limited partnership, its Sole Member

By: Ares Real Estate Income Trust Inc., a Maryland corporation, its General Partner

By: /s/ Jonathan Hiller

Name: Jonathan Hiller

Title: Authorized Signatory

AREIT GILLINGHAM IC LP, a Delaware limited partnership

By: AREIT Gillingham IC GP LLC, a Delaware limited liability company, its General Partner

By: AREIT 2024 Pl LLC, a Delaware limited liability company, its Sole Member

By: AREIT Real Estate Holdco LLC, a Delaware limited liability company, its Sole Member

By: AREIT Operating Partnership LP, a Delaware limited partnership, its Sole Member

By: Ares Real Estate Income Trust Inc., a Maryland corporation, its General Partner

By: /s/ Jonathan Hiller

Name: Jonathan Hiller

Title: Authorized Signatory

AREIT INTERMOUNTAIN SPACE CENTER LLC, a Delaware limited liability company

By: AREIT 2024 Pl LLC, a Delaware limited liability company, its Sole Member

By: AREIT Real Estate Holdco LLC, a Delaware limited liability company, its Sole Member

By: AREIT Operating Partnership LP, a Delaware limited partnership, its Sole Member

By: Ares Real Estate Income Trust Inc., a Maryland corporation, its General Partner

By: /s/ Jonathan Hiller

Name: Jonathan Hiller

Title: Authorized Signatory

AREIT LAS VEGAS IC I LLC, a Delaware limited liability company

By: AREIT 2024 P1 LLC, a Delaware limited liability company, its Sole Member

By: AREIT Real Estate Holdco LLC, a Delaware limited liability company, its Sole Member

By: AREIT Operating Partnership LP, a Delaware limited partnership, its Sole Member

By: Ares Real Estate Income Trust Inc., a Maryland corporation, its General Partner

By: /s/ Jonathan Hiller

Name: Jonathan Hiller

Title: Authorized Signatory

AREIT LAS VEGAS IC II LLC, a Delaware limited liability company

By: AREIT 2024 P1 LLC, a Delaware limited liability company, its Sole Member

By: AREIT Real Estate Holdco LLC, a Delaware limited liability company, its Sole Member

By: AREIT Operating Partnership LP, a Delaware limited partnership, its Sole Member

By: Ares Real Estate Income Trust Inc., a Maryland corporation, its General Partner

By: /s/ Jonathan Hiller

Name: Jonathan Hiller

Title: Authorized Signatory

AREIT MORENO VALLEY DC LP, a Delaware limited partnership

By: AREIT Moreno Valley DC GP LLC, a Delaware limited liability company, its General Partner

By: AREIT 2024 P1 LLC, a Delaware limited liability company, its Sole Member

By: AREIT Real Estate Holdco LLC, a Delaware limited liability company, its Sole Member

By: AREIT Operating Partnership LP, a Delaware limited partnership, its Sole Member

By: Ares Real Estate Income Trust Inc., a Maryland corporation, its General Partner

By: /s/ Jonathan Hiller

Name: Jonathan Hiller

Title: Authorized Signatory

AREIT PHOENIX IC LLC, a Delaware limited liability company

By: AREIT 2024 P1 LLC, a Delaware limited liability company, its Sole Member

By: AREIT Real Estate Holdco LLC, a Delaware limited liability company, its Sole Member

By:AREIT Operating Partnership LP, a Delaware limited partnership, its Sole Member

By:Ares Real Estate Income Trust Inc., a Maryland corporation, its General Partner

By: /s/ Jonathan Hiller

Name: Jonathan Hiller

Title: Authorized Signatory

AREIT PLAINFIELD LOGISTICS CENTER LLC, a Delaware limited liability company

By: AREIT 2024 P1 LLC, a Delaware limited liability company, its Sole Member

By: AREIT Real Estate Holdco LLC, a Delaware limited liability company, its Sole Member

By:AREIT Operating Partnership LP, a Delaware limited partnership, its Sole Member

By:Ares Real Estate Income Trust Inc., a Maryland corporation, its General Partner

By: /s/ Jonathan Hiller

Name: Jonathan Hiller

Title: Authorized Signatory

AREIT STAFFORD GROVE IP LP, a Delaware limited partnership

By:AREIT Stafford Grove IP GP LLC, a Delaware limited liability company, its General Partner

By: AREIT 2024 P1 LLC, a Delaware limited liability company, its Sole Member

By:AREIT Real Estate Holdco LLC, a Delaware limited liability company, its Sole Member

By:AREIT Operating Partnership LP, a Delaware limited partnership, its Sole Member

By:Ares Real Estate Income Trust Inc., a Maryland corporation, its General Partner

By: /s/ Jonathan Hiller

Name: Jonathan Hiller

Title: Authorized Signatory

AREIT TEMPE IC LLC, a Delaware limited liability company

By: AREIT 2024 P1 LLC, a Delaware limited liability company, its Sole Member

By: AREIT Real Estate Holdco LLC, a Delaware limited liability company, its Sole Member

By:AREIT Operating Partnership LP, a Delaware limited partnership, its Sole Member

By:Ares Real Estate Income Trust Inc., a Maryland corporation, its General Partner

By: /s/ Jonathan Hiller

Name: Jonathan Hiller

Title: Authorized Signatory

AREIT TRANSPORT DRIVE CC LLC, a Delaware limited liability company

By: AREIT 2024 P1 LLC, a Delaware limited liability company, its Sole Member

By:AREIT Real Estate Holdco LLC, a Delaware limited liability company, its Sole Member

By:AREIT Operating Partnership LP, a Delaware limited partnership, its Sole Member

By:Ares Real Estate Income Trust Inc., a Maryland corporation, its General Partner

By: /s/ Jonathan Hiller

Name: Jonathan Hiller

Title: Authorized Signatory

AREIT VM8 LOGISTICS CENTER LP, a Delaware limited partnership

By:AREIT VM8 Logistics Center GP LLC, a Delaware limited liability company, its General Partner

By: AREIT 2024 P1 LLC, a Delaware limited liability company, its Sole Member

By:AREIT Real Estate Holdco LLC, a Delaware limited liability company, its Sole Member

By:AREIT Operating Partnership LP, a Delaware limited partnership, its Sole Member

By:Ares Real Estate Income Trust Inc., a Maryland corporation, its General Partner

By: /s/ Jonathan Hiller

Name: Jonathan Hiller

Title: Authorized Signatory

AREIT WESTERN FOOD CENTER LLC, a Delaware limited liability company

By: AREIT 2024 P1 LLC, a Delaware limited liability company, its Sole Member

By: AREIT Real Estate Holdco LLC, a Delaware limited liability company, its Sole Member

By:AREIT Operating Partnership LP, a Delaware limited partnership, its Sole Member

By:Ares Real Estate Income Trust Inc., a Maryland corporation, its General Partner

By: /s/ Jonathan Hiller

Name: Jonathan Hiller

Title: Authorized Signatory

BCDPF 25 LINDEN INDUSTRIAL CENTER LLC, a Delaware limited liability company

By: AREIT 2024 P1 LLC, a Delaware limited liability company, its Sole Member

By:AREIT Real Estate Holdco LLC, a Delaware limited liability company, its Sole Member

By:AREIT Operating Partnership LP, a Delaware limited partnership, its Sole Member

By:Ares Real Estate Income Trust Inc., a Maryland corporation, its General Partner

By: /s/ Jonathan Hiller

Name: Jonathan Hiller

Title: Authorized Signatory

BCDPF 395 LOGISTICS CENTER LLC, a Delaware limited liability company

By: AREIT 2024 P1 LLC, a Delaware limited liability company, its Sole Member

By: AREIT Real Estate Holdco LLC, a Delaware limited liability company, its Sole Member

By:AREIT Operating Partnership LP, a Delaware limited partnership, its Sole Member

By:Ares Real Estate Income Trust Inc., a Maryland corporation, its General Partner

By: /s/ Jonathan Hiller

Name: Jonathan Hiller

Title: Authorized Signatory

BCDPF AIRWAY INDUSTRIAL PARK LP, a Delaware limited partnership

By:BCDPF Airway Industrial Park GP LLC, a Delaware limited liability company, its General Partner

By: AREIT 2024 P1 LLC, a Delaware limited liability company, its Sole Member

By: AREIT Real Estate Holdco LLC, a Delaware limited liability company, its Sole Member

By:AREIT Operating Partnership LP, a Delaware limited partnership, its Sole Member

By:Ares Real Estate Income Trust Inc., a Maryland corporation, its General Partner

By: /s/ Jonathan Hiller

Name: Jonathan Hiller

Title: Authorized Signatory

BCDPF AURORA DC LLC, a Delaware limited liability company

By: AREIT 2024 P1 LLC, a Delaware limited liability company, its Sole Member

By:AREIT Real Estate Holdco LLC, a Delaware limited liability company, its Sole Member

By:AREIT Operating Partnership LP, a Delaware limited partnership, its Sole Member

By:Ares Real Estate Income Trust Inc., a Maryland corporation, its General Partner

By: /s/ Jonathan Hiller

Name: Jonathan Hiller

Title: Authorized Signatory

BCDPF BAY AREA COMMERCE CENTER LP, a Delaware limited partnership

By: BCDPF Bay Area Commerce Center GP LLC, a Delaware limited liability company, its General Partner

By: AREIT 2024 P1 LLC, a Delaware limited liability company, its Sole Member

By:AREIT Real Estate Holdco LLC, a Delaware limited liability company, its Sole Member

By:AREIT Operating Partnership LP, a Delaware limited partnership, its Sole Member

By:Ares Real Estate Income Trust Inc., a Maryland corporation, its General Partner

By: /s/ Jonathan Hiller

Name: Jonathan Hiller

Title: Authorized Signatory

BCDPF CLAYTON COMMERCE CENTER LLC, a Delaware limited liability company

By: AREIT 2024 P1 LLC, a Delaware limited liability company, its Sole Member

By: AREIT Real Estate Holdco LLC, a Delaware limited liability company, its Sole Member

By:AREIT Operating Partnership LP,

a Delaware limited partnership, its Sole Member

By:Ares Real Estate Income Trust Inc., a Maryland corporation, its General Partner

By: /s/ Jonathan Hiller

Name: Jonathan Hiller

Title: Authorized Signatory

BCDPF LITTLE ORCHARD BUSINESS PARK LP, a Delaware limited partnership

By:BCDPF Little Orchard Business Park GP LLC, a Delaware limited liability company, its General Partner

By:DPF Cherry Creek LLC, a Delaware limited liability company, its Sole Member

By:AREIT Real Estate Holdco LLC, a Delaware limited liability company, its Sole Member

By:AREIT Operating Partnership LP, a Delaware limited partnership, its Sole Member

By:Ares Real Estate Income Trust Inc., a Maryland corporation, its General Partner

By: /s/ Jonathan Hiller

Name: Jonathan Hiller

Title: Authorized Signatory

BCDPF TUSTIN BUSINESS CENTER LP, a Delaware limited partnership

By: BCDPF Tustin Business Center GP LLC, a Delaware limited liability company, its General Partner

By: AREIT 2024 P1 LLC, a Delaware limited liability company, its Sole Member

By:AREIT Real Estate Holdco LLC, a Delaware limited liability company, its Sole Member

By:AREIT Operating Partnership LP, a Delaware limited partnership, its Sole Member

By:Ares Real Estate Income Trust Inc., a Maryland corporation, its General Partner

By: /s/ Jonathan Hiller

Name: Jonathan Hiller

Title: Authorized Signatory

AREIT 2024 P1 LLC, a Delaware limited liability company

By: AREIT Real Estate Holdco LLC, a Delaware limited liability company, its Sole Member

By:AREIT Operating Partnership LP, a Delaware limited partnership, its Sole Member

By: Ares Real Estate Income Trust Inc., a Maryland corporation, its General Partner

By: /s/ Jonathan Hiller

Name: Jonathan Hiller

Title: Authorized Signatory

LENDER:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America

By: /s/ Jessica Wong

Name: Jessica Wong

Title: Authorized Signatory

LENDER:

MORGAN STANLEY BANK, N.A., a national banking association

By: /s/ Jane Lam

Name: Jane Lam

Title: Managing Director

LENDER:

NATIXIS REAL ESTATE CAPITAL LLC, a Delaware limited liability company

By: /s/ Jared Zimmel

Name: Jared Zimmel

Title: Executive Director

By: /s/ Melissa Naturman

Name: Melissa Naturman

Title: Director

[SCHEDULE I]

[SCHEDULE II]

[SCHEDULE III]

[SCHEDULE IV]

[SCHEDULE V]

[SCHEDULE VI]

[SCHEDULE VII]

[SCHEDULE VIII]

[SCHEDULE IX]

[EXHIBIT A]

[EXHIBIT B]

[EXHIBIT C]